As filed with the Securities and Exchange Commission on January ___, 2016

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EVENTURE INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Nevada	7370	427-4387595
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

3420 Bristol Street, 6th Floor
Costa Mesa, CA 92626
855.986.5669

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Gannon Giguiere
3420 Bristol Street, 6th Floor
Costa Mesa, CA 92626
855.986.5669

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Sharon D. Mitchell
SD Mitchell & Associates, PLC
829 Harcourt Rd., Grosse Pointe Park, Michigan 48230
(248) 515-6035

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	1,208,000,000 shares	$0.0004	$483,200	$48.66

    (1)      Consists of (i) up to 1,208,000,000 shares of common stock to be sold by N600PG, LLC (“N600”) pursuant to an Investment Agreement dated December 2, 2015 (the “N600 Shares”). The registration statement shall also cover any additional shares of the registrant’s common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of registrant’s common stock.
    (2)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the registrant’s common stock on OTC Markets on December 31, 2015. The shares offered hereunder may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

Subject to Completion, Dated January___, 2016

Prospectus

EVENTURE INTERACTIVE, INC.

1,208,000,000 shares of common stock

The selling stockholders identified in this prospectus may offer and sell up to 1,208,000,000 shares of our common stock, pursuant to an Investment Agreement entered into with N600PG, LLC (“N600”) dated December 2, 2015 (the “Investment Agreement). If issued presently, the 1,208,000,000 shares of common stock registered for resale by N600 would represent approximately 84.23% of our existing issued and outstanding shares of common stock as of December 31, 2015 which totals 1,434,226,648, and 45.71% of the total issued and outstanding share capital upon issuance.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

We will not receive any proceeds from the sale of the shares of our common stock by N600; however, we will receive proceeds from our initial sale of shares to N600 pursuant to the Investment Agreement. We will sell shares to N600 up to an aggregate purchase price of Ten Million Dollars ($10,000,000).  The Company may, from time to time, deliver a request for an investment (“Put Request,” “Put”) to N600 up to an aggregate amount of $10,000,000.  The maximum Put amount that the Company may request from N600 at any one time shall be equal to twice the average of the daily trading volume of the of the Company’s common stock during the ten trading days preceding the Put date, and so long as the amount does not exceed 9.99% of the then issued and outstanding shares of the Company.  The price of the shares, purchased pursuant to any Put Request shall be equal to 80% of the lowest volume weighted price for the ten consecutive trading days preceding the date on which the applicable Put notice is delivered to N600.  No Put shall be in an amount lower than $5,000, or greater than $200,000, unless agreed to by both the Company and N600.

N600 is an underwriter within the meaning of the Securities Act of 1933 and the other selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock is traded on OTC Markets under the symbol “EVTI”. On December 31, 2015, the last reported sale price for our common stock was $0.0005 per share.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK OFFERED THROUGH THIS PROSPECTUS WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEGINNING ON PAGE 9 OF THIS PROSPECTUS BEFORE BUYING ANY SHARES OF OUR COMMON STOCK. YOU SHOULD NOT INVEST UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January ___, 2016

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should carefully read the entire prospectus including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Financial Statements, before making an investment decision.

In this prospectus, unless otherwise specified, all references to “common shares” refer to shares of our common stock and the terms “we”, “us”, “our”, and “Eventure” mean Eventure Interactive, Inc., a Nevada corporation.

Corporate Overview

We were incorporated in the State of Nevada under the name Charlie GPS Inc. on November 29, 2010 to engage in the business of distribution of GPS tracking units with user ability to track their assets over internet based systems. We developed our business plan and commenced operations in this area but did not achieve any operating revenues. In November 2012, we engaged in discussions involving a possible purchase of social communications related assets.

On November 20, 2012, we filed Amended and Restated Articles of Incorporation with the Nevada Secretary of State to, among other things, (i) change our name to Live Event Media, Inc.; (ii) increase our authorized capitalization from 75,000,000 shares, consisting of 75,000,000 shares of common stock, $0.001 par value per share, to 310,000,000 shares, consisting of 300,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of blank check preferred stock, $0.001 par value per share; and (iii) limit the liability of our officers and directors to us, our stockholders and our creditors to the fullest extent permitted by Nevada law. Our Board of Directors, by written consent dated November 19, 2012, approved, and stockholders holding 8,000,000 shares (approximately 76.92%) of our outstanding common stock on November 19, 2012, consented in writing to, this charter amendment.

On November 21, 2012, we entered into and closed an Asset Purchase Agreement with Local Event Media, Inc., our wholly owned Nevada subsidiary, and Gannon Giguiere and Alan Johnson under which Messrs. Giguiere and Johnson sold to us assets (the “Social Communications Assets”) intended to enable us to engage in the social communications business. The Assets consisted of a software platform with millions of lines of code authored in various languages including, but not limited to HTML, Java, Python and SQL. The software platform operates at multiple levels from a back-end, middle-ware and front-end, all which have been compiled into a fully functional web based application. The software has been and will continue to be written locally by various software developers, committed to a storage vault and then compiled into a functional application, which is then served on rented servers or what is currently referred to as a cloud server farm.

In conjunction with the November 21, 2012 Asset Purchase Agreement and in consideration of the purchase of the Social Communications Assets, we issued an aggregate of 14,582,500 shares of our restricted common stock to Messrs. Giguiere and Johnson and their assigns. In conjunction with the closing under the Asset Purchase Agreement, we closed on the sale of 200,000 shares of our common stock at a price of $0.50 per share or an aggregate of $100,000 pursuant to a private offering in which we were offering a minimum of 200,000 shares of common stock ($100,000) and a maximum of 2,000,000 shares of common stock ($1,000,000).

On February 20, 2013, we filed Amended and Restated Articles of Incorporation with the Nevada Secretary of State to change our name to Eventure Interactive, Inc., Our Board of Directors, by written consent dated February 19, 2013, approved and stockholders holding 13,431,250 shares (approximately 75.1%) of our outstanding common stock on February 20, 2013, consented in writing to this charter amendment.

On July 29, 2014 we dissolved Local Event Media, Inc. Prior to dissolution, Local Event Media, Inc. transferred all of its assets and liabilities to us.

On August 12, 2014, we acquired the business operations, including the assets, of Gift Ya Now, an electronic gift card platform created by Vinay Jatwani, who joined us in a consulting capacity in conjunction therewith. Gift Ya Now has more than 450 retailers and restaurants on its platform which enables consumers to quickly and easily find, purchase and send electronic gift cards from leading brands. The assets of Gift Ya Now are comprised of software code base, original design / creative elements, domain name and strategic relationships. We intend to integrate Gift Ya Now into the Eventure Service as well as maintaining Gift Ya Now as a standalone brand. Mr. Jatwani will be working with us with respect to such integration and the launch of Gift Ya Now as part of our product offerings. We continue to work through partnership relationships and core integration into our Website, Android and iOS applications.

On April 8, 2015, we filed a Certificate of Designation with the Nevada Secretary of State to create a series of preferred stock designated Series A Super-Voting Preferred Stock (the “Series A Preferred Stock”) consisting of 10,000,000 shares. Holders of shares of Series A Preferred Stock are entitled to cast the equivalent of 1,000 common votes per share. The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect two directors of the Company and the holders of record of the shares of common stock, exclusively and as a separate class, shall be entitled to elect one director of the Company. At any time when shares of Series A Preferred Stock shares are outstanding, the Company may not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or our Articles of Incorporation) the written consent or affirmative vote of the holders of at least fifty percent (50%) of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

•	liquidate, dissolve or wind-up the business and affairs of the Company, effect any merger or consolidation or any other similar event, or consent to any of the foregoing;

•	amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Company in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock;

•
create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Company, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Company, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary; or

•	increase or decrease the authorized number of directors constituting the Company’s board of directors.

The shares of Series A Preferred Stock are not redeemable. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth in the Certificate of Designation may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least fifty (50%) of the shares of Series A Preferred Stock then outstanding. Except for the aforementioned voting rights, there are no other rights, privileges, or preferences attendant or relating to in any way the Class A Preferred Stock, including by way of illustration but not limitation, those concerning dividend, ranking, conversion, other redemption, participation, or anti-dilution rights or preferences. No shares of Series A Preferred Stock are presently issued and outstanding, but it is expected that shares of Series A Preferred Stock will be issued to one or more members of current management in the future to better enable them to maintain their existing voting control.

On June 18, 2015, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in order to increase the number of authorized common stock to one billion (1,000,000,000) shares.

On September 23, 2015, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in order to increase the number of authorized common stock to five billion (5,000,000,000) shares.

N600 Investment Agreement and Registration Rights Agreement

This prospectus includes the resale of up to 1,208,000,000 shares of our common stock by N600.  N600 will obtain our common stock pursuant to the Investment Agreement entered into by N600 and us, dated December 2, 2015.

Although we are not mandated to sell shares under the Investment Agreement, the Investment Agreement gives us the option to sell to N600, up to $10,000,000 worth of our common stock (“Put Shares”), par value $0.001 per share, over the period ending twenty four months after this registration statement is effective. There is no assurance that the market price of our common stock will increase in the future. Based on our stock price as of December 31,, 2015, the registration statement covers the offer and possible sale of $483,200 4.8% of the entire investment amount available to us) of our shares at $0.0004 a current discounted market price of approximately 80% of $0.0005 (our market price at the close of business on December 31, 2015).

The purchase price of the common stock will be set at eighty percent (80%) of the volume weighted average price (“VWAP”) of our common stock during the pricing period. The pricing period will be the ten consecutive trading days immediately after the Put notice date. On the Put date, we are required to deliver shares to N600 in an amount (the “Estimated Put Shares”) determined by dividing the closing price on the trading day immediately preceding the Put notice date multiplied by 80% and N600 is required to simultaneously deliver to us, the investment amount indicated on the Put notice. At the end of the pricing period when the purchase price is established and the number of Put Shares for a particular Put is definitely determined, N600 must return to us any excess Put Shares provided as Estimated Put Shares or alternatively, we must deliver to N600 any additional Put Shares required to cover the shortfall between the amount of Estimated Put Shares and the amount of Put Shares. At the end of the pricing period we must also return to N600 any excess related to the investment amount previously delivered to us.

N600 is not permitted to engage in short sales involving our common stock during the commitment period ending November 24, 2017 (or twenty-four months following effect of this registration statement). In accordance with Regulation SHO however, sales of our common stock by N600 after delivery of a Put notice of such number of shares reasonably expected to be purchased by N600 under a Put will not be deemed a short sale.

In addition, we must deliver the other required documents, instruments and writings required. N600 is not required to purchase the Put Shares unless:

•	Our registration statement with respect to the resale of the shares of common stock delivered in connection with the applicable Put shall have been declared effective.

•	We shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the registrable securities.

•	We shall have filed with the SEC in a timely manner all reports, notices and other documents required.

We believe that we will be able to meet all of the above obligations mandated in the Investment Agreement set forth above.

Business Overview and Strategy

Since November 21, 2012, we have engaged in the social communications business. We are a social application development company that is capturing everyday events and turning them into meaningful memories to be scrapbooked, organized, and referenced forever (automatically). Every day, millions of people are forced to use multiple applications to plan, invite, navigate, capture, organize and share their social and business events. Without organization and a simple retrieval system, sharing and recalling the memories are often difficult, and many times non-existent. In addition, currently used techniques of memory sharing are person-to-person as opposed to people-to-event, so many captured memories never end up being socially shared on an optimum basis. Most of the currently available apps are disjointed which results in a scattered experience for the user. It is not uncommon for a person to have several thousand photos on his camera roll and also replicated on his hard drive; have to toggle between multiple calendars and invite applications; and have to spend endless hours organizing and attaching photos and videos; just so he can share the memories captured from an event. Thus, there is not a simple one-stop solution that detects relevancy of a group conversation, syncs with device applications and allows for access / review of activities.

Our technically unique, yet simple-to-use, patented mobile-to-web technology platform provides users with a single application that addresses these inefficiencies in the social marketplace by enabling captured memories to be centrally stored and effortlessly shared among event attendees in a secure, real-time, mobile ad-hoc network. “Eventure Everywhere” is keystone to our business offerings and strategy to maximize the experience of each event with rich features to successfully schedule, capture, scrapbook (store); and share one’s life and events in a meaningful way. Eventure Everywhere includes: “Anonymous Messaging,” “Event Genius,” “Wish I was There,” “I’ll Be There,” “Intelligent Pursing” and device learning. Combined, they are core viral adoption drivers of our solution into various target markets.

During 2015, we have continued to develop and commercialize our social communications business. This has required us to raise additional funds to support our future growth plans.

We represent a speculative investment. Investors may lose some or all of their investment in us. We have incurred losses since our inception resulting in an accumulated deficit of $40,801,476 as of September 30, 2015 and further losses are anticipated in the near term in connection with the further development of our business. Our independent registered accounting firm issued a report in connection with their December 31, 2014 audit that included an explanatory paragraph referring to our recurring net losses and accumulated deficit and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional financing, attain operating efficiencies, reduce expenditures and ultimately to generate significantly more revenues.

Asset Purchase Agreement

In conjunction with the November 21, 2012 Asset Purchase Agreement and in consideration of the purchase of the Social Communications Assets, we issued an aggregate of 14,582,500 shares of our restricted common stock to Messrs. Giguiere and Johnson and their assigns. In conjunction with the closing under the Asset Purchase Agreement, we closed on the sale of 200,000 shares of our common stock at a price of $0.50 per share or an aggregate of $100,000 pursuant to a private offering in which we were offering a minimum of 200,000 shares of common stock ($100,000) and a maximum of 2,000,000 shares of common stock ($1,000,000).

We also took the following actions:

•
We transferred all of our pre-Asset Purchase Agreement assets, excluding the private placement offering proceeds, and all of our pre-Asset Purchase Agreement liabilities, to a newly formed wholly owned subsidiary, Charlie GPS Split Corp. (“Split-Off Subsidiary”) and in connection therewith transferred all of the outstanding shares of capital stock of Split-Off Subsidiary to our pre-Asset Purchase Agreement principal stockholder in exchange for the surrender and cancellation of 8,000,000 shares of our common stock owned by such stockholder.

•
On November 19, 2012, our board of directors and persons holding a majority of our outstanding common stock adopted a Two Million Five Hundred Thousand (2,500,000) share Equity Incentive Plan for future issuances, at the discretion of our board of directors, of awards to officers, key employees, consultants and directors. On July 1, 2013 our board of directors and persons holding a majority of our outstanding shares authorized an increase in the number of shares issuable under the Equity Incentive Plan to Seven Million Five Hundred Thousand (7,500,000).

•
Effective at closing, our pre-Asset Purchase Agreement officers and directors resigned and we appointed new executive officers and two directors to fill the vacancies created by the resignations. In connection therewith we appointed Gannon Giguiere as our Chairman, Chief Executive Officer and Secretary and appointed Alan Johnson as our President and as a Director.

•
Effective at closing, we executed 24 month lock-up agreements with all post-closing officers and directors and all stockholders holding ten percent or more of our common stock. On March 10, 2014 we terminated the lock-up agreements.

•	Effective at closing, we entered into Employment Agreements with Gannon Giguiere and Alan Johnson.

•
Effective at closing, we entered into Indemnification Agreements with Gannon Giguiere and Alan Johnson under which we agreed to indemnify Messrs. Giguiere and Johnson and to provide for advancement of expenses under certain circumstances to the fullest extent permitted by applicable law.

•	We adopted a Code of Ethics applicable to our principal officers.

Corporate Information

Our principal executive offices are located at 3420 Bristol Street, Costa Mesa, CA 92626. Our telephone number is 855.985.5669. Our website address is http://www.eventure.com. The information on, or that can be accessed through, our website is not part of this prospectus.

Summary of the Offering

Shares currently outstanding:	1,434,226,648 common shares
Shares being offered:
The selling stockholders identified in this prospectus may offer and sell up to 1,208,000,000 shares of our common stock to be sold by N600 pursuant to the Investment Agreement. If issued presently, the 1,208,000,000 shares of common stock registered for resale by N600 would represent approximately 84.23% of our existing issued and outstanding shares of common stock as of December 31, 2015 which totals 1,434,226,648, and 45.71% of the total issued and outstanding share capital upon issuance.

Offering Price per share:
The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of Proceeds:
We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. However, we will receive proceeds from our initial sale of shares to N600 pursuant to the Investment Agreement. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses applicable to the sale of their shares.

OTC Markets Symbol:	EVTI
Risk Factors:	See “Risk Factors” beginning on page 11 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary of Financial Data

The following information represents selected audited and unaudited financial information for Eventure for the years ended December 31, 2014 and 2013 and the periods ended September 30, 2015 and 2014. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, including the notes to those financial statements, which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 43 of this prospectus.

	Year Ended December 31, 2014	Year Ended December 31, 2013	Nine Months Ended September 30, 2015 (Unaudited)	Nine Months Ended September 30, 2014 (Unaudited)

Statement of Operations Data

Revenues	$–	$–	$(750)	$–
Total operating expenses	$23,522,870	$3,046,187	$7,525,985	$20,606,293
Operating loss	$23,522,870	$3,046,187	$7,526,735	$20,606,293
Net loss	$23,381,550	$3,046,187	$13,066,551	$22,807,824

Statement of Cash Flows Data

Net cash used in operating activities	$(2,043,365)	$(867,198)	$(1,857,015)	$(1,255,630)
Net cash used in investing activities	$(501,690)	$(247,683)	$(13,725)	$(504,635)
Net cash provided by financing activities	$2,480,250	$825,000	$1,890,230	$1,700,000

		At December 31, 2014	At December 31, 2013	At September 30, 2015 (Unaudited)

Balance Sheet Data

Total current assets		$18,153	$72,762	$37,643
Total assets		$70,935	$522,534	$82,028
Total current liabilities		$2,210,205	$257,588	$4,702,885
Total liabilities		$2,538,249	$257,588	$4,952,459
Accumulated deficit		$(27,734,925)	$(4,353,375)	$(40,801,476)
Total stockholders' equity (deficit)		$(2,467,314)	$264,946	$(4,870,431)

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus.

An investment in our common stock involves a number of very significant risks. You should carefully consider the information set out under “Risk Factors” and other information in this prospectus before purchasing shares of our common stock. The risks we face include the following:

•	general economic and business conditions;

•	substantial doubt about our ability to continue as a going concern;

•	we may need to raise additional funds in the future which may not be available on acceptable terms or at all;

•	if we are unable to successfully recruit and retain qualified personnel, we may not be able to continue our operations;

•	we may not be able to successfully implement our business plan;

•	if we are unable to successfully acquire, develop or commercialize new products, our operating results will suffer;

•	our expenditures may not result in commercially successful products; and

•	third parties may claim that we infringe their proprietary rights and may prevent us from manufacturing and selling some of our products.

DILUTION

The table below reflects the potential dilution to our existing shareholders if all of the shares registered in this Registration Statement were sold and in the event conversion of all existing notes payable took place effective as at December 31, 2015 using market prices in effect as at that date.  In the event all our notes are converted and we exceed the shares we presently have authorized, the Company will increase the authorized shares in order to accommodate the conversions and/or equity line.

DILUTION EFFECT SUMMARY

EVENT	DATE	EXISTING O/S SHARES	INVESTMENT AMOUNT	POTENTIAL SHARES ISSUED	PRICE PAID	POST-EVENT SHARES O/S	OWNERSHIP % OF EXISTING SHAREHOLDERS
		1,434,226,648
ALL NOTES CONVERTED IN FULL	12/31/2015		$1,743,367	12,908,315,135	$0.00023 To $0.00030	14,342,541,783	9.99%
EQUITY LINE SALE IN FULL	12/31/2015		$483,200	1,208,000,000	$0.0004	2,642,226,648	54.28%

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this prospectus entitled "Information Regarding Forward Looking Statements." The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, and you may lose all or part of your investment.

RISKS RELATED TO OUR FINANCIAL RESULTS

We have incurred losses since our inception, have yet to achieve profitable operations and anticipate that we will continue to incur losses for the foreseeable future.

For the nine months ended September 30, 2015 we incurred an operating loss of $7,526,735. For the year ended December 31, 2014, we incurred an operating loss of $23,522,870. At September 30, 2015 we had an accumulated deficit of $40,801,476. We have generated minimal revenues to date, which amounts have not been sufficient to meet the associated costs. We plan to increase our expenses associated with the development of our social communications business. There is no assurance we will be able to derive revenues from the development of our social communications business to successfully achieve positive cash flow or that our social communications business will be successful. If we achieve profitability, we may be unable to sustain or increase profits on a quarterly or annual basis.

We believe that long-term profitability and growth will depend on our ability to:

•	develop and grow our social communications business; or

•	engage in any alternative business.

Inability to successfully execute on any of the above, among other factors, could have a material adverse effect on our business, financial results or operations.

Because we have a limited operating history, have yet to attain profitable operations and will need additional financing to fund our businesses, there is doubt about our ability to continue as a going concern.

Our consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. We have accumulated a loss to date and have relied on raising funds through private placements and from loans from officers and directors. During 2014, we raised $1,575,000 from sales of our common stock and warrants and at December 31, 2014 held $2,957 in cash. During the nine months ended September 30, 2015 we raised $308,000 from sales of our common stock and warrants and at September 30, 2015 held $22,447 in cash.

As of September 30, 2015 we had an accumulated deficit of $40,801,476 and have generated minimal revenues which do not yet cover the associated costs. The future of our Company is dependent upon our ability to obtain financing, upon the future success of our business and upon our ability to achieve profitable operations. Our independent registered accounting firm issued a report in connection with their December 31, 2014 audit that included an explanatory paragraph referring to our recurring net losses and accumulated deficit and expressing substantial doubt in our ability to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

If we engage in acquisition or expansion activities, we may require additional financing to fund our operations. We will seek such additional funds through private placements of our equity or debt securities or through loans from financial institutions, our officers and directors or our stockholders. There can be no assurance that we will be able to raise additional funds, if needed, on terms acceptable to us. If we do not obtain additional financing, when required, our planned business may fail.

Obtaining additional financing is subject to a number of factors, including investor acceptance of the value of our social communications business. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us.

To date, our sources of cash have been primarily limited to the sale of our equity securities and loans from executive officers and directors. We cannot be certain that additional funding via this means will be available on acceptable terms, if at all. To the extent that we are able to raise additional funds by issuing equity securities, our existing stockholders may experience significant dilution. Any debt financing that we may secure, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital, when required, or on acceptable terms, we may have to delay or scale back significantly or discontinue our planned business projects. Inability to obtain these or other sources of capital could have a material adverse effect on our business, financial results or operations.

Certain of our outstanding loans are past due or payable on demand. No assurance can be given that we can pay off such loans should the lenders determine to seek payment on such loans at a time or times when we do not have sufficient cash assets to do so.

$215,158 in principal, together with accrued interest due thereon, of our outstanding loans are presently due and payable, including $165,158 in loan principal plus interest due to related parties. Should the lenders seek payment at a time when we do not have sufficient cash assets to make payment and bring enforcement actions against us, this would have a material adverse effect on our business, financial results and operations.

RISKS RELATED TO OUR MANAGEMENT AND CORPORATE GOVERNANCE

We have no independent directors, which poses a significant risk for us from a corporate governance perspective.

One of our two executive officers, namely Gannon Giguiere, our chief executive officer, president and secretary, also serves as one of our two directors. Alan Johnson, our Chief Corporate Development Officer, serves as our other director. Our directors and executive officers are required to make interested party decisions, such as the approval of related party transactions, their level of compensation, and oversight of our accounting function. Our directors and executive officers also exercise control over all matters requiring stockholder approval, including the nomination of directors and the approval of significant corporate transactions. We have chosen not to implement various corporate governance measures, the absence of which may cause stockholders to have more limited protections against transactions implemented by our board of directors, conflicts of interest and similar matters. Stockholders should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We may find it difficult to attract senior management in the absence of Directors and Officers Insurance.

We do not presently maintain Directors and Officers Insurance. This may deter or preclude persons from joining our management or cause them to demand additional compensation to join our management.

We will need to increase our size, and may experience difficulties in managing growth.

We are a smaller reporting company with 13 employees as of December 7, 2015. We hope to experience a period of expansion in headcount, facilities, infrastructure and overhead to develop our prospective social media businesses and to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional independent contractors and managers. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to manage any future growth effectively. Inability to manage future growth could have a material adverse effect on our business, financial results or operations.

RISKS RELATED TO OUR SOCIAL COMMUNICATIONS BUSINESS

Our social communications business is a startup business. No assurance can be given that we can successfully achieve demand for our products and services and achieve profitability.

We started our social communications business upon the November 21, 2012 closing of the Asset Purchase Agreement. There is no certainty that our products and services will achieve market acceptance or that we will achieve profitability. Commercial relationships have to be developed with other market participants to deliver our products and services to market which cannot be guaranteed to be consummated in a timely fashion, if at all.

Our business may suffer if we are unable to attract or retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of our management, as well as other personnel. We have a small management team, and the loss of a key individual or our inability to attract suitably qualified replacements or additional staff could adversely affect our business. Our success also depends on the ability of management to form and maintain key commercial relationships within the market place. No assurance can be given that key personnel will continue their association or employment with us or that replacement personnel with comparable skills will be found. If we are unable to attract and retain key personnel and additional employees, our business may be adversely affected.

We are operating in a highly competitive market.

The development and marketing of a social communications business is extremely competitive. In many cases we will compete with entrenched social communications businesses. Competitors range from start-up companies to established companies, most of which have substantially greater financial, technical, marketing and human resource capabilities than we have, as well as established positions in markets and name brand recognition.

The development of our business is uncertain.

Our development efforts are subject to unanticipated delays, expenses or technical or other problems, as well as the possible insufficiency of funding to complete development. Our success will depend, in part, upon our products, services and technologies meeting acceptable cost and performance criteria, and upon their timely introduction into the marketplace. All of our proposed products, services and technologies may never be successfully developed, and even if developed, they may not satisfactorily perform the functions for which they are designed. Additionally, these products and services may not meet applicable price or performance objectives. Unanticipated technical or other problems may accrue which would result in increased costs or material delays in their development or commercialization.

We may be subject to third-party claims that we require additional patents for our products and we could face costly litigation, which could cause us to pay substantial damages and limit our ability to sell some or all of our products.

Our industry is characterized by a large number of patents, claims of which appear to overlap in many cases. As a result, there is a significant amount of uncertainty regarding the extent of patent protection and infringement. Companies may have pending patent applications (which are can be confidential for up to the first eighteen months following filing) that cover technologies we incorporate in our products. Our products are based on complex, rapidly developing technologies. These products could be developed without knowledge of previously filed patent applications that mature into patents that cover some aspect of these technologies. In addition, our belief that our products do not infringe the technology covered by valid and enforceable patents could be successfully challenged by third parties. As a result, we may be subjected to substantial damages for past infringement or be required to modify our products or stop selling them if it is ultimately determined that our products infringe a third party’s proprietary rights. Due to these factors, there remains a constant risk of intellectual property litigation affecting our business. To avoid or settle legal claims, it may be necessary or desirable in the future to obtain patents or licenses relating to one or more products or services or relating to current or future technologies, and we cannot be assured that we will be able to obtain these patents or licenses or other rights on commercially reasonable terms.

The cost of litigation and the amount of management time associated with infringement cases is significant. Should an infringement case be filed against us, there can be no assurance that these matters would be resolved favorably; that we would continue to be able to research, develop or sell the products in question or other products as a result; or that any legal costs associated with defending such claims or any monetary or other damages assessed against us would not have a material adverse effect on us. Even a successful outcome may take years to achieve and the costs associated with such litigation, in terms of dollars spent and diversion of management time and resources, could seriously harm the our business. Moreover, if a third party claims an intellectual property right to technology that we use, we may be forced to discontinue the use of our platforms as they are currently used, an important research and development program, product, or product line, alter our platforms, products, and processes, pay license fees, pay damages for past infringement or cease certain activities.

If we fail to maintain and protect our intellectual property rights, our competitors could use our technology to develop competing products and our business will suffer.

Our competitive success will be affected in part by our continued ability to obtain and maintain patent protection for our inventions, technologies and discoveries, including our intellectual property that includes technologies that we may license. Our ability to do so will depend on, among other things, complex legal and factual questions. We cannot assure you that our patents will successfully preclude others from using our technology. Our pending patent applications may lack priority over others’ applications or may not result in the issuance of additional patents. Even if issued, our patents may not be sufficiently broad to provide protection against competitors with similar technologies and may be challenged, invalidated or circumvented.

In addition to patents, we rely and will rely on a combination of trade secrets, copyright and trademark laws, nondisclosure agreements, licenses and other contractual provisions and technical measures to maintain and develop our competitive position with respect to intellectual property. Nevertheless, these measures may not be adequate to safeguard the technology underlying our products. For example, employees, consultants and others who participate in the development of our products may breach their agreements with us regarding our intellectual property and we may not have adequate remedies for the breach. Our trade secrets could become known through other unforeseen means.

Notwithstanding our efforts to protect our intellectual property, our competitors may independently develop similar or alternative technologies or products that are competitive with, equal or superior to our technology. Our competitors may also develop similar products without infringing on any of our owned intellectual property rights or design around our proprietary technologies. Furthermore, any efforts to enforce our intellectual property rights could result in disputes and legal proceedings that could be costly and divert attention from our business.

We may need to initiate lawsuits to protect or enforce our patents, which would be expensive and, if we lose, may cause us to lose some, if not all, of our intellectual property rights, and thereby impair our ability to compete.

We rely and will continue to rely on patents to protect a large part of our intellectual property. To protect or enforce our patent rights, we may initiate patent litigation against third parties, such as infringement suits or interference proceedings. These lawsuits could be expensive, take significant time and divert management’s attention from other business concerns. They would also put our patents at risk of being invalidated or interpreted narrowly, and our patent applications at risk of not issuing. We may also provoke these third parties to assert claims against us. Patent law relating to the scope of claims in the technology fields in which we operate is still evolving and, consequently, patent positions in our industry are generally uncertain. We cannot assure you that we would prevail in any of these suits or that the damages or other remedies awarded, if any, would be commercially valuable. During the course of these suits, there may be public announcements of the results of hearings, motions and other interim proceedings or developments in the litigation. Any public announcements related to these suits could cause our stock price to decline.

RISKS RELATING TO OUR COMMON STOCK

We may need additional capital that will dilute the ownership interest of investors.

We may require additional capital to fund our future business operations. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock, who may experience dilution of their ownership interest of our common stock. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional common Stock by our board of directors may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

Our officers and directors collectively own a substantial portion of our outstanding common stock, and as long as they do, they may be able to control the outcome of stockholder voting.

Our officers and directors are collectively the beneficial owners of approximately 6.24% of the outstanding shares of our common stock as of the date of this prospectus. Accordingly, our officers and directors, individually and as a group, may be able to control us and direct our affairs and business, including any determination with respect to a change in control, future issuances of common stock or other securities, declaration of dividends on the common stock and the election of directors.

We have the ability to issue additional shares of our common stock and shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Articles of Incorporation authorizes the Board of Directors to issue up to 5,000,000,000 shares of common stock and up to 10,000,000 shares of preferred stock. The power of the Board of Directors to issue shares of common stock, preferred stock or warrants or options to purchase shares of common stock or preferred stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our common stock, or preferred stock that may be convertible into common stock, may have the effect of diluting your investment.

Our shares qualify as a penny stock. As such, we are subject to the risks associated with "penny stocks". Regulations relating to "penny stocks" limit the ability of our stockholders to sell their shares and, as a result, our stockholders may have to hold their shares indefinitely.

Our common stock is deemed to be "penny stock" as that term is defined in Regulation Section 240.3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks: (a) with a price of less than $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the United States Securities Exchange Act of 1934 and Regulation 240.15g(c)2 of the Securities and Exchange Commission require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our Common Stock are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be "penny stock".

Moreover, Regulation 240.15g-9 of the Securities and Exchange Commission requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in our common stock to resell their shares to third parties or to otherwise dispose of them. Holders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks suffers from patterns of fraud and abuse. Such patterns include:

(i)	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

(ii)	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

(iii)	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

(iv)	excessive and undisclosed bid-ask differential and mark-ups by selling broker-dealers; and

(v)
the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

RISKS RELATED TO THE OFFERING

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the N600 Investment Agreement.

The sale of our common stock to N600 in accordance with the Investment Agreement may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our Put options, the more shares of our common stock we will have to issue to N600 in order to exercise a Put under the Investment Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the N600 Investment Agreement may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the N600 Investment Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the Investment Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue) the information set out below indicates the potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the Investment Agreement is realized.

Dilution is based upon common stock Put to N600 and the stock price discounted to N600’s purchase price of 80% of the volume weighted average price (VWAP) during the pricing period. The example below illustrates dilution based upon a $0.0005 market price/$0.0004 purchase price and other increased/decreased prices (without regard to N600’s 9.99% ownership limit or the number of shares being registered hereunder) and assumes a $5,000,000 Put:

Stock Price (N600 Purchase Price)	Shares Issued	Percentage of Outstanding Shares(1)

$0.000625 ($0.0005) +25%	10,000,000,000	87.4%
$0.0005 ($0.0004)	12,500,000,000	89.7%
$0.000375 ($0.0003) – 25%	16,666,666,667	92.1%
$0.00025 ($0.0002) – 50%	25,000,000,000	94.6%
$0.000125 ($0.0001) – 75%	50,000,000,000	97.2%

(1) Based on 1,434,226,648 shares outstanding as of December 31, 2015.

N600 will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued under the N600 Investment Agreement will be purchased at twenty y percent (20%) discount or 80% of the VWAP during the ten trading days immediately following our notice to N600 of our election to exercise our "Put" right.

N600 has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price. If N600 sells our shares, the price of our common stock may decrease. If our stock price decreases, N600 may have a further incentive to sell such shares. Accordingly, the discounted sales price in the Investment Agreement may cause the price of our common stock to decline.

N600 has entered into similar agreements with other public companies and may not have sufficient capital to meet our Put notices.

N600 has entered into similar Investment Agreements with other public companies, and some of those companies have filed registration statements with the intent of registering shares to be sold to N600 pursuant to Investment Agreements. We do not know if management at any of the companies who have or will have effective registration statements intend to raise funds now or in the future, what the size or frequency of each Put Request would be, if floors will be used to restrict the amount of shares sold, or if the Investment Agreement will ultimately be cancelled or expire before the entire amount of shares are put to GHS. Since we do not have any control over the requests of these other companies, if N600 receives significant requests, it may not have the financial ability to meet our requests. If so, the amount of available funds may be significantly less than we anticipate.

We are registering an aggregate of 1,208,000,000 shares of common stock to be issued under the N600 Investment Agreement. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 1,208,000,000 shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the N600 Investment Agreement. The sale of these shares into the public market by N600 could depress the market price of our common stock.

We May Not Have Access to the Full Amount under the Investment Agreement.

On December 31, 2015, the closing price of our common stock was $0.0005. At that price we would be able to sell shares to N600 under the Investment Agreement at the discounted price of $0.0004. There is no assurance that the market price of our common stock will increase from its current level. At a purchase price of $0.0004, we would receive a maximum of $483,200 under the Equity Purchase Agreement. We will not have access to the full commitment under the Equity Purchase Agreement unless the share price of our common stock substantially increases from its current level.

Unless an active trading market develops for our securities, investors may not be able to sell their shares.

We are a reporting company and our common shares are quoted on the OTC Link (OTC.QB Tier) under the symbol “EVTI”. However, there is not currently an active trading market for our common stock and an active trading market may never develop or, if it does develop, may not be maintained. Failure to develop or maintain an active trading market will have a generally negative effect on the price of our common stock, and you may be unable to sell your common stock or any attempted sale of such common stock may have the effect of lowering the market price and therefore your investment could be a partial or complete loss.

Since our common stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our common stock is thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to):

•	the trading volume of our shares;

•	the number of securities analysts, market-makers and brokers following our common stock;

•	new products or services introduced or announced by us or our competitors;

•	actual or anticipated variations in quarterly operating results;

•	conditions or trends in our business industries;

•	announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	additions or departures of key personnel;

•	sales of our common stock and

•	general stock market price and volume fluctuations of publicly-traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC Link (OTC.QB tier) and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers and option traders.

The selling stockholders are offering for resale a maximum of 1,208,000,000 shares of our common stock under the Investment Agreement. The resale of such shares by N600 could depress the market price of our common stock.

The selling stockholders are offering for the resale of a maximum of 1,208,000,000 shares of our common stock under this prospectus. The sale of these shares into the public market by N600 could depress the market price of our common shares. As of December 31, 2015, there were 1,434,226,648 shares of our common stock issued and outstanding.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. Forward-looking statements made in this prospectus include statements about:

•	market acceptance of our products;

•	our dependence on our intellectual property and our ability to protect our proprietary rights and operate our business without conflicting with the rights of others;

•	our marketing plan;

•	our expectations and estimates concerning our future operating and financial performance;

•	our ability to recruit and retain key personnel;

•	our ability to enter into collaboration agreements with third parties;

•	the impact of competition, regulatory requirements and technological change on our business; and

•	our expectation that we will be able to raise capital when we need it.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” and the risks set out below, any of which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation:

•	general economic and business conditions;

•	substantial doubt about our ability to continue as a going concern;

•	we may need to raise additional funds in the future which may not be available on acceptable terms or at all;

•	if we are unable to successfully recruit and retain qualified personnel, we may not be able to continue our operation;

•	we may not be able to successfully implement our business plan;

•	if we are unable to successfully acquire, develop or commercialize new products, our operating results will suffer;

•	our expenditures may not result in commercially successful products;

•	third parties may claim that we infringe their proprietary rights and may prevent us from manufacturing and selling some of our products; and

•	other factors discussed under the section entitled “Risk Factors”.

These risks may cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder. All proceeds from the sale of such shares will be for the account of the selling stockholder. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses applicable to the sale of their shares.

SELLING STOCKHOLDERS

The selling stockholders identified in this prospectus may offer and sell up to 1,208,000,000 shares of our common to be sold by N600 pursuant to the Investment Agreement. If issued presently, the 1,208,000,000 shares of common stock registered for resale by N600 would represent approximately 45.7% of the issued and outstanding shares of common stock as of December 31, 2015, including the issuance of the shares to N600.

We may require the selling stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The selling stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

None of the selling stockholders are broker-dealers or affiliates of broker-dealers. N600 will be deemed to be an underwriter within the meaning of the Securities Act. Certain other selling stockholders may also be deemed to be underwriters. Any profits realized by such selling stockholders may be deemed to be underwriting commissions.

Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of the common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which the selling stockholders acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of October 9, 2015, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 1,434,226,648 shares of our common stock outstanding as of December 31, 2015.

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

	Shares Owned by the Selling Stockholders	Shares of Common Stock	Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares
Name of Selling Stockholder	before the Offering(1)	Being Offered	# of Shares(2)	% of Class(2)

N600 Investments, LLC	0	1,208,000,000	0	N/A
Notes:

(1)
Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

(2)
Because the selling stockholders may offer and sell all or only some portion of the 1,208,000,000 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that any of the selling stockholders will hold upon termination of the offering.

THE OFFERING

On December 2, 2015 we entered into an investment agreement (the “Investment Agreement”) with N600PG, LLC (“N600”). Although we are not mandated to sell shares under the Investment Agreement, the Investment Agreement gives us the option to sell to N600, up to $10,000,000 worth of our common stock over the period ending November 24, 2017 (or 24 months from the date this Registration Statement is effective). The $10,000,000 was stated as the total amount of available funding in the Investment Agreement because this was the maximum amount that N600 agreed to offer us in funding. There is no assurance that the market price of our common stock will increase in the future. The number of common shares that remain issuable may not be sufficient, dependent upon the share price, to allow us to access the full amount contemplated under the Investment Agreement. Therefore, we may not have access to the full commitment under the Investment Agreement unless the market price of our common stock increases substantially from its current level. Based on our $0.0005 stock price as of the close of business on December 31, 2015 the registration statement covers the offer and possible sale of $483,200 worth of our shares.

The purchase price of the common stock will be set at eighty percent (80%) of the volume weighted average price (“VWAP”) of the common stock during the pricing period. The pricing period will be the ten consecutive trading days immediately after the Put Notice date. In addition, there is an ownership limit for N600 of 9.99%.

On the Put Notice date, we are required to deliver Put shares to N600 in an amount (the “Estimated Put Shares”) determined by dividing the closing price on the trading day immediately preceding the Put Notice date multiplied by 80% and N600 is required to simultaneously deliver to us, the investment amount indicated on the Put Notice. At the end of the pricing period when the purchase price is established and the number of Put Shares for a particular Put is definitely determined, N600 must return to us for cancellation any excess Put Shares provided as Estimated Put Shares or alternatively, we must deliver to N600 any additional Put Shares required to cover the shortfall between the amount of Estimated Put Shares and the amount of Put Shares. At the end of the pricing period, we must also return to N600 any excess related to the investment amount previously delivered to us.

N600 is not permitted to engage in short sales involving our common stock during the commitment period ending November 24, 2017. In accordance with Regulation SHO however, sales of our common stock by N600 after delivery of a Put Notice of such number of shares reasonably expected to be purchased by N600 under a Put will not be deemed a short sale.

In addition, we must deliver the other required documents, instruments and writings required. N600 is not required to purchase the Put Shares unless:

•	Our registration statement with respect to the resale of the shares of common stock delivered in connection with the applicable put shall have been declared effective.

•	We shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the registrable securities.

•	We shall have filed with the SEC in a timely manner all reports, notices and other documents required.

As we draw down on the equity line of credit, shares of our common stock will be sold into the market by N600. The sale of these shares could cause our stock price to decline. In turn, if our stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in our stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the equity line of credit. If our stock price declines, we will be required to issue a greater number of shares under the equity line of credit. We have no obligation to utilize the full amount available under the equity line of credit.

Neither the Investment Agreement nor any rights of ours, or N600’s, thereunder may be assigned to any other person.

PLAN OF DISTRIBUTION

Each of the selling stockholders named above and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on OTC Markets or any other stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

N600 is an underwriter within the meaning of the Securities Act of 1933 and other selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The selling stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock of our company. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act of 1933.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We estimate that the expenses of the offering to be borne by us will be approximately $30,338. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholders. We may, however, receive proceeds from the sale of our common stock under the Investment Agreement with GHS. Neither the Investment Agreement with N600 nor any rights of the parties under the Investment Agreement with N600 may be assigned or delegated to any other person.

We have entered into an agreement with N600 to keep this prospectus effective until N600 has sold all of the common shares purchased by it under the Investment Agreement and has no right to acquire any additional shares of common stock under the Investment Agreement.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders.

DESCRIPTION OF SECURITIES

Common Shares

We are authorized to issue 5,000,000,000 common shares with a par value of $0.001 per share. As of December 31, 2015, there were  1,434,226,648 common shares outstanding.

Voting Rights

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. Except as otherwise required by law the holders of our common stock possess all voting power. According to our bylaws, in general, each director is to be elected by a majority of the votes cast with respect to the directors at any meeting of our stockholders for the election of directors at which a quorum is present. According to our bylaws, in general, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter, except for the removal of directors (which requires a 2/3 vote) with or without cause is to be the act of our stockholders. Our bylaws provide that any two stockholders represented in person or by proxy, constitute a quorum at the meeting of our stockholders. Our bylaws also provide that any action which may be taken at any annual or special meeting of our stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors. Because the holders of our common stock do not have cumulative voting rights and directors are generally to be elected by a majority of the votes casts with respect to the directors at any meeting of our stockholders for the election of directors, holders of more than fifty percent, and in some cases less than 50%, of the issued and outstanding shares of our common stock can elect all of our directors.

Dividend Rights

The holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. We do not anticipate that dividends will be paid in the foreseeable future.

Miscellaneous Rights and Provisions

In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of our common stock is entitled to share ratably in any assets available for distribution to holders of our common stock after satisfaction of all liabilities.

Our common stock is not convertible or redeemable and has no conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Our common stock, after the fixed consideration thereof has been paid or performed, is not subject to assessment, and the holders of our common stock are not individually liable for the debts and liabilities of our company.

No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of our stock, whether presently or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by our Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

Our bylaws provide that our board of directors may amend our bylaws by a majority vote of our board of directors. Our stockholders may similarly amend our by-laws by majority vote from time to time specify particular provisions of these bylaws, which must not be amended by our board of directors. Our current bylaws were adopted by our board of directors. Therefore, our board of directors can amend our bylaws to make changes to the provisions relating to the quorum requirement and votes requirements to the extent permitted by the Nevada Revised Statutes.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest of certain Nevada corporations. These provisions provide generally that any person or entity that acquires in excess of a specified percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares of which such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

1.	20% or more but less than 33 1/3%;

2.	33 1/3% or more but less than or equal to 50%; or

3.	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

1.	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

2.	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 200 stockholders or 100 stockholders of record who have addresses in Nevada appearing on the stock ledger of our company nor do we conduct any business in Nevada, either directly or through an affiliated corporation. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing the combination of any Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of December 7, 2015, we had approximately 331 stockholders of record. Therefore, we believe that these provisions do not apply to us and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may also have the effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

1.
the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

2.	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

3.	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

1.	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

2.	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

3.	representing 10% or more of the earning power or net income of the corporation.

Grant of Pre-Emptive and Participation Rights

On June 18, 2014, we sold an aggregate of 600,000 units to three persons (the “Purchasers”) at a price of $1.00 per unit or an aggregate of $600,000. Each unit consists of one share of our common stock, par value $0.001 per share, and three common stock purchase warrants. Piggyback registration rights apply to the shares comprising part of the units and the shares issuable upon exercise of the warrants comprising part of the units. The Purchasers were also given participation and pre-emptive rights for a period of eight years from the date of the sale of the units. The participation rights give the Purchasers the right to participate on a pro rata basis, to the same extent as other stockholders, in any sale of common stock consisting of more than 20% of our then issued and outstanding common stock. Subject to customary exceptions, the pre-emptive rights give the Purchasers the rights to purchase a pro rata portion of securities we determine to sell in the future on the same terms and conditions that we offer such securities to third parties.

Preferred Shares

We are authorized to issue up to 10,000,000 preferred shares with a par value of $0.001 per share. As of December 31, 2015 there were 5,000,000 Series A preferred shares outstanding.  Each share of Series A Preferred Stock has the right to cast one thousand (1,000) votes and has no conversion privileges. Preferred Shares may be issued at any time or from time to time, in any one or more series, and any such series shall be comprised of such number of shares and may have such voting powers, whole or limited, or no voting powers, and such designations, preferences and relative, participating, options or other special rights and qualifications, limitations or restrictions thereof, including liquidation preferences, as shall be stated and expressed in the resolution or resolutions of our board of directors.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598.

Warrants

The following table reflects warrant activity December 31, 2014 through September 30, 2015:

	Number of Shares	Weighted-average Exercise Price	Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at December 31, 2014	3,760,831	$0.75	-	-
Granted	4,050,000	$0.10	-	-
Warrants issued pursuant to anti-dilution adjustments	53,448,344	$0.48	-	-
Exercised	-	$-	-	-
Expired/Forfeited	(250,000)	$1.00	-	-
Outstanding and exercisable at September 30, 2015	61,009,175	$0.45	7.30	$26,500

Warrant activity – nine months ended September 30, 2015

On May 19, 2015, the Company issued warrants to a third party to purchase 250,000 shares of its common stock granted with an exercise price of $0.1083 per share. The stock price on the grant date was $0.11 per share. As a result, the intrinsic value for these warrants on the grant date was $0. The fair value of these warrants was approximately $23,284 and was valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 1.01%, (2) term of 3 years, (3) expected stock volatility of 163.47%, and (4) expected dividend rate of 0%. All of the warrants vested immediately.

In March 2015, the Company issued 500,000 shares of common stock and 500,000 warrants to an investor for cash proceeds of $25,000. The warrants have a 10-year term and have an exercise price of $0.10 per share. The stock price on the grant date was $0.06 per share. As a result, the intrinsic value for these warrants on the grant date was $0. The fair value of these warrants was $29,000 and was valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 1.98%, (2) term of 10 years, (3) expected stock volatility of 147%, and (4) expected dividend rate of 0%. All of the warrants vested immediately.

In February 2015, the 7 members of our Advisory Board were each issued a ten-year warrant to purchase 100,000 shares of our common stock at an exercise price of $0.10 per share resulting in the issuance of an aggregate of 700,000 warrants. The stock price on the grant date was $0.12 per share. As a result, the aggregate intrinsic value for these warrants on the grant date was $1,400. The fair value of these warrants was $82,650 and was valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 1.68%, (2) term of 10 years, (3) expected stock volatility of 148%, and (4) expected dividend rate of 0%. All of the warrants vested immediately.

In February 2015, 11 advisors/consultants were each issued a ten-year warrant to purchase 100,000 shares of our common stock at an exercise price of $0.10 per share resulting in the issuance of an aggregate of 1,100,000 warrants. The stock price on the grant date was $0.12 per share. As a result, the aggregate intrinsic value for these warrants on the grant date was $2,200. The fair value of these warrants was $129,880 and was valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 1.68%, (2) term of 10 years, (3) expected stock volatility of 148%, and (4) expected dividend rate of 0%. All of the warrants vested immediately.

In January 2015, a lender (FireRock) was issued 500,000 warrants in connection with the issuance of a convertible note agreement. The warrants have a 5-year term and have an exercise price of $0.10 per share. The stock price on the grant date was $0.10 per share. As a result, the intrinsic value for these warrants on the grant date was $0. The fair value of these warrants was $38,774 and was valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 1.29%, (2) term of 5 years, (3) expected stock volatility of 107%, and (4) expected dividend rate of 0%. All of the warrants vested immediately.

On September 1, 2015, the Company issued 1,000,000 warrants to Mike Hogue. The warrants have a 10-year term and have an exercise price of $0.001 per share.  The stock price on the grant date was $0.002 per share.

Warrant activity – year ended December 31, 2014

As of December 31, 2014, we had a total of 3,760,831 issued and outstanding warrants, which consisted of the following:

On December 3, 2012, we issued ten-year warrants to four Advisory Board Members to purchase an aggregate of 750,000 shares of our common stock at an exercise price of $0.01 per share.

On March 10, 2014, we issued ten-year warrants to three Advisory Board Members to purchase an aggregate of 750,000 shares of our common stock at an exercise price of $1.00 per share.

On April 30, 2014, we issued ten-year warrants to an Advisory Board Member to purchase 250,000 shares of our common stock at an exercise price of $1.00 per share.

On June 18, 2014, we issued eight-year warrants to three persons to purchase an aggregate of 1,800,000 shares of our common stock at an exercise price of $1.00 per share. The warrants contain weighted average anti-dilution protection which requires us to reduce the exercise price per warrants and increases the number of warrants issued in the event that we issue common stock or securities which can be exercised for or convertible into common stock at a price which is less than the current exercise price for the warrants. Effective June 30, 2015, we have engaged in multiple events that have triggered the weighted average anti-dilution provision respecting these warrants. As the result of such issuance and sale, the 1,800,000 warrants became 7,026,452 warrants and the per share exercise price for such warrants was reduced from $1.00 to $0.256175.

Options

As of September 30, 2015, we had a total of 8,981,797 non-statutory options outstanding, all of which were issued under either our 2012 Equity Incentive Plan or the 2015 Equity Incentive Plan. See “Market for Common Equity and Related Stockholder Matters – Equity Compensation Plan Information.”

A summary of stock option activity is presented below:

	Number of Shares	Weighted-average Exercise Price	Weighted-average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at December 31, 2014	2,583,744	$0.81		$-
Granted	6,950,000	$0.10
Forfeited/Cancelled/Expired	(551,947)	$0.41
Outstanding at September 30, 2015	8,981,797	$0.28	8.98	$-
Exercisable at September 30, 2015	3,159,218	$0.44	8.55	$-

Change in Control

There are no provisions in our certificate of incorporation or bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or subsidiary, such as merger, reorganization, tender offer, sale or transfer of substantially all of our assets, or liquidation.

INTEREST OF NAMED EXPERTS AND COUNSEL

The audited consolidated financial statements as of December 31, 2014 and 2013 and for the years then ended included in this Prospectus starting on page F-1 have been so included in reliance on the report of GBH CPAs, PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. On October 16, 2015, we notified GBH CPAs that we were changing auditors and on that same day, BF Borgers CPA PC accepted engagement to audit the 2015 fiscal year end financial statements. We filed a Form 8-K on October 20, 2015 informing the public of the change of auditors.

The unaudited consolidated financial statements as of September 30, 2015 included in this Prospectus starting page F-27 have been so included in reliance on the review engagement entered into between the Company and BF Borgers CPA PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SD Mitchell & Associates, PLC has provided an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

Corporate History

We were incorporated in the State of Nevada under the name Charlie GPS Inc. on November 29, 2010 to engage in the business of distribution of GPS tracking units with user ability to track their assets over internet based systems. We developed our business plan and commenced operations in this area but did not achieve any operating revenues. In November 2012, we engaged in discussions involving a possible purchase of social media related assets.

On November 20, 2012, we filed Amended and Restated Articles of Incorporation with the Nevada Secretary of State to, among other things, (i) change our name to Live Event Media, Inc.; (ii) increase our authorized capitalization from 75,000,000 shares, consisting of 75,000,000 shares of common stock, $0.001 par value per share, to 310,000,000 shares, consisting of 300,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of blank check preferred stock, $0.001 par value per share; and (iii) limit the liability of our officers and directors to us, our stockholders and our creditors to the fullest extent permitted by Nevada law. Our Board of Directors, by written consent dated November 19, 2012, approved, and stockholders holding 8,000,000 shares (approximately 76.92%) of our outstanding common stock on November 19, 2012, consented in writing to, this charter amendment.

On November 21, 2012, we entered into and closed an Asset Purchase Agreement with Local Event Media, Inc., our wholly owned Nevada subsidiary, and Gannon Giguiere and Alan Johnson under which Messrs. Giguiere and Johnson sold to us assets (the “Social Communications Assets”) intended to enable us to engage in the social communications business. The Assets consist of a software platform with millions of lines of code authored in various languages including, but not limited to HTML, Java, Python and SQL. The software platform operates at multiple levels from a back-end, middle-ware and front-end, all which have been compiled into a fully functional web based application. The software has been and will continue to be written locally by various software developers, committed to a storage vault and then compiled into a functional application, which is then served on rented servers or what is currently referred to as a cloud server farm.

On February 20, 2013, we filed Amended and Restated Articles of Incorporation with the Nevada Secretary of State to change our name to Eventure Interactive, Inc., Our Board of Directors, by written consent dated February 19, 2013, approved and stockholders holding 13,431,250 shares (approximately 75.1%) of our outstanding common stock on February 19, 2013, consented in writing to this charter amendment.

Effective July 29, 2014, we dissolved Local Event Media, Inc. Prior to dissolution, Local Event Media, Inc. transferred all of its assets and liabilities to us.

On August 12, 2014, we acquired the business of operation, including the assets, of Gift Ya Now, an electronic gift card platform created by Vinay Jatwani, who joined us in a consulting capacity in conjunction therewith. Gift Ya Now has more than 450 retailers and restaurants on its platform which enables consumers to quickly and easily find, purchase and send electronic gift cards from leading brands. The assets of Gift Ya Now are comprised of software code base, original design / creative elements, domain name and strategic relationships. We intend to integrate Gift Ya Now into the Eventure Service as well as maintaining Gift Ya Now as a standalone brand. Mr. Jatwani will be working with us with respect to such integration and the launch of Gift Ya Now as part of our product offerings.

Our Current Business

Since November 12, 2012, we have been engaged in the social communications business, with a specific focus on socializing the invitation, calendar, photo / video sharing and local event memory experience. Leveraging a robust technology created to test and evaluate gaps in the social networking landscape, we are currently extending our technical depth and product features, while pursuing a proven, integrated promotional strategy targeting the largest social networks (e.g. Facebook, LinkedIn and Google) as “beach-head” traffic sources. Our unique feature set is focused on simplicity by combining six commonly used applications into one device agnostic application which has been developed using the latest in mobile-to-web technologies.

Every month millions of events are held and billions of photos and videos are taken. Very few of these memories are being effectively organized in a meaningful way. Our goal is to solve this problem and address this massive market opportunity with an easy to use, highly social service solution that can be monetized quickly.

Our platform was developed as a device-to-device collaboration utility. Its primary function is to collect, rank/organize and collage "event" data. The platform is delivered in two formats: (i) a consumer social utility; and (ii) a software-as-a-Service (“SaaS”).

Our platform was initially launched under the beta domain www.yettoknow.com to: (i) evaluate gaps in the consumer social networking landscape; and (ii) stress-test the data collaboration, ranking and presentation technology for SaaS opportunities. Registered users peaked at 1 million in the United States, India, China and U.K., 21 million business listings were aggregated, 30+ million informational pieces were sourced, 5+ million active discussions took place among members and 900+ creative templates were put into circulation. When coupled with the benchmarking scores achieved by us, we believe that our platform is one of the most efficient online peer-to-peer data accumulation applications in the market.

Our simple, yet elegant, web-to-mobile application enables individuals to easily create, capture, and organize life's memories. From the most basic lunch between friends, to the most elaborate star-studded gala, Eventure allows everyone to chip in during the planning of an event, easily check-in when you arrive at the event, capture and stream pictures and video during the event, and then scrapboard the collage of activity after it is all done.

Our principal products are:

•	Mobile application for Android-based smartphones and mobile devices;

•	Mobile application for iOS-based smartphones and mobile devices; and

•	Website – www.eventure.com, which, together with the above, collectively form the Eventure Service.

The Eventure Service simplifies how people actually organize a gathering and share information amongst themselves, by simply “listening” and “presenting” our features that are most applicable to their planning, attending and sharing needs. Our platform streamlines the need for multiple applications to find, plan, invite, navigate, capture, organize and share events into a single, simple application.

Our core platform includes:

•
Invitation and cards libraries – Thousands of creative pieces allowing for the creation of invitations to/from events, and transmission of those invitations via email, SMS, or direct mail, and the browsing of future events that friends are attending (and opt-in) to get invited to join via private groupings;

•	Native calendar – Marks the event date, time, and location. Provides enhanced RSVP management, offers organizational list generation, and gives intuitive reminders to attendees;

•	Local events database – Comprised of over 7 Million event and activities listings; over 21 Million venue listings; over 10 Million interests; and over 30 million information pieces;

•
“Eventure Everywhere” functionality – Mobile responsiveness, securely across any mobile platform that enables a passive auto-check-in capability built on a technique called “geo-fencing”, which allows participants of events to form a private peer-to-peer network for the purpose of capturing pictures, videos, and messaging (which is the core of our recently awarded Patent – US Patent No. 8,769,610) – all of which is streamed to a scrapboard and tied to each specific event for long-term memory sharing, retrieval, and storage.

Feature highlights of the platform include:

•	Instant, smart communications platform that allow users to tap into our rich features through text messaging;

•	A robust social calendar and rich creative library to create fun and stylized invites for events;

•	Secure and private “group forming” whereby a user has ultimate control of what photos, videos and messages may be shared with whom and when; and

•	Targeted recommendations of local ideas to users based on behaviors, habits, and interests.

In the course of the evolution of our products and services, we anticipate receiving revenues from the following sources:

•	Digital Invitation Sales
•	Event Ticket Sales
•	Gift Card Sales
•	Sponsored Content
•	Targeted Listings
•	Promotional Offers
•	Media Cloud Storage
•	Ad Suppression Subscriptions
•	Data licensing

We expect to achieve operating revenue in or about the fourth quarter of 2015. Digital Invitation Sales, Event Ticket Sales and Gift Card Sales are expected to represent approximately 75% of revenue during the first 24 months of following our achievement of revenues. Subsequently, we expect that the advertising components of the Eventure Service will begin taking shape and start representing a significant percentage of our overall revenue base.

Domain Name Acquisition

On December 28, 2012, we entered into a Domain Name Purchase and Assignment Agreement pursuant to which we acquired the internet domain name “eventure.com” for $60,000 and 25,000 shares of our common stock. We subsequently launched our social calendar application on this website.

Market

Our target market is the ever-growing social media consumer user market, which according to a 2013 study by ComputerWorld, is estimated to be 1.6 Billion users (representing 27.3% of the world’s population), and projected to grow to 2.33 Billion users by 2017 (representing 31.3% of the world’s population).

We are pursuing a proven distribution model that allowed us to grow to over 1 million users during our alpha test-phase by leveraging our CEO/Co-Founder’s 20+ years of experience in online traffic generation with the large search engines that include Google, Bing, Yahoo, as well as leading social networks such as Facebook, Linkedin and Twitter, all which are intended to drive mainstream adoption and long-term sustainable growth. Additionally, we intend to pursue initial user adoption by tapping into our Chief Corporate Development Officer / Co-Founder’s network of global celebrities and socialites to create awareness, generate buzz, and drive viral expansion.

We have recently created an internal “Labs Team” comprised of senior technical advisors and senior employees to further foster and commercialize technologies to further support our focus in streamlining in-event communications and make local events smarter.

The social applications market continues to grow with successful companies establishing focused services. For example, Facebook brought a person's "friends" in view, Pinterest socialized a browser's bookmarking feature and Waze socialized the GPS. Vintage social networking consists of Facebook, Twitter, WordPress, Imgur, Instagram, Foursquare, LinkedIn, Pinterest, YouTube, Reddit, Skype and Tumblr. Our goal is to improve upon many of these applications fundamental functions, and take the market’s mainstream utilization methods of person-to-person content sharing and turn them into a people-to-event content methodology. We provide for our features to be presented to our users in a smart and effective manner and attempt to bring ordinary event creation to life by tying in text messaging.

Competition

The market for social media applications is large and growing. According to various media venues it is speculated that nearly one in four people around the world are using social technologies. The largest social media networks in the world, measured by active users, as of June 30, 2014 were Facebook (1.3bn), Chinese social network QZone (644mn), Google+ (343mn), LinkedIn (300mn), and Twitter (255mn). This market is extremely competitive and characterized by well-funded existing players, high capital inflows, and rapidly changing technologies. In addition to competitive and technological challenges, participants in the social media industry must remain flexible enough to accommodate changes in consumer preferences and tastes.

We have identified our core competitors as being WhatsApp, SnapChat, Instagram, Ansa and Yeti. These companies have significantly greater operating histories and financial and human resources than we do. The combination of the challenges of changing consumer preferences and technological advancements, and heavy investment flow to the industry have caused high levels of acquisition activity in the space. We note that in many cases, the valuation metrics appear to be based on user growth and engagement, of which we are focused on while we bring our product offerings into the market. To become and remain competitive, we will need to consistently grow our user base, innovate with new technological breakthrouN600 and improve our capital base for investment in various aspects of our business.

Employees

As of December 30, 2015, we had 13 employees, all of whom work on a full-time basis, including 4 operational / marketing employees (which includes our executive officers) and 9 technical service employees. We were also utilizing the services of 40 outside contractors including 33 design contractors. We consider our relationship with our employees to be good.

Intellectual Property

On July 1, 2014, the US Patent and Trademark Office granted a patent (Patent No. 8769610) to Gannon Giguiere, Alan Johnson and Timothy Lyons (collectively, the “Assignors”) in furtherance of a patent application filed by the Assignors on October 31, 2013 for an invention (the “Invention”) titled “Distance Modified Security and Content Sharing” By assignment dated October 31, 2013, the Assignors assigned their respective rights under the patent to us. The patent is focused on protecting systems and methods for sharing resources in ad-hoc, peer-to-peer networks. Among other things, such systems and methods allow users attending a concert, ball game or other event to share content with each other based on their geographic or social proximity, while maintaining various levels of control over the content that is being shared. From a broader perspective, the technology facilitates planning, inviting, attending, capturing and/or scrapboarding of photos and other information. A child application is on file with respect to the Invention. We intend to broaden the scope of coverage further, focusing on additional features, including specifics of security and inheritance.

Government Regulations

Our business as presently conducted is not subject to any unique or industry related governmental regulations.

Loans, advances and Convertible Debt

Related Party Advances

During the nine months ended September 30, 2015, the Company’s CFO advanced the Company $156,695 to fund the operations of the Company, the Company paid $34,500 in cash, leaving $122,195 payable as of September 30, 2015.

During the nine months ended September 30, 2015, the Company’s Chairman advanced the Company $47,829 to fund the operations of the Company, all of which was repaid in full as at September 30, 2015.

 Related party notes payable

At September 30, 2015 and December 31, 2014, the Company owed its Chairman and former CEO $6,300 and $190,250, respectively, for loans provided to the Company by the Chairman. The loans bear interest at 1% per annum. During the nine month period ended September 30, 2015, the Company received $85,300 from its Chairman. During the nine months ended September 30, 2015, the Company repaid a total of $269,250 of the outstanding loans.

At September 30, 2015 and December 31, 2014, the Company owed its CFO $2,000 and $40,000, respectively, for loans provided to the Company by the CFO. The loans bear interest at 1% per annum. On February 2, 2015, an aggregate of $40,000 of related party notes payable and $143 of interest was converted into shares of our restricted common stock at a conversion price of $0.07 per share resulting in the issuance of 573,471 shares of common stock to Mr. Rountree. During the nine month period ended September 30, 2015, the Company received a further $12,000 in loans from its CFO of which $10,000 has been repaid.

At September 30, 2015 and December 31, 2014, the Company owed a Director of the Company $115,158 and $275,000, respectively, for loans provided to the Company by the Director. The amounts owed to the Director are past due and in default as at September 30, 2015. The loans bear interest at 1% per annum.
At September 30, 2015 and December 31, 2014, the Company owed $0 and $50,000 to a relative of an executive of the Company. The loans bear interest at 1% per annum. The amounts was assigned to a third party and exchanged for convertible notes. No gain or loss was recorded on the debt extinguishment.

Convertible Notes Payable

Convertible debt with a variable conversion feature consists of the following as of September 30, 2015 and December 31, 2014:

		September 30, 2015	December 31, 2014
Bluestem Advisors	(a)	$48,048	$-
Carebourn Capital	(b)	376,081	-
GHS Investments	(c)	43,253	-
JMJ Financial	(d)	48,870	55,556
JSJ Investments	(e)	50,000	-
KBM	(f)	-	64,000
LG	(g)	283,275	110,000
RDW Capital	(h)	100,000	-
SBI Investments	(i)	468,887	-
VGI	(j)	79,000	–
Total convertible notes payable		1,497,414	229,556
Less: debt discount		(1,237,764)	(223,556)
Convertible notes payable, net		$259,650	$6,000

Convertible debt with a variable conversion feature, provided and fully converted or assigned to third parties, during the nine months ended September 30, 2015, consists of the following:

		Issued During the period
Adar Bays	(k)	$44,00
Crown Bridge Partners	(l)	158,500
EMA Financial	(m)	71,500
FireRock	(n)	137,500
Peak One	(o)	50,500
Rider Capital	(p)	70,000
River North	(q)	52,500
Tangiers	(r)	55,000
Union Capital	(s)	$44,00

(a) Bluestem Advisors

On September 14, 2015, a convertible note purchase agreement was entered into between River North Equity, LLC (ref (p)) (the “Seller”) and Bluestem Advisors LLC (the “Purchaser”). Under the convertible note purchase agreement, the Seller , who held a certain convertible promissory note dated March 18, 2015(the Note”) in the original principal amount of $52,500 wishes to sell and the Purchaser wishes to purchase the Note. On September 18, 2015, the convertible note purchase agreement was closed. The Note is a 9% convertible promissory note due on March 18, 2016 in the principal amount of $52,500 and is convertible by the note holder, at its option, any time after 180 days from issuance at a conversion price equal to 60% of the lowest trading price for our common stock during the twenty trading days prior to the date on which the note holder provides us with a conversion notice. The conversion price formula will be reduced from 60% to 50% if the Company is not DWAC eligible.

During the nine month period ended September 30, 2015 Bluestem converted $32,230 of principal from the aforementioned note into an aggregate of 48,833,333 shares of common stock.

On September 30, 2015, the Company issued Bluestem a 10% convertible promissory note in the principal amount of $27,778 due September 30, 2016. The note is convertible at Bluestem’s option into common stock of the Company at a conversion price equal to 45% of the lowest bid price during the 20 trading days immediately preceding the date of conversion.

(b) Carebourn Capital

During the nine months ended September 30, 2015, the Company issued several convertible promissory notes to Carebourn Capital LLC (“Carebourn”) which are convertible at Carebourn’s option into common stock of the Company at a conversion price equal to 50% of the average of the lowest three trading prices of the Company’s common stock during the 20 trading days immediately preceding the date of conversion.

During the nine month period ended September 30, 2015 Carebourn, converted $152,760 of principal into an aggregate of 219,444,843 shares of common stock.

Notes	# of Shares issued	Amount converted	September 30, 2015
$45,760 -10% due on January 26, 2016	54,910,676	$45,760	$-
$101,800 -10% due on May 30, 2016	-	-	101,800
$107,000 -10% due on August 6, 2016	164,534,167	107,000	-
$82,000 - 10% due on August 14, 2016	-	-	82,000
$132,281-10% convertible note due on June 18, 2016	-	-	132,281
$60,000 -10% convertible note due on June 22, 2016	-	-	60,000
	219,444,843	152,760	376,081

(c) GHS Investments

On September 23, 2015, the Company issued GHS Investments, LLC (“GHS”) an 8% convertible promissory note in the principal amount of $63,412 due March 3, 2016. The note is convertible at GHS’s option into common stock of the Company at a conversion price equal to 60% of the lowest closing price during the 20 trading days immediately preceding the date of conversion. The conversion price has a floor of $0.0005.

On September 22, 2015, we entered into an Investment Agreement and Registration Rights Agreement (collectively the “Agreement”) with GHS in order to establish a source of funding. Pursuant to this Agreement, GHS will provide us with an equity line of financing of up to $7,750,000, and upon effectiveness of a Form S-1 Registration Statement. The minimum amount that we must request from GHS is $5,000 at any one time. GHS will purchase common stock from us based on the amount specified in each request for funding from GHS. Pursuant to the Equity Purchase Agreement, GHS and its affiliates will not be required to purchase shares of our common stock that would result in GHS’s beneficial ownership equaling more than 9.99% of our outstanding common stock. Subsequent to September 30, 2015 this Agreement was terminated by mutual consent of the parties thereto.

(d) JMJ

On December 15, 2014, we issued a convertible promissory note in the principal amount of $55,556 to JMJ Financial (“JMJ”) due December 15, 2016 (the “JMJ Note”). The JMJ Note was subject to an original issue discount resulting in net proceeds of $50,000. The JMJ Note, including accrued interest due thereon, is convertible by JMJ, at its option, any time after 180 days from the date of issuance at a conversion price equal to the lesser of $0.16 or 60% of the average of the two lowest trading prices during the twenty trading days prior to conversion. The JMJ Note may be prepaid by us any time within 120 days from the date of issuance without payment of interest. If we do not prepay the JMJ Note within such 120 day period, a one-time interest charge of 12% will be applied to the principal amount. The JMJ Note becomes immediately due and payable upon certain events of default and subjects us to significant default penalties. JMJ may provide us with additional loans on the same terms pursuant to which JMJ would receive notes which, together with the JMJ Note, aggregate to $250,000. The JMJ Note was amended on January 16, 2015 to, among other things, remove a provision which had provided that if, at any time while the JMJ Note is outstanding, we issued securities on more favorable terms than those contained in the JMJ Note, JMJ had the option to include the more favorable terms in the JMJ Note.

On April 28, 2015, the Company issued JMJ a $27,778 convertible promissory note, of which $2,778 was an original issue discount. The note is identical, in all material respects, to the existing JMJ Note. The note has a two-year term and provides for payment of interest on the principal amount at maturity at the rate of 12% per annum. The note, including accrued interest due thereon, is convertible by JMJ, at its option, any time after 180 days from the date of issuance at a conversion price equal to the lesser of $0.16 or 60% of the average of the two lowest trading prices during the twenty trading days prior to conversion.

During the nine months ended September 30, 2015 JMJ converted $34,464 of principal into an aggregate of 9,400,000 shares of common stock.

(e) JSJ Investments

On May 19, 2015, the Company issued JSJ Investments, Inc. (“JSJ”) a $50,000 convertible promissory note in the principal amount of $50,000 due February 2016. The JSJ note is convertible by JSJ, at its option, any time after 180 days from issuance at a conversion price equal to 45% of the lowest trading prices for our common stock during the twenty-day trading period prior to the date on which JSJ provides us with a conversion notice.

(f) KBM

On January 29, 2015 and December 19, 2014, the Company issued 8% convertible promissory notes to KBM Worldwide, Inc. (“KBM”) in the principal amounts of $48,000 and $64,000, respectively due November 2, 2015 and September 19, 2015, respectively, (the “KBM Notes”). The Company received cash proceeds of $44,100 and $60,000 for these notes. The KBM Notes are convertible by KBM at its option any time after 180 days from issuance at a conversion price equal to 58% of the average of the lowest three trading prices for our common stock during the ten trading day period prior to the date on which KBM provides us with a conversion notice. The KBM Notes may be prepaid by us any time within 180 days from the date of issuance at a premium ranging from 115% for a prepayment within the initial 30 days to 140% for prepayment after 150 days from the date of issuance but on or prior to 180 days from the date of issuance. The prepayment premium for the 31-60 day period is 120%, for the 61-90 day period is 125%, for the 91-120 day period is 130% and for the 121-150 day period is 135%. The KBM Notes become immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties.

On June 25, 2015, the KBM notes were assigned by the Company to SBI Investments. The assignment was treated as a debt extinguishment by the Company.

(g) LG

On December 15, 2014, the Company issued to LG Capital Funding, LLC (“LG”) an 8% convertible promissory note in the principal amount of $110,000 due December 15, 2015 (the “LG #1 Note”). The LG Note was subject to an original issue discount of $15,000 resulting in net proceeds of $95,000. The LG #1 Note is convertible by LG, at its option, any time after 180 days from the date of issuance at a conversion price equal to 62% of the lowest closing bid price for our common stock for the twenty trading days prior to the date upon which LG provides us with a notice of conversion. The LG #1 Note may be prepaid by us any time within 180 days from the date of issuance at a premium ranging from 115% for a prepayment within the initial 30 days to 145% for a prepayment after 150 days from the date of issuance but on or prior to 180 days from the date of issuance. The prepayment premium for the 31-60 day period is 121%, for the 61-90 day period is 127%, for the 91-120 day period is 133%, and for the 121-150 day period is 139%. The LG #1 Note becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties.

During the nine months ended September 30, 2015, LG converted $110,000 of principal and $5,670 of interest into an aggregate of 87,115,082 shares of common stock.

On July 20, 2015 and September 3, 2015, the Company issued to LG 8% convertible promissory notes in the principal amount of $86,225 due on July 20, 2016 (“LG #2 Note), in the principal amount of $127,050 due on September 3, 2016 (“LG #3 Note) and in the principal amount of $70,000 due September 3, 2016, respectively.
These above notes are convertible by LG, at its option, any time after 180 days from the date of issuance at a conversion price equal to 62% of the lowest closing bid price for our common stock for the twenty trading days prior to the date upon which LG provides us with a notice of conversion. The LG #12 and #3 Notes may be prepaid by us any time within 180 days from the date of issuance at a premium ranging from 115% for a prepayment within the initial 30 days to 145% for a prepayment after 150 days from the date of issuance but on or prior to 180 days from the date of issuance. The prepayment premium for the 31-60 day period is 121%, for the 61-90 day period is 127%, for the 91-120 day period is 133%, and for the 121-150 day period is 139%. The LG #2 and #3 Notes becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties.

(h) RDW Capital

On July 10, 2015, the Company issued RDW Capital LLC (“RDW”) two10% convertible promissory notes in the principal amount of $100,000 due January 10, 2016 (the “RDW Notes”). The RDW Notes are convertible at RDW’s option into common stock of the Company at a conversion price equal to 50% of the lowest bid price in the 20 days immediately preceding the date of conversion.

During the nine months ended September 30, 2015, RDW converted $100,000 of principal into an aggregate of 45,332,000 shares of common stock.

(i) SBI Investments

During the nine months ended September 30, 2015, the Company issued several convertible promissory notes to SBI Investments LLC (“SBI”) with convertible at SBI’s option into common stock of the Company at a conversion price equal to 50% of the lowest bid price 20 days immediately preceding the date of conversion.

During the nine month period ended September 30, 2015 SBI converted $85,498 of principal into an aggregate of 50,066,552 shares of common stock.

Notes	# of Shares issued	Amount converted	September 30, 2015
$164,631 -8% due on June 25, 2015	50,066,552	$85,498	$79,133
$60,369 -8% due on June 25, 2016	-	-	60,369
$125,000 -8% due on June 26, 2016	-	-	125,000
$50,000 - 8% due on August 6, 2016	-	-	50,000
$104,385-10% convertible note due on September 21, 2016	-	-	104,385
$50,000 -10% convertible note due on September 20, 2016	-	-	50,000
	50,066,552	85,498	468,887

(j) VGI

On April 8, 2015, we issued to Vires Group, Inc. (“VGI”), a 12% convertible promissory note in the principal amount of $38,000 due January 2016 (the “VGI Note”). The VGI Note is convertible by VGI, at its option, any time after 180 days from issuance at a conversion price equal to 50% of the average of the three lowest trading prices for our common stock during the twenty-day trading period prior to the date on which VGI provides us with a conversion notice. The VGI Note becomes immediately due and payable upon the occurrence of certain events of default and subjects the Company to significant default penalties.

On May 11, 2015, the Company issued to VGI a 12% convertible promissory note in the principal amount of $10,000 due February 13, 2016 (the “Second VGI Note”). The Second VGI Note is convertible by VGI, at its option, any time after 180 days from the date of issuance at a conversion price equal to 50% of the average of the three lowest trading prices for our common stock during the twenty-day trading period prior to the date on which VGI provides us with a conversion notice.

On June 25, 2015, the VGI notes were assigned by the Company to SBI Investments. The assignment was treated as a debt extinguishment by the Company.

On July 13, 2015, the Company issued to VGI an 8% convertible promissory note in the principal amount of $79,000 due April 14, 2016 (the “Third VGI Note”). The Third VGI Note is convertible by VGI, at its option, any time after 180 days from the date of issuance at a conversion price equal to 50% of the average of the three lowest trading prices for our common stock during the twenty-day trading period prior to the date on which VGI provides us with a conversion notice.

(k) Adar Bays

On January 23, 2015, we issued to Adar Bays, LLC (“Adar”) an 8% convertible promissory note in the principal amount of $44,000 due January 23, 2016 (the “Adar Note”). The Adar Note was subject to an original issue discount of $6,500 resulting in net proceeds of $37,500. The Adar Note, including accrued interest due thereon, is convertible by Adar, at its option, any time after 180 days from the date of issuance at a conversion price equal to 62% of the lowest closing bid price for our common stock during the twenty trading days prior to conversion. In the event that our common stock becomes subject to a DTC “chill”, the conversion price formula will be reduced from 62% to 52% while the “chill” remains in effect. The Adar Note may be prepaid by us within 180 days from the date of issuance at a premium ranging from 115% for a prepayment within the initial 30 days to 145% for a prepayment after 150 days from the date of issuance but on or prior to 180 days from the date of issuance. The prepayment premium for the 31-60 day period is 121%, for the 61-90 day period is 127%, for the 91-120 day period is 133% and for the 121-150 day period is 139%. The Adar Note becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties.

On July 27, 2015, the Adar Note was assigned by the Company to Carebourn Capital LLC. The assignment was treated as a debt extinguishment by the Company.

(l) Crown Bridge Partners

On April 14, 2015, the Company issued to Crown Bridge Partners, LLC (“CBP”) a 5% convertible promissory note in the principal amount of $60,000 due April 2016 (the “CBP Note”). The CBP Note is convertible by CBP, at its option, any time after 180 days from issuance at a conversion price equal to 52% of the lowest trading prices for our common stock during the twenty-day trading period prior to the date on which CBP provides us with a conversion notice. The CBP Note becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties.

On May 22, 2015, the Company issued to CBP a 5% convertible promissory note in the principal amount of $48,500 due May 2016 (the “CBP Note 2”). The CBP Note 2 is convertible by CBP, at its option, any time after 180 days from issuance at a conversion price equal to 52% of the lowest trading prices for our common stock during the twenty-day trading period prior to the date on which CBP provides us with a conversion notice. The CBP Note becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties.

On May 26, 2015, the Company issued to CBP a convertible promissory note in the principal amount of $10,000 due May 2016 (the “CBP Note 3”). The CBP Note 3 is convertible at CBP’s option into common stock of the Company at a conversion price equal to 52% of the lowest trading prices for our common stock during the twenty-day trading period prior to the date on which CBP provides us with a conversion notice. The CBP Note becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties.

On June 4, 2015, the Company issued to CBP a convertible promissory note in the principal amount of $40,000 due June 2016 (the “CBP Note 4”). The CBP Note 4 is convertible at CBP’s option into common stock of the Company at a conversion price equal to 52% of the lowest trading prices for our common stock during the twenty-day trading period prior to the date on which CBP provides us with a conversion notice. The CBP Note becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties.

During the nine month period ended September 30, 2015, CBP converted $50,000 of principal into an aggregate of 5,033,506 shares of common stock.

On September 18, 2015 the CBP Note 1 and CBP Note 2 were assigned by the Company to Carebourn Capital LLC. The assignment was treated as a debt extinguishment by the Company.

(m) EMA Financial

On June 1, 2015, the Company issued EMA Financials, LLC (“EMA”) a $75,000 10% convertible promissory note in the principal amount of $75,000 due June 2016. The EMA note is convertible by JSJ, at its option, any time after 180 days from issuance at a conversion price equal to the lower of the closing sale price of common stock on the principal market on the trading day immediately preceding the closing date and 50% of the lowest trading prices for our common stock during the twenty-day trading period prior to the date on which EMA provides us with a conversion notice.

On September 22, 2015 the EMA Note was assigned by the Company to SBI Investments LLC. The assignment was treated as a debt extinguishment by the Company.

(n) FireRock

On January 6, 2015, we entered into a Securities Purchase Agreement (“SPA”) with FireRock Global Opportunities Fund L.P., a Delaware limited partnership (“FireRock”), pursuant to which we issued a convertible promissory note in the principal amount of $137,500 to FireRock (the “FireRock Note”). The FireRock Note was subject to an original issue discount of $15,000 resulting in our receipt of $122,500 in net proceeds. In connection with the SPA, we also issued 250,000 shares of our restricted common stock and a five-year warrant to purchase 500,000 shares of our common stock at an exercise price of $0.50 per share to FireRock. The SPA and a related Registration Rights Agreement between us and FireRock, dated January 6, 2015, provide for us to register the shares issuable upon conversion of the FireRock Note and the exercise of the warrant. We were required to file a registration statement with respect to the shares underlying the note and warrant within 60 days of the January 6, 2015 issuance date and have such registration statement declared effective not more than 150 days following the issuance date. We filed the registration statement on March 6, 2015. The note has a six-month term and provides for payment of interest on the principal amount at maturity at the rate of 1% per annum.

The note, including accrued interest thereon, can be prepaid by us, in whole or in part, at any time prior to maturity, upon three trading days’ prior written notice, at a premium of 135%. The premium rate also applies to any default interest which may be due at the time of prepayment. Default interest, at the rate of 15% per annum, will become due in the event that we fail to pay principal or interest when due on the Notes. The note is convertible at any time after issuance at the lower of (i) $0.20 per share or (ii) 60% (50% upon an Event of Default) of the volume weighted average price for our common stock during the three consecutive trading days immediately preceding the trading day on which we receive a notice of conversion. The SPA further provides that if we complete a registered primary public offering of our securities at any time during which the notes remains outstanding, that the note can be converted at the closing of such offering at a conversion price equal to a 10% discount to the offering price to investors in the offering. We are required to reserve 20,000,000 shares of our common stock to cover note conversions and register all such shares in the registration statement. We are also required to cause our transfer agent to issue and transfer shares to the holders of the Notes within one trading day of our receipt of a conversion notice. The failure to do so constitutes an Event of Default under the Notes. Other Events of Default including, but are not limited to, our failure to pay principal and interest when due, a material breach by us of any of the terms of the FireRock transaction documents, a breach of any representation or warranty made by us in the FireRock transaction documents having a material adverse effect on the holder of the Notes, our appointment of a receiver or trustee, our becoming bankrupt, our stock becoming delisted, our failure to comply with our reporting requirements under the Securities Exchange Act of 1934, our cessation of operations, our dissolution or liquidation, our failure to maintain any of our material assets, certain restatements of our financial statements, our effectuation of a reverse stock split, and certain unvacated judgments against us involving more than $50,000. Subject to applicable cure periods, the Notes become immediately due and payable upon the occurrence and during the continuation of Events of Default.

On July 7, 2015, the FireRock Note was in default due to failure to pay the principal amount and interest on the maturity date. As a result of certain default provisions contained in the note, upon default, the sum of $312,500 is required to be paid at  the discretion of FireRock, in the form of conversion into common stock.

During nine month period ended September 30, 2015, FireRock converted $205,500 of principal plus $1,297 accrued interest into an aggregate of 73,043,328 shares of common stock.

On August 6, 2015, the balance of principal in the amount of $107,000 of the FireRock Note was assigned by the Company to Carebourn Capital LLC. The assignment was treated as a debt extinguishment by the Company.

(o) Peak One

On May 12, 2015, the Company issued Peak One Opportunity Fund (“Peak One”) a $70,000 convertible promissory note in the principal amount of $70,000 due May 2018. The Peak One note is convertible at Peak One’s option into common stock of the Company at a conversion price equal to 60% of the lowest bid price 20 days immediately preceding the date of conversion. Pursuant to this agreement, the Company also issued 75,000 shares of common stock to Peak One with a fair value of $8,625 (a relative fair value of $7,000). The relative fair value of the shares issued was recorded as debt discount and will be amortized to interest expense over the term of the note.

On September 18, 2015 the Peak One note was assigned by the Company to LG Capital Funding, LLC. The assignment was treated as a debt extinguishment by the Company.

 (p) Rider Capital

On June 15, 2015, the Company issued Rider Capital Corporation (“Rider”) a $50,000 convertible promissory note in the principal amount of $50,000 due June 2016. The Rider note is convertible by Rider, at its option, any time after 180 days from issuance at a conversion price equal to 30% of the lowest trading prices for our common stock during the sixty-day trading period prior to the date on which Rider provides us with a conversion notice.

During June 2015, Rider converted $50,000 of principal into an aggregate of 2,634,882 shares of common stock.

(q) River North Equity

On March 18, 2015, we issued to River North Equity, LLC (“River North”) a 9% convertible promissory note in the principal amount of $52,500 (the “River North Note”). The River North Note was subject to a 10% original issue discount resulting in our receipt of $47,250 in net proceeds. The River North Note is convertible by River North, at its option, any time after 180 days from issuance at a conversion price equal to 60% of the lowest trading price for our common stock during the twenty trading days prior to the date on which River North provides us with a conversion notice. The conversion price formula will be reduced from 60% to 50% if we are not DWAC eligible. The River North Note contains a right of first refusal in favor of River North with regard to certain future borrowings by us for the term of the River North Note. The River North Note may be prepaid by us any time prior to our receipt of a conversion notice from River North in an amount equal to 105% multiplied by the sum of the then outstanding principal amount of the River North Note plus (i) accrued and unpaid interest due on the principal amount; and (ii) default interest and penalty payments, if any, due on the River North Note at the time of prepayment. The River North Note becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties.

On September 14, 2015 the River North Note was assigned to Bluestem Advisors LLC. The assignment was treated as a debt extinguishment by the Company.

(r) Tangiers

On January 23, 2015, we issued a one-year 10% convertible promissory note to Tangiers Investment Group, LLC (“Tangiers”) in the principal amount of $55,000 (the “Tangiers Note”). The Tangiers Note was subject to an original issue discount of $5,000 resulting in net proceeds of $50,000. The Tangiers Note, including accrued interest due thereon, is convertible by Tangiers, at its option, any time after 180 days from the date of issuance at a conversion price equal to 52% of the lowest trading price for our common stock during the twenty trading days prior to conversion. The conversion price will be further reduced by 10% if we are placed on “chill” status with the Depository Trust Company until such “chill” is remedied and will be reduced by 5% if we are not Deposits and Withdrawal at Custodian eligible. The Tangiers Note may be prepaid by us within 180 days from the date of issuance at a premium ranging from 115% for a prepayment within the initial 30 days to 145% for a prepayment after 150 days from the date of issuance but on or prior to 180 days from the date of issuance. The prepayment premium for the 31-60 day period is 121%, for the 61-90 day period is 127%, for the 91-120 day period is 133%, and for the 121-150 day period is 139%. The Tangiers Note becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties. By mutual agreement, Tangiers may provide us with additional funding on the same terms up to an aggregate principal amount of $330,000 during the 9-month period which commenced on January 23, 2015.

During July 2015, Tangiers converted $55,000 of principal into an aggregate of 32,610,499 shares of common stock.

 (s) Union Capital

On March 3, 2015, we issued an 8% convertible promissory note to Union Capital, LLC (“Union”) in the principal amount of $44,000 due March 3, 2016 (“Union Note”). The Note was subject to an original issue discount resulting in net proceeds of $38,000. The Note is convertible by Union, at its option, any time after 180 days from the date of issuance at a conversion price equal to 62% of the lowest closing bid price for our common stock for the twenty trading days prior to the date upon which Union provides us with a notice of conversion. The Note may be prepaid by us any time within 180 days from the date of issuance at a premium ranging from 115% for a prepayment within the initial 30 days to 145% for a prepayment after 150 days from the date of issuance but on or prior to 180 days from the date of issuance. The prepayment premium for the 31-60 day period is 121%, for the 61-90 day period is 127%, for the 91-120 day period is 133%, and for the 121-150 day period is 139%. The Note becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties.

During September 2015, Union Capital converted $2,420 of principal into an aggregate of 3,132,122 shares of common stock.

On September 22, 2015 the balance of $41,580 in principal plus accrued interest in the Union Note was assigned to GHS Investments, LLC. The assignment was treated as a debt extinguishment by the Company.

DESCRIPTION OF PROPERTY

Principal Offices

Our principal office is located 3420 Bristol Street, Costa Mesa, CA. We utilize approximately 2,000 square feet of office space at such address and pay monthly rent of approximately $8,500, on a month to month basis.

We do not own any real estate.

LEGAL PROCEEDINGS

We know of no material pending legal proceedings to which our company or our subsidiaries is a party or of which any of our properties, or the properties of our subsidiaries, is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or our subsidiaries or has a material interest adverse to our company or our subsidiaries.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

“Bid” and ”ask” prices for our common stock have been quoted on the Over-The-Counter Bulletin Board (the “OTCBB”) and on OTC Markets since October 17, 2012. From October 17, 2012 through December 3, 2012, our common stock was quoted on the OTCBB under the symbol “CGPS.OB” and on OTC Markets under the symbol “CGPS.QB.” From December 4, 2012 through March 13, 2013, our common stock was quoted on the OTCBB under the symbol “LEVT.OB” and on OTC Markets under the symbol “LEVT.QB.” Since March 14, 2013, our common stock has been quoted on the OTCBB under the symbol “EVTI.OB” and on OTC Markets under the symbol “EVTI.QB.” Prior to October 17, 2012, our common stock was not quoted.

The following table sets forth, for the quarters indicated, the high and low closing bid prices per share of our common stock on the OTCBB, reported by the Financial Industry Regulatory Authority Composite Feed or other qualified interdealer quotation medium. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Quarter Ended	High	Low
December 31, 2015*	$0.0023	$0.0002
September 30, 2015	$0.02	$0.001
June 30, 2015	$0.15	$0.02
March 31, 2015	$0.15	$0.0681
December 31, 2014*	$1.50	$0.122
September 30, 2014	$2.07	$1.31
June 30, 2014	$3.05	$2.00
March 31, 2014	$3.25	$2.55
December 31, 2013	$3.51	$2.75
September 30, 2013	$3.52	$2.90
June 30, 2013	$3.00	$2.15
March 31, 2013	$2.70	$1.73
December 31, 2012	$1.71	$0.82
* Through December 31, 2015

As of December 31, 2015, we had 331 shareholders of record for our common stock.

Dividends

We have never declared any cash dividends with respect to our common stock. Future payment of dividends is within the discretion of our Board of Directors and will depend on our earnings, capital requirements, financial condition and other relevant factors. Although there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock.

Equity Compensation Plan Information

On November 19, 2012, our Board of Directors and stockholders owning a majority of our outstanding shares (the “Majority Stockholders”) adopted our 2012 Equity Incentive Plan, as amended. On July 1, 2013 our Board of Directors and Majority Stockholders amended our 2012 Equity Incentive Plan to increase the number of shares issuable thereunder. A total of 7,500,000 shares of our common stock are issuable under the 2012 Equity Incentive Plan, If an incentive award granted under the 2012 Equity Incentive Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2012 Equity Incentive Plan.

Shares issued under the 2012 Equity Incentive Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity are not expected to reduce the maximum number of shares available under the 2012 Equity Incentive Plan. In addition, the number of shares of common stock subject to the 2012 Equity Incentive Plan and the number of shares and terms of any incentive award are expected to be adjusted in the event of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

The following table provides information as of December 31, 2014, with respect to the shares of common stock that may be issued under our existing equity compensation plans:	Number of Shares	Weighted-average Exercise Price	Weighted-average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at December 31, 2014	2,583,744	$0.81		$-
Granted	6,950,000	$0.10
Forfeited/Cancelled/Expired	(551,947)	$0.41
Outstanding at September 30, 2015	8,981,797	$0.28	8.98	$-
Exercisable at September 30, 2015	3,159,218	$0.44	8.55	$-

2012 Option Issuances

On November 27, 2012, we issued to employees non-statutory options under the 2012 Equity Incentive Plan to purchase up to an aggregate of 200,000 shares of our common stock or a period of ten years at an exercise price of $0.50 per share.

2013 Option Issuances

On January 2, 2013, we issued to employees/consultants non-statutory stock options under our 2012 Equity Incentive Plan to purchase up to an aggregate of 900,000 shares of our common stock for a period of ten years at an exercise price of $0.50 per share. In March 2014, 300,000 of those options were cancelled.

On February 1, 2013, we issued to employees/consultants non-statutory stock options under our 2012 Equity Incentive Plan to purchase up to an aggregate of 350,000 shares of our common stock for a period of ten years at an exercise price of $0.50 per share.

In April 2013, we issued to our chief financial officer non-statutory stock options under our 2012 Equity Incentive Plan to purchase up to 50,000 shares of our common stock for a period of ten years at the exercise price of $1.00 per share.

On April 1, 2013, we issued non-statutory stock options under our 2012 Equity Incentive Plan to a consultant to purchase up to 50,000 shares of our common stock. These options are exercisable for a period of ten years at an exercise price of $1.00 per share. During 2013 all 50,000 of these options were cancelled.

During May 2013, we issued non-statutory options under our 2012 Equity Incentive Plan to a consultant to purchase up to 5,000 shares of our common stock. The options are exercisable for a period of ten years at an exercise price of $1.00 per share.

On July 1, 2013, we issued non-statutory stock options under our 2012 Equity Incentive Plan to an employee to purchase up to 25,000 shares of our common stock. These options are exercisable for a period of ten years at an exercise price of $1.00 per share.

During September 2013, we issued non-statutory stock options under our 2012 Equity Incentive Plan to an employee to purchase up to 25,000 shares of our common stock. These options are exercisable for a period of ten years at an exercise price of $1.00 per share.

2014 Option Issuances

On January 1, 2014, we issued ten-year non-qualified stock options to five consultants / advisors to purchase up to an aggregate of 177,500 shares at an exercise price of $1.00 per share under our 2012 Equity Incentive Plan. The options vest ratably on a monthly basis over a period of three years.

On February 1, 2014, we issued ten-year non-qualified stock options to a consultant/advisor to purchase up to an aggregate of 25,000 shares at an exercise price of $1.00 per share under our 2012 Equity Incentive Plan. The options vest ratably on a monthly basis over a period of three years.

On March 1, 2014, we issued an aggregate of 850,000 ten-year non-qualified stock options with an exercise price of $1.00 per share under our 2012 Equity Incentive Plan which vest ratably on a monthly basis over a period of three years to our three executive officers, Gannon Giguiere (300,000 options), Alan Johnson (300,000 options) and Michael Rountree (250,000 options).

On May 12, 2014, we issued ten year non-statutory stock options under our 2012 Equity Incentive Plan to three employees to purchase up to an aggregate of 55,000 shares of our common stock at an exercise price of $1.00 per share. The options vest ratably over a period of four years.

On May 19, 2014, we issued ten year non-statutory stock options under our 2012 Equity Incentive Plan to an employee to purchase up to 30,000 shares of our common stock at an exercise price of $1.00 per share. The options vest ratably on a monthly basis over a period of four years.

On June 2, 2014, we issued ten year non-statutory stock options under our 2012 Equity Incentive Plan to two employees to purchase up to 60,000 shares of our common stock at an exercise price of $1.00 per share. The options vest ratably over a period of four years.

On June 30, 2014, we issued ten year non-statutory stock options under our 2012 Equity Incentive Plan to a consultant to purchase up to 100,000 shares of our common stock at an exercise price of $1.00 per share. The options vest ratably over a period of four years.

On July 21, 2014, we issued 50,000 non-statutory stock options under our 2012 Equity Incentive Plan with a ten-year term to an employee to purchase up to 50,000 shares of our common stock and have an exercise price of $1.00 per share. The options vest ratably over a period of four years.

On August 1, 2014 we issued non-statutory stock options under our 2012 Equity Incentive Plan with a ten year term to an employee to purchase up to 200,000 shares of our common stock and have an exercise price of $1.00 per share. The options vest ratably over a four-year period.

On August 12, 2014, we issued non-statutory stock options under our 2012 Equity Incentive Plan with a ten-year term to a consultant to purchase up to 175,000 shares of our common stock at an exercise price of $1.00 per share. The options vested upon issuance.

Since the inception of our 2012 Equity Incentive Plan, 167,183 options granted have been forfeited, 300,000 have been cancelled and 32,818 have expired.

2015 Equity Incentive Plan

On February 2, 2015, our board of directors approved our 2015 Equity Incentive Plan. Our shareholders have yet to approve the 2015 Equity Incentive Plan and unless they do so prior to February 2, 2016, we will not be able to issue incentive stock options under the 2015 Equity Incentive Plan. A total of 11,000,000 shares of our common stock are reserved for issuance under the 2015 Plan. If an incentive award granted under the 2015 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2015 Plan. Shares issued under the 2015 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity are not expected to reduce the maximum number of shares available under the 2015 Plan. In addition, the number of shares of common stock subject to the 2015 Plan and the number of shares and terms of any incentive award are subject to adjustment in the event of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

The compensation committee of the Board, or the Board in the absence of such a committee, will administer the 2015 Plan and grants made thereunder. Subject to the terms of the 2015 Plan, the compensation committee has complete authority and discretion to determine the terms of awards under the 2015 Plan. Any officer or other employee of the Company or its affiliates, or an individual that the Company or an affiliate has engaged to become an officer or employee, or a consultant or advisor who provides services to the Company or its affiliates, including a non-employee director of the Board, is eligible to receive awards under the 2015 Plan.

The 2015 Plan authorizes the grant to eligible recipients of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and stock appreciation rights (“SARs”) as described below:

•
Options granted under the 2015 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of our common stock covered by an option cannot be less than the fair market value of our common stock on the date of grant unless agreed to otherwise at the time of the grant. Such awards may include vesting requirements.

•
Restricted stock awards and restricted stock units may be awarded on terms and conditions established by our compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

•
The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

•	Stock awards are permissible. The compensation committee will establish the number of shares of common stock to be awarded and the terms applicable to each award, including performance restrictions.

•
SARs, entitle the participant to receive a distribution in an amount not to exceed the number of shares of common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR.

Our Board of Directors or if then in place, the compensation committee of our Board of Directors, may amend, suspend or terminate the 2015 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of our common stock reserved for issuance under the 2015 Plan or reduces the minimum exercise price for options or exchange of options for other incentive awards. Unless sooner terminated, the 2015 Plan terminates ten years after the date on which it was adopted.

Effective February 2, 2015, an aggregate of 6,950,000 ten-year non-statutory stock options to purchase an aggregate of 6,950,000 shares of our common stock, vesting monthly and ratably over the 36 month period commencing upon issuance on the first day of each month during the vesting period with an initial vesting date of March 1, 2015 and a final vesting date of February 1, 2018 and an exercise price of $0.10 per share were issued under the 2015 Equity Incentive Plan to 29 employees of ours. The recipients included Gannon Giguiere, our Chief Executive Officer and President, who received 2,000,000 options, Alan Johnson, our Chief Corporate Development Officer who received 1,000,000 options, Michael Rountree, our Treasurer and Chief Financial Officer who received 1,000,000 options.

Transfer Agent

The shares of our common stock are issued in registered form. The transfer agent and registrar for our common stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that reflect our current views with respect to future events and financial performance within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements preceded by, followed by or that otherwise include the words “believe”, “expects”, “anticipates”, “intends”, “estimates”, “projects”, “target”, “goal”, “plans”, “objective”, “should”, or similar expressions or variations on such expressions are forward-looking statements. We can give no assurances that the assumptions upon which the forward-looking statements are based will prove to be correct. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements, including, but not limited to, the availability and pricing of additional capital to finance operations.

The following discussion should be read in conjunction with our audited and unaudited financial statements and the accompanying notes included elsewhere in this prospectus.

Overview

Since November 21, 2012, we have engaged in the social media/utility business. We are a social application development company that is capturing everyday events and turning them into meaningful memories to be scrapbooked, organized, and referenced forever (automatically). Every day, millions of people are forced to use multiple applications to plan, invite, navigate, capture, organize and share their social and business events. Without organization and a simple retrieval system, sharing and recalling memories are often difficult, and many times non-existent. In addition, currently used techniques of memory sharing are person-to-person as opposed to people-to-event, so many captured memories never end up being socially shared on an optimum basis. Most of the currently available apps are disjointed which results in a scattered experience for the user. It is not uncommon for a person to have several thousand photos on his camera roll and also replicated on his hard drive; have to toggle between multiple calendars and invite applications; and have to spend endless hours organizing and attaching photos and videos; just so he can share the memories captured from an event. Thus, there is not a simple one-stop solution that detects relevancy of a group conversation, syncs with device applications and allows for access / review of activities.

Our technically unique, yet simple-to-use, patented mobile-to-web technology platform provides users with a single application that addresses these inefficiencies in the social marketplace by enabling captured memories to be centrally stored and effortlessly shared among event attendees in a secure, real-time, mobile ad-hoc network. “Eventure Everywhere” is keystone to our business offerings and strategy to maximize the experience of each event with rich features to successfully schedule, capture, scrapbook (store); and share one’s life and events in a meaningful way. Eventure Everywhere includes: “Anonymous Messaging,” “Event Genius,” “Wish I was There,” “I’ll Be There,” “Intelligent Parsing” and device learning. Combined, they are core viral adoption drivers of Eventure’s solution into various target markets.

During 2015, we will continue to develop and commercialize our social media business. This will require us to raise additional funds to support our future growth plans.

The Company is a speculative investment, and investors may lose some or all of their investment in the Company.

We have incurred losses since our inception on November 29, 2010 to September 30, 2015 and have generated $minimal revenues which are not yet sufficient to meet the associated costs. The future of our Company is dependent upon our ability to (i) obtain additional financing; (ii) successfully develop and market our products and services; and (iii) achieve revenues and profitability.

Our consolidated financial statements for the year ended December 31, 2014 were prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Our independent registered public accounting firm has issued a report for the year ended December 31, 2014 that included an explanatory paragraph referring to our recurring net losses and accumulated deficit and expressing substantial doubt in our ability to continue as a going concern.

Results of Operations

Revenues

Revenues generated during the period November 29, 2010 (date of inception) through September 30, 2015 were not sufficient to meet associated costs.

Loss from Operations

We incurred net losses of $6,062,850 and $13,066,551, and $651,574 and $22,807,824, respectively, for the three and nine months ended September 30, 2015 and September 30, 2014. The decrease in comparable losses was due to lower stock compensation expense and due to the unrealized loss on derivative liabilities recorded during the nine months ended September 30, 2014. We incurred stock-based compensation of $5,124,731 and unrealized loss on warrant derivative liabilities of $3,669,030 during the nine months ended September 30, 2015.

We incurred a loss from operations of $23,381,550 for the year ended December 31, 2014. For the year ended December 31, 2013, we incurred a loss from operations of $3,046,187. The increase in loss was primarily due to higher stock-based compensation (an increase of approximately $17,500,000) and higher salaries expense (an increase of approximately $700,000).

Liquidity and Capital Resources

We will need additional capital to implement our strategies. There is no assurance that we will be able to raise the amount of capital that we seek for acquisitions or for future growth plans. Even if financing is available, it may not be on terms that are acceptable to us. In addition, we do not have any determined sources for any future funding. If we are unable to raise the necessary capital at the times we require such funding, we may have to materially change our business plan, including delaying implementation of aspects of our business plan or curtailing or abandoning our business plan. We represent a speculative investment and investors may lose all of their investment.

Since inception, we have been financed primarily by way of sales of our common stock and by loans from officers and directors.

At September 30, 2015, cash on hand was $22,447 and other current assets were $15,196. At the same time, we had current liabilities of $4,702,885, which consisted of accounts payable, accrued expenses, notes payable and associated derivative liabilities. We attribute our net loss from operations to having insufficient revenues  to sustain our operating costs as we are a start-up company. At December 31, 2014, cash was $2,957 other current assets totaled $15,196 and total current liabilities were $2,210,205.

We will need to raise additional capital in order to meet our ongoing operational overhead and debt servicing requirements.

Net Cash Used in Operating Activities

Net cash used in operating activities was $1,857,015 for the nine months ended September 30, 2015, as compared to net cash used of $1,255,630 for the nine months ended September 30, 2014. The increase in net cash used in operations was primarily due to a larger net loss incurred by the Company.

Net cash used in operating activities was $2,043,365 for the year ended December 31, 2014, as compared to $867,198 for the year ended December 31, 2013. The increase in cash used in operations was primarily due to a higher net loss.

Net Cash Used by Investing Activities

During the nine months ended September 30, 2015 and 2014, we used $13,725 and $504,635, respectively, of cash in investing activities. The cash used in investing activities in the nine months ended September 30, 2015 was for the purchase of computers for $13,725. The cash used in investing activities in the nine months ended September 30, 2014 was for software development costs of $468,450 and $36,185 for the purchase of fixed assets.

During the year ended December 31, 2014, we used cash in investing activities of $501,690, as compared to $247,683 for the year ended December 31, 2013. Cash used in investing activities during the year ended December 31, 2014 was used for software development costs ($455,309), deposits ($10,196) and for the acquisition of fixed assets ($36,185). Cash used in investing activities during the year ended December 31, 2013 was used for software development costs ($204,683), deposits ($5,000) and for the acquisition of fixed assets ($38,000).

Net Cash Provided by Financing Activities

During the nine months ended September 30, 2015 and 2014, we received $308,000 and $1,275,000, respectively, in proceeds from the sale of common stock and warrants of the Company.

During the year ended December 31, 2014, we received $1,575,000 in net cash from the sale of common stock and warrants as compared to $825,000 for the year ended December 31, 2013.

General

We will only commit to capital expenditures for any future projects requiring us to raise additional capital as and when adequate capital or new lines of finance are made available to us. There is no assurance that we will be able to obtain any financing or enter into any form of credit arrangement. Although we may be offered such financing, the terms may not be acceptable to us. If we are not able to secure financing or it is offered on unacceptable terms, then our business plan may have to be modified or curtailed or certain aspects terminated. There is no assurance that even with financing we will be able to achieve our goals.

Going Concern

Our financial statements have been prepared on a going concern basis which assumes that we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future. We have incurred losses since inception resulting in an accumulated of $40,801,476 as of September 30, 2015 and further losses are anticipated in the development of our business raising substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our generating profitable operations in the future and/or obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock. These financials do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty.

Critical Accounting Policies and Estimates

Significant Accounting Policies

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Stock-based Compensation

We measure stock-based compensation cost at the grant date based on the fair value of the award and recognize it as expense, over the vesting or service period, as applicable, of the stock award using the straight-line method.

Off-Balance Sheet Arrangements

None

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FINANCIAL INFORMATION

FINANCIAL STATEMENTS

INDEX TO AUDITED CONSOLIDATED  FINANCIAL STATEMENTS FOR THE
FISCAL YEARS ENDED DECEMBER 31, 2014 AND 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Eventure Interactive, Inc.
Costa Mesa, California

We have audited the accompanying consolidated balance sheets of Eventure Interactive, Inc. as of December 31, 2014 and 2013 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of Eventure Interactive, Inc.’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Eventure Interactive, Inc. as of December 31, 2014 and 2013 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company does not have revenues from operations and has financial commitments in excess of current capital resources, together which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
April 14, 2015

EVENTURE INTERACTIVE, INC.
CONSOLIDATED BALANCE SHEETS
	December 31, 2014	December 31, 2013
ASSETS
Current Assets
Cash	$2,957	$67,762
Deposits	15,196	5,000
Total current assets	18,153	72,762

Software development costs	-	312,973
Fixed assets, net	52,782	33,049
Intangible asset - domain name	-	103,750

Total assets	$70,935	$522,534

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$400,323	$121,518
Accrued expenses	924,372	136,070
Related party notes payable	555,250	-
Notes payable, net of discount of $2,889 and $0, respectively	147,111	-
Convertible debt, net of discount of $168,000 and $0, respectively	6,000	-
Derivative liabilities - current	177,149
Total current liabilities	2,210,205	257,588

Derivative liabilities – non-current	328,044	-
Convertible debt, net of debt discount of $55,555 and $0, respectively	-	-
Total liabilities	2,538,249	257,588

Commitments and contingencies

Stockholders’ Equity (Deficit)
Preferred Stock, $0.001 par value, 10,000,000 authorized, -0- shares issued and outstanding	-	-
Common stock, $0.001 par value, 300,000,000 shares authorized; 25,481,323 and 18,807,500 shares issued and outstanding, respectively	25,481	18,807
Additional paid-in-capital	25,242,130	4,599,514
Accumulated deficit	(27,734,925)	(4,353,375)
Total stockholders’ equity (deficit)	(2,467,314)	264,946
Total liabilities and stockholders’ equity (deficit)	$70,935	$522,534

The accompanying notes are an integral part of these consolidated financial statements.

EVENTURE INTERACTIVE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
	Year Ended December 31, 2014	Year Ended December 31, 2013

Revenues	$-	$-

General and administrative expenses	22,552,999	3,046,187
Impairment of long-lived assets	969,871	-
Operating loss	(23,522,870)	(3,046,187)

Unrealized gain on derivative liabilities	149,431	-
Interest expense	(8,111)	-
Net loss	$(23,381,550)	$(3,046,187)

Loss per common share – basic and diluted	$(0.96)	$(0.16)
Weighted average number of common shares outstanding - basic and diluted	24,392,513	18,922,418

The accompanying notes are an integral part of these consolidated financial statements.

EVENTURE INTERACTIVE, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Number of Common Shares	Amount	Additional Paid-in- Capital	Accumulated Deficit	Total

Balance as of December 31, 2012	17,932,500	$17,932	$1,721,729	$(1,307,188)	$432,473

Common shares issued for cash	825,000	825	824,175	-	825,000
Shares previously subject to redemption	25,000	25	43,725	-	43,750
Stock-based compensation expense	25,000	25	2,009,885	-	2,031,413
Net loss	-			(3,046,187)	(3,048,187)
Balance as of December 31, 2013	18,807,500	18,807	4,599,514	(4,353,375)	264,946

Common shares issued for cash, net of relative fair value of warrant derivative liabilities	2,167,050	2,167	1,123,209		1,125,376
Stock-based compensation expense	4,506,773	4,507	19,519,407		19,523,914
Net loss	-	-	-	(23,381,550)	(23,381,550)
Balance as of December 31, 2014	25,481,323	$25,481	$25,242,130	$(27,734,925)	$(2,467,314)

The accompanying notes are an integral part of these consolidated financial statements.

EVENTURE INTERACTIVE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2014	2013
Cash flows from operating activities
Net loss	$(23,381,550)	$(3,046,187)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	19,523,914	2,009,910
Depreciation and amortization expense	20,698	4,951
Impairment of long-lived assets	969,871	-
Unrealized gain on warrant derivative liabilities	(149,431)	-
Amortization of debt discount on convertible notes	8,111	-
Changes in operating assets and liabilities:
Accounts payable	195,446	110,548
Accrued expenses	769,576	53,580
Net cash used in operating activities	(2,043,365)	(867,198)

Cash flows from investing activities
Software development costs	(455,309)	(204,683)
Deposits	(10,196)	(5,000)
Acquisition of fixed assets	(36,185)	(38,000)
Net cash used in investing activities	(501,690)	(247,683)

Cash flows from financing activities
Proceeds from related party loans	802,607	-
Repayments of related party loans	(247,357)	-
Proceeds from notes payable	145,000	-
Proceeds from convertible notes	205,000	-
Proceeds from sale of common stock and warrants	1,575,000	825,000
Net cash provided by financing activities	2,480,250	825,000

Net change in cash	(64,805)	(289,881)

Cash at beginning of the year	67,762	357,643

Cash at end of the year	$2,957	$67,762

Supplemental disclosure of cash flow information:
Cash paid for:
Income taxes	$-	$-
Interest	$-	$-

Noncash investing and financing transactions:
Common stock issued for purchase of domain name	$-	$43,750
Fair value of warrant derivative liabilities issued in common stock offering	$449,624	$-
Debt discount – variable conversion feature derivative liabilities	$205,000	$-
Software development costs in accounts payable and accrued expenses	$97,839	$-
Fixed assets in accrued expenses	$4,246	$-

The accompanying notes are an integral part of these consolidated financial statements.

EVENTURE INTERACTIVE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS OPERATIONS

The Company was incorporated in the State of Nevada on November 29, 2010. The Company was in the GPS tracking system business until late in 2012, when the Company redirected all of its efforts into the social media business. On February 20, 2013, the Company filed Amended and Restated Articles of Incorporation with the Nevada Secretary of State to change its name from Live Event Media, Inc. to Eventure Interactive, Inc. (the “Company”).

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $27,734,925 as of December 31, 2014 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or the private placement of common stock. These financials do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles.

Principles of Consolidation

The financial statements include the accounts of the Company and its subsidiary. Intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Basic and Diluted Loss Per Common Share

Basic loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per common share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per common share excludes all potential common shares if their effect is anti-dilutive.

Since the Company is in a loss position, it has excluded stock options and warrants from its calculation of diluted net loss per common share. At December 31, 2014, the Company had 2,583,744 stock options and 3,760,831 warrants and 2,788,688 shares issuable upon the conversion of convertible debt that would have been included in its calculation of diluted net loss per common share if they were not anti-dilutive.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At December 31, 2014 and 2013, the Company's bank deposits did not exceeded the insured amounts.

Software Development Costs

Costs incurred in the research and development of new software products are expensed as incurred until technological feasibility has been established. After technological feasibility is established, any additional costs are capitalized in accordance with authoritative guidance until the product is available for general release. The Company determined its software development costs were fully impaired during the year ended December 31, 2014, and the Company recorded impairment expense of $866,121.

Fixed Assets

Fixed assets are stated at cost and depreciated using the straight-line method over the estimated useful life of the asset. The Company’s fixed assets are comprised of computer equipment and the estimated life of computer equipment is three years.

Intangible Asset - Domain Name

The Company considers the domain name an indefinite-lived intangible asset and will test for impairment on an annual basis. The Company determined that the domain name was fully impaired during the year ending December 31, 2014, and the Company recorded impairment expense of $103,750.

Revenue Recognition

We will recognize revenue when four basic criteria are met: persuasive evidence of a sales arrangement exists; performance of services has occurred; the sales price is fixed or determinable; and collectability is reasonably assured. We will consider persuasive evidence of a sales arrangement to be the receipt of a signed contract. Collectability will be assessed based on a number of factors, including transaction history and the credit worthiness of a customer. If it is determined that collection is not reasonably assured, revenue will not be recognized until collection becomes reasonably assured. We will record cash received in advance of revenue recognition as deferred revenue.

Derivative Liabilities

The Company reviews the terms of the common stock, convertible debt and warrants it issues to determine whether there are embedded derivative instruments, including embedded conversion options, which are required to be bifurcated and accounted for separately as derivative financial instruments.

Bifurcated embedded derivatives are initially recorded at fair value and are then revalued at each reporting date with changes in the fair value reported as non-operating income or expense. The Company uses a Black-Scholes model for valuation of the derivative instrument.

Stock-Based Compensation

The Company measures stock-based compensation cost at the grant date based on the fair value of the award and recognize it as expense, over the vesting or service period, as applicable, of the stock award using the straight-line method.

Fair Value Measurements

As defined in FASB ASC Topic No. 820 – 10, fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic No. 820 – 10 requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The statement requires fair value measurements be classified and disclosed in one of the following categories:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. The Company considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability. This category includes those derivative instruments that the Company values using observable market data. Substantially all of these inputs are observable in the marketplace throughout the term of the derivative instruments, can be derived from observable data, or supported by observable levels at which transactions are executed in the marketplace.

Level 3: Measured based on prices or valuation models that require inputs that are both significant to the fair value measurement and less observable from objective sources (i.e. supported by little or no market activity). The Company’s valuation models are primarily industry standard models. Level 3 instruments include derivative warrant instruments. The Company does not have sufficient corroborating evidence to support classifying these assets and liabilities as Level 1 or Level 2.

As required by FASB ASC Topic No. 820 – 10, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels. The estimated fair value of the derivative warrant instruments was calculated using the black scholes model.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Reclassifications

Certain reclassifications have been made to the prior year financial statements to conform with the current year presentation.

Subsequent Events

The Company has evaluated all transactions from December 31, 2014 through the financial statement issuance date for disclosure consideration.

New Accounting Pronouncements

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company evaluated and adopted ASU 2014-10 during 2014.

The Company’s management does not believe that any other recently issued pronouncements will have a material effect on the Company’s financial statements.

3. FIXED ASSETS

Fixed assets consist of the following:

	December 31, 2014	December 31, 2013
Computer equipment	$78,431	$38,000
Less: Accumulated depreciation	(25,649)	(4,951)
	$52,782	$33,049

Depreciation expense for the years ended December 31, 2014 and 2013 was $20,698 and $4,951, respectively.

4. RELATED PARTY TRANSACTIONS

During July 2013, the Company entered into a one-year lease for office space with an entity that is 12% owned by the Chief Executive Officer (“CEO”) of the Company. The Company incurred expenses of $10,422 to this entity during the year ended December 31, 2014.

During the year ended December 31, 2014, the Company’s CEO loaned the Company a total of $422,500 (of which $232,250 has been repaid as of December 31, 2014). The loans bear interest at 1% per annum. At December 31, 2014, $190,250 of the loans are outstanding and owed to the CEO and due in 2015.

During the year ended December 31, 2014, the Company’s CFO loaned the Company a total of $55,107 (of which $15,107 has been repaid as of December 31, 2014). The loans bear interest at 1% per annum. At December 31, 2014, $40,000 of the loans are outstanding and owed to the CFO. Of the loans outstanding, $15,000 was payable during December 2014 and is in default at December 31, 2014, and $25,000 was payable in January 2015.

During the year ended December 31, 2014, a Director of the Company loaned the Company a total of $275,000, of which $150,000 is due on demand and $100,000 was due in December 2014 and was in default at December 31, 2014 and $25,000 was payable in January 2015. The loans bear interest at 1% per annum.

During the year ended December 31, 2014, a related party of an officer of the Company loaned the Company $50,000 in aggregate which was payable in January 2015. The loans bear interest at 1% per annum.

5. NOTES PAYABLE

During August 2014, the Company received $45,000 in cash for a $50,000 promissory note due in June 2015. The promissory note has no stated interest rate. The Company is recognizing the $5,000 original issue discount as interest expense over the life of the promissory note. As of December 31, 2014, the Company has amortized $2,111 of original issue discount to interest expense.

During the year ended December 31, 2014, the Company received $100,000 in cash from third parties in exchange for $100,000 of notes payable bearing interest at 1% per annum. At December 31, 2014, these notes payable were in default as they became due prior to December 31, 2014.

6. CONVERTIBLE NOTES PAYABLE

LG Convertible Note

On December 15, 2014, the Company entered into a Securities Purchase Agreement with LG Capital Funding, LLC (“LG”) pursuant to which LG purchased an 8% redeemable, convertible note (the “LG Note”) from the Company in the principal amount of $110,000 due December 15, 2015. The LG Note was subject to an original issue discount of $15,000 resulting in a purchase price of $95,000. The LG Note is convertible by LG, at its option, any time after 180 days from the date of issuance at a conversion price equal to 62% of the lowest closing bid price for our common stock for the twenty trading days prior to the date upon which LG provides us with a notice of conversion. The LG Note may be prepaid by us any time within 180 days from the date of issuance at a premium ranging from 115% for a prepayment within the initial 30 days to 145% for a prepayment after 150 days from the date of issuance but on or prior to 180 days from the date of issuance. The prepayment premium for the 31-60 day period is 121%, for the 61-90 day period is 127%, for the 91-120 day period is 133%, and for the 121-150 day period is 139%. The LG Note becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties.

The conversion price of the $110,000 variable conversion price note is based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 - 40. The fair value of the conversion feature was recognized as a derivative instrument at the issuance date and is measured at fair value at each reporting period. The Company determined that the fair value of the derivative was $113,364 at the issuance date. Debt discount was recorded up to the $110,000 purchase price of the note (of which $15,000 is an original issue discount) and is amortized to interest expense over the term of the note. The fair value of the beneficial conversion feature in excess of the principal amount allocated to the notes in the aggregate amount of $18,364 was expensed immediately as unrealized loss on derivative obligation.

JMJ Convertible Note

On December 15, 2014, JMJ Financial (“JMJ”), a Nevada sole proprietorship, purchased a redeemable, convertible note (the “JMJ Note”) from us in the principal amount of $55,555 due December 15, 2016. The JMJ Note was subject to an original issue discount resulting in a purchase price of $50,000. The JMJ Note, including accrued interest due thereon, is convertible by JMJ, at its option, any time after 180 days from the date of issuance at a conversion price equal to the lesser of $0.16 or 60% of the average of the two lowest trading prices during the twenty trading days prior to conversion. The JMJ Note may be prepaid by us any time within 120 days from the date of issuance without payment of interest. If we do not prepay the JMJ Note within such 120 day period, a one-time interest charge of 12% will be applied to the principal amount. The JMJ Note becomes immediately due and payable upon certain events of default and subjects us to significant default penalties. JMJ may provide us with additional loans on the same terms pursuant to which JMJ would receive notes which, together with the JMJ Note, aggregate to $250,000. The JMJ Note was amended on January 16, 2015 to, among other things, remove a provision which had provided that if, at any time while the JMJ Note is outstanding, we issued securities on more favorable terms than those contained in the JMJ Note, JMJ had the option to include the more favorable terms in the JMJ Note.

The conversion price of the $55,555 variable conversion price note is based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 - 40. The fair value of the conversion feature was recognized as a derivative instrument at the issuance date and is measured at fair value at each reporting period. The Company determined that the fair value of the derivative was $56,263 at the issuance date. Debt discount was recorded up to the $50,000 purchase price of the note (of which $5,555 is an original issue discount) and is amortized to interest expense over the term of the note. The fair value of the beneficial conversion feature in excess of the principal amount allocated to the notes in the aggregate amount of $6,263 was expensed immediately as unrealized loss on derivative obligation.

KBM Convertible Note

On December 19, 2014, the Company entered into a Securities Purchase Agreement with KBM Worldwide, Inc. (“KBM”) pursuant to which KBM purchased an 8% redeemable convertible note from us in the principal amount of $64,000 due September 19, 2015 (the “KBM Note”). The Company received cash proceeds of $60,000 for this note. The KBM Note is convertible by KBM at its option any time after 180 days from issuance at a conversion price equal to 58% of the average of the lowest three trading prices for our common stock during the ten trading day period prior to the date on which KBM provides us with a conversion notice. The KBM Note may be prepaid by us any time within 180 days from the date of issuance at a premium ranging from 115% for a prepayment within the initial 30 days to 140% for prepayment after 150 days from the date of issuance but on or prior to 180 days from the date of issuance. The prepayment premium for the 31-60 day period is 120%, for the 61-90 day period is 125%, for the 91-120 day period is 130% and for the 121-150 day period is 135%. The KBM Note becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties.

The conversion price of the $64,000 variable conversion price note is based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 - 40. The fair value of the conversion feature was recognized as a derivative instrument at the issuance date and is measured at fair value at each reporting period. The Company determined that the fair value of the derivative was $63,980 at the issuance date. Debt discount was recorded up to the $64,000 purchase price of the note and is amortized to interest expense over the term of the note. The fair value of the beneficial conversion feature in excess of the principal amount allocated to the notes in the aggregate amount of $3,980 was expensed immediately as unrealized loss on derivative obligation.

7. DERIVATIVE LIABILITIES

Warrants

The Company has determined that certain warrants the Company has issued contain provisions that protect holders from future issuances of the Company’s common stock at prices below such warrants’ respective exercise prices and these provisions could result in modification of the warrants exercise price based on a variable that is not an input to the fair value of a “fixed-for-fixed” option.

The Company issued 1,800,000 warrants in connection with the issuance of 600,000 shares of common stock sold for cash during June 2014. All of the warrants vested immediately. These warrants contain anti-dilution provisions that provide for a reduction in the exercise price of such warrants in the event that future common stock (or securities convertible into or exercisable for common stock) is issued (or becomes contractually issuable) at a price per share (a “Lower Price”) that is less than the exercise price of such warrant at the relevant time. The amount of any such adjustment is determined in accordance with the provisions of the relevant warrant agreement and depends upon the number of shares of common stock issued (or deemed issued) at the Lower Price and the extent to which the Lower Price is less than the exercise price of the warrant at the relevant time. In addition, the number of shares issuable upon exercise of these warrants will be increased inversely proportional to any decrease in the exercise price, thus preserving the aggregate exercise price of the warrants both before and after any such adjustment.

The fair values of these warrants issued were recognized as derivative warrant instruments at issuance and are measured at fair value at each reporting period. The Company determined the fair values of these warrants using the Black-Scholes option pricing model.

Activity for derivative warrant liabilities during the year ended December 31, 2014 was as follows:

		Initial valuation
		of derivative	Decrease
		liabilities upon	in
	Balance at	issuance of new	fair value of	Balance at
	December 31,	warrants during	derivative	December 31,
	2013	the year	liability	2014
Derivative warrant instruments	$-	$449,624	$(179,695)	$269,929

The fair value of these warrants was valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.61%, (2) term of 8 years, (3) expected stock volatility of 174%, (4) expected dividend rate of 0%, and (5) common stock price of $2.35.

The fair value of these warrants was valued on December 31, 2014 using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.04%, (2) term of 7.47 years, (3) expected stock volatility of 153%, (4) expected dividend rate of 0%, and (5) common stock price of $0.14.

Derivative conversion feature on convertible debt

Activity for variable conversion feature debt during the year ended December 31, 2014 was as follows:

		Initial valuation
		of derivative
		liabilities upon
	Balance at	issuance of variable feature	Increase in fair value of	Balance at
	December 31,	convertible debt	derivative	December 31,
	2013	during the year	liability	2014
LG Convertible Note	$-	$95,000	$15,867	$110,867
JMJ Convertible Note	-	50,000	8,115	58,115
KBM Convertible Note	-	60,000	6,282	66,282
Total	$-	$205,000	$30,264	$235,264

The fair value of these derivatives was valued on the date of the issuances of the convertible debt using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 0.22% - 0.25%, (2) term of 0.76- 2 years, (3) expected stock volatility of 90% - 137%, (4) expected dividend rate of 0%, and (5) common stock price of $0.15 - $0.16.

The fair value of these derivatives was valued on December 31, 2014 using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 0.25%, (2) term of 0.73 – 1.96 years, (3) expected stock volatility of 91% -142%, (4) expected dividend rate of 0%, and (5) common stock price of $0.14.

8. STOCKHOLDERS’ EQUITY

Sales of Common Stock for Cash

During 2013, the Company issued 825,000 shares of common stock at a price of $1.00 per share for total cash proceeds of $825,000. The shares issued during 2013 pursuant to the subscription agreements contain anti-dilution protection for one year following the final closing thereunder. If the Company issues common stock at less than $1.00 per share during such one year period or if the Company issues securities during such one year period which are convertible into or exercisable for shares of our common stock with a conversion or exercise price of less than $1.00 per share, then the offering price of $1.00 gets adjusted to the lower price entitling the subscribers to additional shares. The anti-dilution clause pursuant to these subscription agreements expired in October 2014.

During 2014, the Company issued 1,275,000 shares of common stock at a price of $1.00 per share for total cash proceeds of $1,275,000. The Company also issued 892,050 shares of common stock for $300,000. See Kodiak below.

In June 2014, the Company issued 600,000 shares of common stock at a price of $1.00 per share and 1,800,000 warrants, each exercisable for one share of common stock with an 8-year term and a $1.00 exercise price, for total cash proceeds of $600,000. The Company recorded the issuance of these shares and warrants as follows:

	Shares	Gross proceeds	Offering costs	Net proceeds	Relative fair value allocated to warrants	Amount allocated to common stock and paid-in capital
June 2014	600,000	$600,000	$-	$600,000	$449,624	$150,376

Kodiak

On July 23, 2014, the Company entered into an Equity Purchase Agreement and a Registration Rights Agreement with Kodiak Capital Group, LLC (“Kodiak”) in order to establish a source of funding for the Company. Under the Equity Purchase Agreement, Kodiak agreed to provide the Company with up to $3,000,000 of funding upon effectiveness of a registration statement on Form S-1. Following effectiveness of the registration statement, the Company could deliver puts to Kodiak under the Equity Purchase Agreement under which Kodiak was obligated to purchase shares of the Company’s common stock based on the investment amount specified in each put notice, which investment amount may be any amount up to $3,000,000 less the investment amount received by the Company from all prior puts, if any. The number of shares of the Company’s common stock that Kodiak could purchase pursuant to each put notice was determined by dividing the investment amount specified in the put by the purchase price. The purchase price per share of common stock was set at eighty (80%) of the market price of the Company’s common stock with market price being defined as the lowest daily value weighted average trading price for our common stock for any trading day during the five consecutive trading days immediately following the date of the put notice to Kodiak.

On October 22, 2014, we provided a Put Notice to Kodiak for cash proceeds of $300,000 to the Company. The lowest daily value weighted average trading price for our common stock during the pricing period which ended on October 29, 2014 was $0.42 per share resulting in a purchase price of $0.34 per share. Based thereon, the number of put shares issued to Kodiak under the put was 892,050. The excess estimated put shares (1,407,950 shares) delivered to Kodiak were returned to the Company’s transfer agent but have yet to be cancelled. On November 13, 2014, we terminated the Equity Purchase Agreement with Kodiak.

Aladdin

On November 25, 2014, we entered into an Equity Purchase Agreement and a Registration Rights Agreement with Aladdin Trading, LLC (“Aladdin”) in order to establish a source of funding for us. Under the Investment Agreement, Aladdin agreed to provide us with up to $5,000,000 of funding upon effectiveness of a registration statement. Following effectiveness of the registration statement, we can deliver puts to Aladdin under the Equity Purchase Agreement under which Aladdin will be obligated to purchase shares of our common stock based on the investment amount specified in each put notice, which investment amount may be any amount up to $5,000,000 less the investment amount received by us from all prior puts, if any. Puts may be delivered by us to Aladdin until the earlier of December 31, 2015 or the date on which Aladdin has purchased an aggregate of $5,000,000 of put shares. The number of shares of our common stock that Aladdin will purchase pursuant to each put notice (“Put Shares”) will be determined by dividing the investment amount specified in the put by the purchase price. The purchase price per share of common stock will be set at 50% of the Market Price for our common stock with Market Price being defined as the volume weighted average trading price for our common stock during the three consecutive trading days immediately following the date of our put notice to Aladdin (the “Pricing Period”). There is no minimum amount that we can put to Aladdin at any one time. On the put notice date, we are required to deliver put shares (“Estimated Put Shares”) to Aladdin in an amount determined by dividing the closing price on the trading day immediately preceding the put notice date multiplied by 50% and Aladdin is required to simultaneously deliver to us the investment amount indicated on the put notice. At the end of the Pricing Period, when the purchase price is established and the number of Put Shares for a particular put is determined, Aladdin must return to us any excess Put Shares provided as Estimated Put Shares or alternatively we must deliver to Aladdin any additional Put Shares required to cover the shortfall between the amount of Estimated Put Shares and the amount of Put Shares. At the end of the pricing period we must also return to Aladdin any excess related to the investment amount previously delivered to us. Pursuant to the Equity Purchase Agreement, Aladdin and its affiliates will not be issued shares of our common stock that would result in Aladdin’s beneficial ownership equaling more than 9.99% of our outstanding common stock. Pursuant to the Registration Rights Agreement, we will be registering 20,000,000 shares of our common stock for issuance to and sale by Aladdin pursuant to the Equity Purchase Agreement. Unless the price of our common stock increases substantially, we will not have access to the full commitment amount under the Equity Purchase Agreement.

Common Stock issued for Services

On January 28, 2014, the Company issued 850,000 shares of common stock in aggregate to its CEO, CFO and President for services. The common stock was valued at the grant date closing price of $3.19 per share, and totaled $2,711,500 which the Company recorded as stock compensation during the year ended December 31, 2014. On March 10, 2014, the Company issued 2,800,000 shares of common stock in aggregate to its CEO, CFO and President for services. The common stock was valued at the grant date closing price of $3.16 per share, and totaled $8,848,000 which the Company recorded as stock compensation during the year ended December 31, 2014.

During the year ended December 31, 2014, the Company issued 856,773 shares of common stock to consultants for services at various dates. The Company recorded stock-based compensation expense of $1,864,443 based on the grant date fair value in connection with the issuance of these shares.

During March 2013, the Company entered into a consulting agreement with Hart Partners LLC to perform certain services on behalf of the Company. In accordance with the consulting agreement with Hart Partners LLC, the Company issued 25,000 shares of common stock during the year ended December 31, 2013. The common stock was valued at the grant date closing price of $2.38 per share, and totaled $59,500 which the Company recorded as stock compensation.

Stock Option Awards

During January 2014, the Company granted options to purchase 177,500 shares of common stock to employees. The options have an exercise price of $1.00 per share and vest over periods of 3 years. The stock price on the grant date was $3.40 per share. The options were valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.00%, (2) term of 10 years, and (3) expected stock volatilities of 184% (4) dividend rate of 0%. As a result, the fair value of these options on the grant date was $597,838 and the intrinsic value was $426,000.

During February 2014, the Company granted options to purchase 25,000 shares of common stock to a consultant. The options have an exercise price of $1.00 per share and vest over 1 year. The stock price on the grant date was $3.15 per share. The options were valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.00%, (2) term of 10 years, and (3) expected stock volatility of 186%. As a result, the fair value of these options on the grant date was $77,565 and the intrinsic value was $53,750.

During March 2014, the Company granted options to purchase 850,000 shares of common stock to its Chief Executive Officer, President and Chief Financial Officer. The options have an exercise price of $1.00 per share and vest over 3 years. The stock price on the grant date was $2.99 per share. The options were valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.00%, (2) term of 10 years, and (3) expected stock volatility of 184%. As a result, the fair value of these options on the grant date was $2,515,575 and the intrinsic value was $1,691,500.

During May 2014, the Company granted options to four employees to purchase 85,000 shares of common stock. The options have an exercise price of $1.00 per share and vest over 4 years. The stock prices on the grant dates were $2.80 - $2.90 per share. The options were valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.54% and 2.66%, (2) term of 10 years, and (3) expected stock volatility of 180%. As a result, the fair value of these options on the grant dates was $241,233 and the intrinsic value was $156,000.

During June 2014, the Company granted options to two employees and a consultant to purchase 160,000 shares of common stock. The options have an exercise price of $1.00 per share and vest over 4 years. The stock prices on the grant dates were $2.15 - $2.50 per share. The options were valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.54%, (2) term of 10 years, and (3) expected stock volatility of 174%. As a result, the fair value of these options on the grant date was $361,124 and the intrinsic value was $205,000.

During July and August 2014, the Company granted options to purchase 425,000 shares of common stock to various individuals. The options have an exercise price of $1.00 per share and vest over 4 years. The stock prices on the grant dates were $2.06 - $2.10 per share. These options were valued on the date of the grants using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.61%, (2) term of 10 years, (3) expected stock volatility of 174%, and (4) expected dividend rate of 0%. The options have an exercise price of $1.00 per share and vest over 0-4 years. The fair value of these stock options on the grant date was approximately $862,124 and the intrinsic value was $459,000.

A summary of stock option activity is presented below:
			Weighted-average
		Weighted-average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Term (years)	Value
Outstanding at December 31, 2013	1,433,650	$0.54		$-
Granted	1,722,500	1.00
Exercised
Forfeited	(572,406)	0.75
Outstanding at December 31, 2014	2,583,744	$0.81	8.74	$-
Exercisable at December 31, 2014	1,334,469	$0.71	8.47	$-

During the years ended December 31, 2014 and 2013, the Company recognized stock-based compensation expense of $3,078,393 and $1,950,410, respectively, related to stock options. As of December 31, 2014, there was $1,662,863 of total unrecognized compensation cost related to non-vested stock options.

Warrant Awards

On March 10, 2014, the Company issued warrants to purchase 750,000 shares of its common stock granted with an exercise price of $1.00 per share to third parties for services. The stock price on the grant date was $3.16 per share. As a result, the intrinsic value for these warrants on the grant date was $1,620,000. The fair value of these warrants was approximately $2,361,731 and was valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.67%, (2) term of 10 years, (3) expected stock volatility of 170%, and (4) expected dividend rate of 0%. All of the warrants vested immediately.

On April 30, 2014, the Company issued warrants to purchase 250,000 shares of its common stock granted with an exercise price of $1.00 per share to a third party for services. The stock price on the grant date was $2.65 per share. As a result, the intrinsic value for these warrants on the grant date was $412,500. The fair value of these warrants was approximately $659,847 and was valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.00%, (2) term of 10 years, (3) expected stock volatility of 170%, and (4) expected dividend rate of 0%. All of the warrants vested immediately.

On June 18, 2014, in connection with the issuance of common stock to a third party, the Company issued warrants to to purchase 1,800,000 shares of its common stock granted with an exercise price of $1.00 per share. At December 31, 2014, the exercise price was reduced to $0.90 per share and 210,831 additional warrants were issued pursuant to the anti-dilution features of the warrants.

A summary of warrant activity is presented below:

			Weighted-average
		Weighted-average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Term (years)	Value
Outstanding at December 31, 2013	750,000	$0.01
Granted	2,800,000	1.00
Warrants issued pursuant to anti-dilution adjustments	210,831	0.90
Exercised	-	-
Expired/Forfeited	-	-
Outstanding and exercisable at December 31, 2014	3,760,831	$0.75	8.27	$97,500

9. INCOME TAXES

As of December 31, 2014, the Company had net operating loss carry forwards of $4,359,130 and that may be available to reduce future years’ taxable income through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31:

	2014	2013
Deferred tax assets:
Net operating loss carry forward	$1,774,275	$452,231
Less: valuation allowance	(1774,275)	(452,321)
Net deferred tax assets	$-	$-

In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2014.

10. COMMITMENTS

Consulting Agreements

During August 2014, the Company entered into a 2-year consulting services agreement with an individual. Pursuant to the agreement, the individual will be paid $50,000 per year. In connection with the consulting services agreement, the individual assigned to the Company all of the assets owned by the individual related to the individual’s business operations being conducted through the name Gift Ya Now including, but not limited to, software code base, original design / creative elements, domain name and all strategic business relationships. The assets assigned to the Company had a fair value of $0.

Effective October 28, 2014, , the Company entered into a consulting agreement with OTC Media, LLC (“OTC Media”) pursuant to which OTC Media provides us with investor and public relations services. The services may include public relations and direct mail campaigns. In connection therewith, we pay OTC Media a service fee equal to 20% of the cost of the campaigns together with reimbursement for the cost of the campaigns. In November 2014, OTC Media conducted a campaign on our behalf at a cost of $100,000 and received a $20,000 service fee. The consulting agreement is in effect until December 31, 2015 and is subject to renewal.

During November 2014, the Company entered into a one-year Marketing and Consulting Agreement with CorProminence LLC (“Cor”) a New York limited liability corporation, pursuant to which Cor will provide us with shareholder and investor relations services in the form of road shows with the financial community, sponsorship and participation in financial industry trade shows, creation of informational packages for prospective investors, investor relations promotional activities and the production and distribution of executive interviews. In connection with such services, we are paying Cor $10,000 per month, payable monthly in advance and issued Cor 217,175 shares of our restricted common stock on November 1, 2014. The agreement may be terminated by either party for any reason upon 30 days prior written notice. If the agreement is terminated by us, Cor is entitled to retain the monthly cash fee paid to Cor after the notice but prior to the effective date of termination unless such termination is due to Cor’s negligence, gross misconduct or breach of its representations, warranties and a material provision set forth in the agreement. Further, if we terminate the agreement for any reason, Cor is required to return to us a proportionate amount of the compensation shares based upon the number of days of the one-year term that the agreement was in effect prior to termination.

Employment Agreement

The Company signed an employment agreement with its Chief Financial Officer. Pursuant to the agreement, in the event the Chief Financial Officer is terminated without cause, the CFO will be entitled to receive all compensation, including any bonus payments, accrued through the date of termination together with all compensation, including bonus payments, earned through the severance period which is defined as a period of 18 months from termination if more than 18 months remain on the term of the employment agreement at the time of termination or as a period of 12 months from termination, if less than 18 months remain on the term of the employment agreement at the time of termination.

11. FAIR VALUE MEASUREMENTS

The following table sets forth, by level within the fair value hierarchy, the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of December 31, 2014:

	Quoted Prices
	In Active	Significant		Total
	Markets for	Other	Significant	Carrying
	Identical	Observable	Unobservable	Value as of
	Assets	Inputs	Inputs	December 31,
Description	(Level 1)	(Level 2)	(Level 3)	2014
Warrant derivatives	$-	$-	$269,929	$269,929
Variable conversion - convertible debt derivatives			235,264	235,264
Total	$-	$-	$505,193	$505,193

The following table sets forth a reconciliation of changes in the fair value of financial liabilities classified as level 3 in the fair value hierarchy:

	Significant Unobservable Inputs (Level 3)
	Year ended December 31,
	2014	2013
Beginning balance	$-	$-
Additions	654,624
Change in fair value	(149,431)	-
Ending balance	$505,193	$-

Change in unrealized gain included in earnings	$149,431	$-

12. SUBSEQUENT EVENTS

Aladdin Equity Purchase Agreement

On February 2, 2015, we delivered a put notice to Aladdin for $75,000. This resulted in our issuance of 1,153,847 shares to Aladdin. On February 20, 2015, we delivered a second put notice to Aladdin for $100,000. This resulted in our issuance of 1,538,462 shares to Aladdin, 198,877 of which were required to be returned to us for cancellation resulting in a net issuance of 1,339,585 shares to Aladdin as the 1,538,462 share issuance represented an estimate as to the number of shares covered by the put. Aladdin owes us $25,000 from the second put. On March 10, 2015, we delivered a third put notice to Aladdin for $100,000. This resulted in our issuance of 2,352,942 shares to Aladdin. Based upon the price of our common stock for the third put valuation period we were required to issue an additional 58,322 shares to Aladdin resulting in a net issuance of 2,411,265 shares pursuant to the third put. We have deducted 58,323 shares from the share amount required to be returned to us from the second put and are now entitled to the return of 140,554 shares from the second put share issuance. Aladdin owes us $100,000 from the third put.

Common stock issued for services

The Company issued 50,000 shares of common stock for services during January 2015. The Company issued an additional 200,000 shares of common stock for services during March 2015.

Related Parties

Gannon Giguiere

On January 15, 2015, we received a $14,000 loan from Gannon Giguiere paying interest at the rate of 1% per annum. The loan was converted into common stock on February 2, 2015 (see below).

On February 2, 2015, we entered into Amendment No. 2 to the November 21, 2012 Employment Services Agreement, as amended on March 10, 2014, between us and Gannon Giguiere, our Chief Executive Officer, Secretary and Chairman. The amendment reduced Mr. Giguiere’s base annual salary from $180,000 to $1, clarified the provision under which we can issue bonuses to Mr. Giguiere, and provided for the issuance of 5,000,000 shares of our common stock (which were granted piggyback registration rights) and 2,000,000 stock options which have a ten-year term and are exercisable for the purchase of 2,000,000 shares of our common stock at a price of $0.10 per share. The stock options vest monthly and ratably over the 36-month period commencing upon issuance.

On February 2, 2015, $351,000 in accrued salary due to Gannon Giguiere was converted into shares of our restricted common stock at a conversion price of $0.07 per share resulting in the issuance of 5,014,286 shares of common stock. Piggyback registration rights apply to these shares.

On February 2, 2015, $64,050 in principal and $279 in interest due thereon with respect to the loan made by Gannon Giguiere to us on November 10, 2014, $67,500 in principal and $124 in interest due thereon with respect to the loan made by Gannon Giguiere to us on November 28, 2014, $15,000 in principal and $21 in interest due thereon with respect to the loan made by Gannon Giguiere to us on December 15, 2014, and $14,000 in principal and $7 in interest due thereon with respect to the loan made by Gannon Giguiere to us on January 15, 2015, or an aggregate of $160,981 was converted into shares of our restricted common stock at a conversion price of $0.07 per share resulting in the issuance of 2,299,729 shares of common stock to Mr. Giguiere. Piggyback registration rights apply to these shares.

Alan Johnson

On February 2, 2015, we entered into Amendment No. 2 to the November 21, 2012 Employment Services Agreement, as amended on March 10, 2014, between us and Alan Johnson, our Chief Corporate Development Officer. The amendment reduced Mr. Johnson’s base annual salary from $180,000 to $1, clarified the provision under which we can issue bonuses to Mr. Johnson, and provided for the issuance of 2,000,000 shares of our common stock (which were granted piggyback registration rights) and 1,000,000 stock options to Mr. Johnson upon execution of the amendment. The stock options were issued under our 2015 Equity Incentive Plan as non-statutory stock options. The stock options have a ten-year term and are exercisable for the purchase of 1,000,000 shares of our common stock at a price of $0.10 per share. The stock options vest monthly and ratably over the 36-month period commencing upon issuance.

On February 2, 2015, $339,780 in accrued salary due to Alan Johnson was converted into shares of our restricted common stock at a conversion price of $0.07 per share resulting in the issuance of 4,853,571 shares of common stock to Mr. Johnson. Piggyback registration rights apply to these shares.

On February 2, 2015, $150,000 in principal and $777 in interest due thereon with respect to the loan made by Alan Johnson to us on July 29, 2014, and $9,842 in principal and $362 in interest due thereon with respect to the loan made by Alan Johnson to us on September 24, 2014, or an aggregate of $160,981 was converted into shares of our restricted common stock at a conversion price of $0.07 per share resulting in the issuance of 2,299,729 shares of common stock to Mr. Johnson. Piggyback registration rights apply to these shares.

Michael Rountree

On February 12, 2015, we received a $10,000 loan from Michael Rountree paying interest at the rate of 1% per annum. The loan is due and payable on May 13, 2015.

On February 2, 2015, we entered into Amendment No. 1 to the March 10, 2014 Employment Services agreement between us and Michael Rountree, our Chief Financial Officer and Treasurer. The Amendment reduced Mr. Rountree’s base annual salary from $180,000 to $1, clarified the provision under which we can issue bonuses to Mr. Rountree and provided for the issuance of 2,000,000 shares of our common stock (which were granted piggyback registration rights) and 1,000,000 stock options to Mr. Rountree upon execution of the amendment. The stock options were issued under our 2015 Equity Incentive Plan as non-statutory stock options. The stock options have a ten-year term and are exercisable for the purchase of 1,000,000 shares of our common stock at a price of $0.10 per share. The stock options vest monthly and ratably over the 36-month period commencing upon issuance.

On February 2, 2015, $227,435 in accrued salary due to Michael Rountree, our Treasurer and Chief Financial Officer, was converted into shares of our restricted common stock at a conversion price of $0.07 per share resulting in the issuance of 3,249,071 shares of common stock to Mr. Rountree. Piggyback registration rights apply to these shares.

On February 2, 2015, $15,000 in principal and $63 in interest due thereon with respect to the loan made by Michael Rountree to us on September 30, 2014, and $25,000 in principal and $80 in interest due thereon with respect to the loan made by Michael Rountree to us on October 9, 2014, or an aggregate of $40,143 was converted into shares of our restricted common stock at a conversion price of $0.07 per share resulting in the issuance of 573,471 shares of common stock to Mr. Rountree. Piggyback registration rights apply to these shares.

Loans

FireRock Securities Purchase Agreement

On January 6, 2015 we entered into a Securities Purchase Agreement (“SPA”) with FireRock Global Opportunities Fund L.P., a Delaware limited partnership (“FireRock”), pursuant to which we issued and sold to FireRock a convertible promissory note, dated January 6, 2015, in the principal amount of $137,500 (the “Initial Note”). The Initial Note was subject to an original issue discount resulting in our receipt of $125,000 in proceeds. In connection with the SPA, we also issued to FireRock 250,000 shares of our restricted common stock and a five-year warrant, dated January 6, 2015, to purchase 500,000 shares of our common stock at an exercise price of $0.50 per share. The SPA and a related Registration Rights Agreement between us and FireRock, dated January 6, 2015, provide for us to register the shares issuable upon conversion of the Initial Note and Second Note, as hereinafter defined, and the exercise of the warrant. The Initial Note and Second Note are hereinafter referred to collectively as the Notes. We were required to file a registration statement with respect to the shares underlying the Notes and warrant within 60 days of the January 6, 2015 issuance date and have such registration statement declared effective not more than 150 days following the issuance date. We filed the registration statement on March 6, 2015. FireRock purchased a second convertible promissory note from us in the principal amount of $137,500 (the “Second Note”) three business days following the effective date of the registration statement. The Second Note is identical, in all material respects, to the Initial Note. The Second Note is also subject to an original issue discount and resulted in our receipt of $125,000 in additional proceeds. The Notes have six-month terms and provide for payment of interest on the principal amount at maturity at the rate of 1% per annum.

The Notes, including accrued interest thereon, can be prepaid by us, in whole or in part, at any time prior to maturity, upon three trading days prior written notice, at a premium of 135%. The premium rate also applies to any default interest which may be due at the time of prepayment. Default interest, at the rate of 15% per annum, will become due in the event that we fail to pay principal or interest when due on the Notes. The Notes are convertible at any time after issuance at the lower of (i) $0.20 per share or (ii) 60% (50% upon an Event of Default) of the volume weighted average price for our common stock during the three consecutive trading days immediately preceding the trading day on which we receive a notice of conversion. The SPA further provides that if we complete a registered primary public offering of our securities at any time during which the Notes remain outstanding, that the Notes can be converted at the closing of such offering at a conversion price equal to a 10% discount to the offering price to investors in the offering. We are required to reserve 20,000,000 shares of our common stock to cover Note conversions and register all such shares in the registration statement. We are also required to cause our transfer agent to issue and transfer shares to the holders of the Notes within one trading day of our receipt of a conversion notice. The failure to do so constitutes an Event of Default under the Notes. Other Events of Default including, but are not limited to, our failure to pay principal and interest when due, a material breach by us of any of the terms of the FireRock transaction documents, a breach of any representation or warranty made by us in the FireRock transaction documents having a material adverse effect on the holder of the Notes, our appointment of a receiver or trustee, our becoming bankrupt, our stock becoming delisted, our failure to comply with our reporting requirements under the Securities Exchange Act of 1934, our cessation of operations, our dissolution or liquidation, our failure to maintain any of our material assets, certain restatements of our financial statements, our effectuation of a reverse stock split, and certain unvacated judgments against us involving more than $50,000. Subject to applicable cure periods, the Notes become immediately due and payable upon the occurrence and during the continuation of Events of Default.

The face amount of purchase price of the Initial Note is $312,500. This consists of the actual amount funded of $125,000, $12,500 in original issue discount, $125,000 to reflect the potential conversion amount penalty in the case of an uncured Event of Default and $50,000 to reflect a potential penalty in the event the registration statement is not filed within 60 days of January 6, 2015 or declared effective within 150 days of January 6, 2015. The face amount of purchase price of the Second Note will be $262,500 consisting of the $125,000 amount to be funded, $12,500 in original issue discount and $125,000 to reflect the potential conversion amount penalty in the case of an uncured Event of Default. Accordingly, the aggregate face uncured amount of the Notes will be $575,000. If we determine to prepay the Notes prior to their respective maturity dates, the 135% prepayment principal premium will be applied, in the case of each of the Notes, against the $137,500 principal amount of each of the Notes and against the accrued interest due thereon. If the holder of the Notes determines to convert the Notes prior to the respective maturity dates, the conversion will likewise be made against the $137,500 principal amount of the Notes and all accrued interest due thereon. Subject to applicable cure periods, upon the occurrence and during the continuation of any Event of Default, the Notes will become immediately due and payable and we will be required to pay to the holder of the Notes, in full satisfaction of our obligation thereunder, an amount equal to (i) in the case of payments to be made in common stock, the conversion rate described above against $575,000 ($525,000 if the registration obligations have been satisfied) together with accrued interest and default interest due on the Notes through the date of payment, or (ii) in the case of payments to be made in cash, $325,000 ($275,000 if the registration obligations have been satisfied) together with accrued interest and default interest due thereon through the date of the payment multiplied by 145%. The amounts payable upon default, whether in cash or stock, will be proportionately reduced in case we make partial payments of principal or holder converts part of the Notes prior to any such default. Holder may, in its sole discretion, determine to take payment part in stock and part in cash.

KBM

On January 29, 2015, we entered into a second Securities Purchase Agreement with KBM pursuant to which KBM purchased an 8% redeemable convertible note from us in the principal amount of $48,000 due November 2, 2015. All of the other material terms of the note are identical to the terms of the KBM Note entered into in December 2014.

Tangiers

On January 23, 2015, we entered into a Note Purchase Agreement with Tangiers Investment Group, LLC (“Tangiers”) pursuant to which Tangiers purchased a one-year 10% Convertible Promissory Note from us in the principal amount of $55,000 (the “Tangiers Note”). The Tangiers Note was subject to an original issue discount resulting in a purchase price of $50,000. The Tangiers Note, including accrued interest due thereon, is convertible by Tangiers, at its option, any time after 180 days from the date of issuance at a conversion price equal to 52% of the lowest trading price for our common stock during the twenty trading days prior to conversion. The conversion price will be further reduced by 10% if we are placed on “chill” status with DTC until such “chill” is remedied and will be reduced by 5% if we are not DWAC eligible. The Tangiers Note may be prepaid by us within 180 days from the date of issuance at a premium ranging from 115% for a prepayment within the initial 30 days to 145% for a prepayment after 150 days from the date of issuance but on or prior to 180 days from the date of issuance. The prepayment premium for the 31-60 day period is 121%, for the 61-90 day period is 127%, for the 91-120 day period is 133%, and for the 121-150 day period is 139%. The Tangiers Note becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties. By mutual agreement, Tangiers may provide us with additional funding on the same terms up to an aggregate principal amount of $330,000 during the 9-month period which commenced on January 23, 2015.

Adar

On January 23, 2015, we entered into a Securities Purchase Agreement with Adar Bays, LLC (“Adar”) pursuant to which Adar purchased an 8% redeemable, convertible promissory note (the “Adar Note”) from us in the principal amount of $44,000 due January 23, 2016. The Adar Note was subject to an original issue discount resulting in a purchase price of $40,000. The Adar Note, including accrued interest due thereon, is convertible by Adar, at its option, any time after 180 days from the date of issuance at a conversion price equal to 62% of the lowest closing bid price for our common stock during the twenty trading days prior to conversion. In the event that our common stock becomes subject to a DTC “chill”, the conversion price formula will be reduced from 62% to 52% while the “chill” remains in effect. The Adar Note may be prepaid by us within 180 days from the date of issuance at a premium ranging from 115% for a prepayment within the initial 30 days to 145% for a prepayment after 150 days from the date of issuance but on or prior to 180 days from the date of issuance. The prepayment premium for the 31-60 day period is 121%, for the 61-90 day period is 127%, for the 91-120 day period is 133% and for the 121-150 day period is 139%. The Adar Note becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties.

Union Capital

On March 3, 2015, we entered into a Securities Purchase Agreement with Union Capital, LLC (“Union”) pursuant to which Union purchased an 8% redeemable, convertible note (the “Union Note”) from us in the principal amount of $44,000 due March 3, 2016. The Union Note was subject to an original issue discount resulting in a purchase price of $40,000. The Union Note is convertible by Union, at its option, any time after 180 days from the date of issuance at a conversion price equal to 62% of the lowest closing bid price for our common stock for the twenty trading days prior to the date upon which Union provides us with a notice of conversion. The Union Note may be prepaid by us any time within 180 days from the date of issuance at a premium ranging from 115% for a prepayment within the initial 30 days to 145% for a prepayment after 150 days from the date of issuance but on or prior to 180 days from the date of issuance. The prepayment premium for the 31-60 day period is 121%, for the 61-90 day period is 127%, for the 91-120 day period is 133%, and for the 121-150 day period is 139%. The Union Note becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties.

River North

On March 18, 2015, we entered into a Convertible Note Purchase Agreement with River North Equity, LLC (“River North”) an Illinois limited liability corporation, pursuant to which River North purchased a 9% Convertible Note (the “River North Note”) from us in the principal amount of $52,500. The River North Note was subject to an original issue discount resulting in our receipt of $47,250 in proceeds. The River North Note is convertible by River North, at its option, any time after 180 days from issuance at a conversion price equal to 60% of the lowest trading price for our common stock during the twenty trading days prior to the date on which River North provides us with a conversion notice. The conversion price formula will be reduced from 60% to 50% if we are not DWAC eligible. The River North Note contains a right of first refusal in favor of River North with regard to certain future borrowings by us for the term of the River North Note. The River North Note may be prepaid by us any time prior to our receipt of a conversion notice from River North in an amount equal to 105% multiplied by the sum of the then outstanding principal amount of the River North Note plus (i) accrued and unpaid interest due on the principal amount; and (ii) default interest and penalty payments, if any, due on the River North Note at the time of prepayment. The River North Note becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties.

VGI

On April 8, 2015, we entered into a Securities Purchase Agreement with Vires Group, Inc. (“VGI”), a New York Corporation, pursuant to which VGI purchased a 12% redeemable, convertible note (the “VGI Note”) from us in the principal amount of $38,000 due January 2016. The VGI Note is convertible by VGI, at its option, any time after 180 days from issuance at a conversion price equal to 50% of the average of the three lowest trading prices for our common stock during the twenty-day trading period prior to the date on which VGI provides us with a conversion notice. The VGI Note becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties.

Consulting Agreements

On February 2, 2015, we entered into a one-year Consulting and Development Agreement with Meridian Computing, Inc. (“MCI”) pursuant to which MCI provides us with services which include (i) software development services; (ii) assisting us with our product requirements, release schedules and client-server dependencies; and (iii) assisting us with our gathering and specification requirements related to mobile architecture and implementation. We are paying MCI for the services at the rate of $19,200 per month or $230,400 on an annualized basis. The annualized fee amount is payable by us in advance. We can terminate the agreement upon 30 days prior written notice. Upon any such termination, MCI is able to retain the cash fee payment.

On February 2, 2015, we entered into a one-year Consulting Agreement with JV Holdings, LLC (“JV”) pursuant to which JV provides us with investor relations and related services. The agreement is automatically renewable for additional one-year terms unless either party notifies the other of its intention not to renew not less than 30 days prior to the end of the existing term. In the event of a renewal, the parties will re-negotiate the cash and stock fees payable to JV under the agreement. We are paying JV a monthly cash fee of $6,000 per month or an aggregate of $72,000 for the initial one-year term, which annualized fee is payable in full, in advance. Pursuant to the agreement, we issued 350,000 shares of our restricted common stock to JV, as a stock fee. The agreement may be terminated by us upon 30 days prior written notice. In such event, JV is entitled to retain the cash and stock fees it has received prior to the date of termination.

On February 2, 2015, we entered into Amendment No. 1 to our March 10, 2014 Consulting Agreement with Harrison Group, Inc. (“HG”) which extended the term of the Consulting Agreement for an additional two years through August 31, 2017. Pursuant to the term extension, we issued 1,500,000 shares of our restricted common stock to HG.

On February 2, 2015, we entered into a Consulting Agreement with M1 Capital Advisors LLC (“M1”) pursuant to which M1 is providing us with strategic and corporate consulting services which include (i) the development and refinement of our business plan; (ii) market and competitive research assessment; (iii) preparation of investor presentation materials; (iv) review of product features; and (v) development of marketing strategies and initiatives. The agreement terminates on December 31, 2015. We will pay M1 a $110,000 cash fee for the services which is payable in advance. The agreement is renewable 60 days prior to the end of the term upon mutual agreement of the parties.

On February 2, 2015, we entered into a one-year Consulting Agreement with Market Pulse Media, Inc. (“MP”) pursuant to which MP provides us with financial and business advice and investor relations services. The agreement is subject to extension upon mutual agreement of the parties. In connection therewith, we issued 1,300,000 shares of our restricted common stock to MP, which shares contain piggyback registration rights. We can terminate the agreement upon 30 days prior written notice.

2015 Equity Incentive Plan

On February 2, 2015, our board of directors approved our 2015 Equity Incentive Plan. Our shareholders have yet to approve the 2015 Equity Incentive Plan and unless they do so prior to February 2, 2016, we will not be able to issue incentive stock options under the 2015 Equity Incentive Plan. A total of 11,000,000 shares of our common stock are reserved for issuance under the 2015 Plan. If an incentive award granted under the 2015 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2015 Plan. Shares issued under the 2015 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity are not expected to reduce the maximum number of shares available under the 2015 Plan. In addition, the number of shares of common stock subject to the 2015 Plan and the number of shares and terms of any incentive award are subject to adjustment in the event of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

The compensation committee of the Board, or the Board in the absence of such a committee, will administer the 2015 Plan and grants made thereunder. Subject to the terms of the 2015 Plan, the compensation committee has complete authority and discretion to determine the terms of awards under the 2015 Plan. Any officer or other employee of the Company or its affiliates, or an individual that the Company or an affiliate has engaged to become an officer or employee, or a consultant or advisor who provides services to the Company or its affiliates, including a non-employee director of the Board, is eligible to receive awards under the 2015 Plan.

Our Board of Directors or if then in place, the compensation committee of our Board of Directors, may amend, suspend or terminate the 2015 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of our common stock reserved for issuance under the 2015 Plan or reduces the minimum exercise price for options or exchange of options for other incentive awards. Unless sooner terminated, the 2015 Plan terminates ten years after the date on which it was adopted.

Stock Option Awards

Effective February 2, 2015, an aggregate of 6,950,000 ten-year non-statutory stock options to purchase an aggregate of 6,950,000 shares of our common stock, vesting monthly and ratably over the 36 -month period commencing upon issuance on the first day of each month during the vesting period with an initial vesting date of March 1, 2015 and a final vesting date of February 1, 2018 and an exercise price of $0.10 per share were issued under the 2015 Equity Incentive Plan to 29 employees of ours. The recipients included: Gannon Giguiere, our President and CEO who received 2,000,000 options, Alan Johnson, our Chief Corporate Development Officer who received 1,000,000 options, and Michael Rountree, our Treasurer and Chief Financial Officer who received 1,000,000 options.

Warrants

Effective February 2, 2015, the 7 members of our Advisory Board were each issued a ten-year warrant to purchase 100,000 shares of our common stock at an exercise price of $0.10 per share resulting in the issuance of an aggregate of 700,000 warrants.

Effective February 2, 2015, 11 advisors/consultants were each issued a ten-year warrant to purchase 100,000 shares of our common stock at an exercise price of $0.10 per share resulting in the issuance of an aggregate of 1,100,000 warrants.

Jason Harvey

On April 8, 2015, Jason Harvey was appointed as our Chief Executive Officer. We have yet to enter into a written employment agreement with him but expect to do so in the near future. We have agreed to pay him an annual base salary of $175,000 and to make a restricted stock grant to him of 2,250,000 shares of our common stock. Mr. Harvey will also be entitled to receive performance based bonuses and other benefits to be determined.

FINANCIAL STATEMENTS

INDEX TO  CONSOLIDATED FINANCIAL STATEMENTS FOR THE
NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(UNAUDITED)

The unaudited financial statements for the nine months ended September 30, 2015 included herein have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Article 210 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are of a normal recurring nature. Operating results for the nine month period ended September 30, 2015, are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2015. For further information refer to the audited financial statements and footnotes thereto for the fiscal year ended December 31, 2014.

EVENTURE INTERACTIVE, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2015	December 31, 2014
ASSETS
Current Assets
Cash	$22,447	$2,957
Deposits	15,196	15,196
Total current assets	37,643	18,153

Fixed assets, net	44,385	52,782

Total assets	$82,028	$70,935

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	$856,320	$400,323
Accrued expenses	56,103	924,372
Related party payables	161,380	–
Related party notes payable	123,458	555,250
Notes payable, net of discount of $0 and $2,889, respectively	-	147,111
Convertible notes payable, net of discount of $1,237,764 and $168,000, respectively	259,650	6,000
Derivative liabilities – current	3,245,974	177,149
Total current liabilities	4,702,885	2,210,205
Derivative liabilities – non-current	249,574	328,044

Total liabilities	4,952,459	2,538,249

Commitments and contingencies

Stockholders’ Deficit
Preferred stock, $0.001 par value, 10,000,000 authorized, 5,000,000 and -0- shares of Series A issued and outstanding, respectively	5,000	–
Common stock, $0.001 par value, 10,000,000,000 shares authorized; 672,891,024 and 25,481,323 shares issued and outstanding, respectively	672,891	25,481
Subscriptions receivable	(17,000)	–
Additional paid-in capital	35,270,154	25,242,130
Accumulated deficit	(40,801,476)	(27,734,925)

Total stockholders’ deficit	(4,870,431)	(2,467,314)

Total liabilities and stockholders’ deficit	$82,028	$70,935

The accompanying notes are an integral part of these unaudited consolidated financial statements.

EVENTURE INTERACTIVE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014

Revenues	$(1,098)	$–	$(750)	$–
General and administrative expenses	1,322,644	1,838,057	7,525,985	20,606,293

Operating loss	(1,323,742)	(1,838,057)	(7,526,735)	(20,606,293)

Other income (expense):
Change in fair value of derivative liabilities	(1,544,078)	1,186,483	(1,966,358)	(2,021,531)
Day-one loss	(1,702,672)	-	(1,702,672)	-
Interest expense	(710,892)	–	(1,090,683)	–
Loss on debt extinguishment	(781,466)	–	(780,103)	–
Total other income (expense)	(4,739,108)	1,186,483	(5,539,816)	(2,021,531)

Net loss	$(6,062,850)	$(651,574)	$(13,066,551)	$(22,807,824)

Loss per common share – basic and diluted	$(0.02)	$(0.03)	$(0.06)	$(1.00)

Weighted average number of common shares outstanding – basic and diluted	307,131,764	24,332,098	232,311,370	22,821,543

The accompanying notes are an integral part of these unaudited consolidated financial statements.

EVENTURE INTERACTIVE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities
Net loss	$(13,066,551)	$(22,807,824)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	5,124,731	18,922,507
Change in fair value of derivative liabilities	3,669,030	2,201,531
Depreciation and amortization expense	22,123	14,559
Amortization of debt discount on notes	1,019,530	–
Loss on debt extinguishment	780,104
Changes in operating assets and liabilities:
Deposits	–	(10,196)
Accounts payable	495,506	149,405
Accrued expenses	98,512	272,669
Net cash used in operating activities	(1,857,015)	(1,255,630)

Cash flows from investing activities
Payments for software development costs	–	(468,450)
Acquisition of fixed assets	(13,725)	(36,185)
Net cash used in investing activities	(13,725)	(504,635)

Cash flows from financing activities
Proceeds from related party loans	91,000	545,107
Repayments of related party loans	(112,400)	(120,107)
Related party advances	161,380	–
Proceeds from convertible notes	1,442,250	–
Proceeds from sale of common stock and warrants	308,000	1,275,000
Net cash provided by financing activities	1,890,230	1,700,000

Net change in cash	19,490	(60,265)

Cash at beginning of the period	2,957	67,762

Cash at end of the period	$22,447	$7,497

Supplemental disclosure of cash flow information:
Cash paid for:
Income taxes	$–	$–
Interest	$–	$100
Noncash investing and financing transactions:
Original issue discount on issuance of convertible notes	$473,944	$–
Settlement of related party debt with convertible debt	$150,000	$–
Settlement of debt with convertible debt	$50,000
Conversion of convertible debt and accrued interest to common stock	$798,130	$–
Debt discount – variable conversion feature derivative liabilities	$2,321,296	$–
Debt discount – common stock and warrants	$18,115	$–
Issuance of common stock for related party notes payable and interest	$362,105	$–
Issuance of common stock to settle accrued expenses	$918,184	$–
Stock subscriptions receivable	$17,000	$–
Fair value of warrant derivative liabilities issued in common stock offering	$-	$449,624
The accompanying notes are an integral part of these unaudited consolidated financial statements.

EVENTURE INTERACTIVE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1. ORGANIZATION AND BUSINESS OPERATIONS

The Company was incorporated in the State of Nevada on November 29, 2010. The Company was in the GPS tracking system business until late in 2012, when the Company redirected all of its efforts into the social media business. On February 20, 2013, the Company filed Amended and Restated Articles of Incorporation with the Nevada Secretary of State to change its name from Live Event Media, Inc. to Eventure Interactive, Inc. (the “Company”).

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $40,801,476 as of September 30, 2015 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from business operations when they come due. Management intends to finance its operating costs over the next twelve months with existing cash on hand and loans from directors and/or the private placement of common stock. These financials do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim consolidated financial statements of Eventure Interactive, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s latest Annual Report on Form 10-K filed with the SEC. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent year ended December 31, 2014, as reported in Form 10-K, have been omitted.

Principles of Consolidation

The financial statements include the accounts of the Company and its subsidiary. Intercompany transactions and balances have been eliminated.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Basic and Diluted Loss Per Common Share

Basic loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per common share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per common share excludes all potential common shares if their effect is anti-dilutive.

Since the Company is in a loss position, it has excluded stock options and warrants from its calculation of diluted net loss per common share. At September 30, 2015, the Company had 9,131,216 stock options, 12,576,452 warrants and 1,922,712,128 shares issuable upon the conversion of convertible debt that would have been included in its calculation of diluted net loss per common share if they were not anti-dilutive.

Software Development Costs

Costs incurred in the research and development of new software products are expensed as incurred until technological feasibility has been established. After technological feasibility is established, any additional costs are capitalized in accordance with authoritative guidance until the product is available for general release.

Fixed Assets

Fixed assets are stated at cost and depreciated using the straight-line method over the estimated useful life of the asset. The Company’s fixed assets are comprised of computer equipment and the estimated life of computer equipment is three years.

Derivative Liabilities

The Company reviews the terms of the common stock, convertible debt and warrants it issues to determine whether there are embedded derivative instruments, including embedded conversion options, which are required to be bifurcated and accounted for separately as derivative financial instruments.

Bifurcated embedded derivatives are initially recorded at fair value and are then revalued at each reporting date with changes in the fair value reported as non-operating income or expense. The Company uses a Black-Scholes model for valuation of the derivative instrument.

Stock-Based Compensation

The Company measures stock-based compensation cost at the grant date based on the fair value of the award and recognize it as expense, over the vesting or service period, as applicable, of the stock award using the straight-line method.

Fair Value Measurements

As defined in FASB ASC Topic No. 820 – 10, fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic No. 820 – 10 requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The statement requires fair value measurements be classified and disclosed in one of the following categories:

Level 1:
Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. The Company considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability. This category includes those derivative instruments that the Company values using observable market data. Substantially all of these inputs are observable in the marketplace throughout the term of the derivative instruments, can be derived from observable data, or supported by observable levels at which transactions are executed in the marketplace.

Level 3:
Measured based on prices or valuation models that require inputs that are both significant to the fair value measurement and less observable from objective sources (i.e. supported by little or no market activity). The Company’s valuation models are primarily industry standard models. Level 3 instruments include derivative warrant instruments. The Company does not have sufficient corroborating evidence to support classifying these assets and liabilities as Level 1 or Level 2.

Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels. The estimated fair value of the derivative liabilities were calculated using the Black Scholes model.

New Accounting Pronouncements

The Company’s management does not believe that any other recently issued pronouncements will have a material effect on the Company’s financial statements.

3. RELATED PARTY TRANSACTIONS

Related party payables

During the nine months ended September 30, 2015, the Company’s CFO advanced the Company $156,695 to fund the operations of the Company, the Company paid $34,500 in cash, leaving $122,195 payable as of September 30, 2015.

During the nine months ended September 30, 2015, the Company’s Chairman advanced the Company $47,829 to fund the operations of the Company, all of which was repaid in full as at September 30, 2015.

At September 30, 2015, the Company owes a related party entity $39,185 for marketing services provided to the Company during the nine months ended September 30, 2015.  The service fee was $188,147, of which the Company paid $148,962 in cash. The entity is 71% owed by a Director of the Company and 8% owned by the CFO of the Company.

Related party notes payable

At September 30, 2015 and December 31, 2014, the Company owed its Chairman and former CEO $6,300 and $190,250, respectively, for loans provided to the Company by the Chairman. The loans bear interest at 1% per annum. During the nine month period ended September 30, 2015, the Company received $85,300 from its Chairman. During the nine months ended September 30, 2015, the Company repaid a total of $269,250 of the outstanding loans.

At September 30, 2015 and December 31, 2014, the Company owed its CFO $2,000 and $40,000, respectively, for loans provided to the Company by the CFO. The loans bear interest at 1% per annum. On February 2, 2015, an aggregate of $40,000 of related party notes payable and $143 of interest was converted into shares of our restricted common stock at a conversion price of $0.07 per share resulting in the issuance of 573,471 shares of common stock to Mr. Rountree. During the nine month period ended September 30, 2015, the Company received a further $12,000 in loans from its CFO of which $10,000 has been repaid.

At September 30, 2015 and December 31, 2014, the Company owed a Director of the Company $115,158 and $275,000, respectively, for loans provided to the Company by the Director. The amounts owed to the Director are past due and in default as at September 30, 2015. The loans bear interest at 1% per annum.

At September 30, 2015 and December 31, 2014, the Company owed $0 and $50,000 to a relative of an executive of the Company. The loans bear interest at 1% per annum. The amounts was assigned to a third party and exchanged for convertible notes. No gain or loss was recorded on the debt extinguishment.

4. NOTES PAYABLE

During August 2014, the Company received $45,000 in cash for a $50,000 promissory note due in June 2015. The promissory note has no stated interest rate. The Company is recognizing the $5,000 original issue discount as interest expense over the life of the promissory note. During the six months ended June 30, 2015, this loan was assigned to a third party and exchanged for convertible notes. No gain or loss was recorded on the debt extinguishment.

During the year ended December 31, 2014, the Company received $100,000 in cash from third parties in exchange for $100,000 of notes payable bearing interest at 1% per annum. During the nine months ended September 30, 2015, $100,000 of these notes payable was assigned to a third party and exchanged for convertible notes.

5. CONVERTIBLE NOTES PAYABLE

Convertible debt with a variable conversion feature consists of the following as of September 30, 2015 and December 31, 2014:

		September 30, 2015	December 31, 2014
Bluestem Advisors	(a)	$48,048	$-
Carebourn Capital	(b)	376,081	-
GHS Investments	(c)	43,253	-
JMJ Financial	(d)	48,870	55,556
JSJ Investments	(e)	50,000	-
KBM	(f)	-	64,000
LG	(g)	283,275	110,000
RDW Capital	(h)	100,000	-
SBI Investments	(i)	468,887	-
VGI	(j)	79,000	–
Total convertible notes payable		1,497,414	229,556
Less: debt discount		(1,237,764)	(223,556)
Convertible notes payable, net		$259,650	$6,000

5. CONVERTIBLE NOTES PAYABLE (continued)

Convertible debt with a variable conversion feature, provided and fully converted or assigned to third parties, during the nine months ended September 30, 2015, consists of the following:

		Issued During the period
Adar Bays	(k)	$44,00
Crown Bridge Partners	(l)	158,500
EMA Financial	(m)	71,500
FireRock	(n)	137,500
Peak One	(o)	50,500
Rider Capital	(p)	70,000
River North	(q)	52,500
Tangiers	(r)	55,000
Union Capital	(s)	44,00

(a) Bluestem Advisors

On September 14, 2015, a convertible note purchase agreement was entered into between River North Equity, LLC (ref (p)) (the “Seller”) and Bluestem Advisors LLC (the “Purchaser”). Under the convertible note purchase agreement, the Seller , who held a certain convertible promissory note dated March 18, 2015(the Note”) in the original principal amount of $52,500 wishes to sell and the Purchaser wishes to purchase the Note. On September 18, 2015, the convertible note purchase agreement was closed. The Note is a 9% convertible promissory note due on March 18, 2016 in the principal amount of $52,500 and is convertible by the note holder, at its option, any time after 180 days from issuance at a conversion price equal to 60% of the lowest trading price for our common stock during the twenty trading days prior to the date on which the note holder provides us with a conversion notice. The conversion price formula will be reduced from 60% to 50% if the Company is not DWAC eligible.

During the nine month period ended September 30, 2015 Bluestem converted $32,230 of principal from the aforementioned note into an aggregate of 48,833,333 shares of common stock.

On September 30, 2015, the Company issued Bluestem a 10% convertible promissory note in the principal amount of $27,778 due September 30, 2016. The note is convertible at Bluestem’s option into common stock of the Company at a conversion price equal to 45% of the lowest bid price during the 20 trading days immediately preceding the date of conversion.

(b) Carebourn Capital

During the nine months ended September 30, 2015, the Company issued several convertible promissory notes to Carebourn Capital LLC (“Carebourn”) which are convertible at Carebourn’s option into common stock of the Company at a conversion price equal to 50% of the average of the lowest three trading prices of the Company’s common stock during the 20 trading days immediately preceding the date of conversion.

During the nine month period ended September 30, 2015 Carebourn, converted $152,760 of principal into an aggregate of 219,444,843 shares of common stock.

5. CONVERTIBLE NOTES PAYABLE (continued)

(b) Carebourn Capital (cont’d)

Notes	# of Shares issued	Amount converted	September 30, 2015
$45,760 -10% due on January 26, 2016	54,910,676	$45,760	$-
$101,800 -10% due on May 30, 2016	-	-	101,800
$107,000 -10% due on August 6, 2016	164,534,167	107,000	-
$82,000 - 10% due on August 14, 2016	-	-	82,000
$132,281-10% convertible note due on June 18, 2016	-	-	132,281
$60,000 -10% convertible note due on June 22, 2016	-	-	60,000
	219,444,843	152,760	376,081

(c) GHS Investments

On September 23, 2015, the Company issued GHS Investments, LLC (“GHS”) an 8% convertible promissory note in the principal amount of $63,412 due March 3, 2016. The note is convertible at GHS’s option into common stock of the Company at a conversion price equal to 60% of the lowest closing price during the 20 trading days immediately preceding the date of conversion. The conversion price has a floor of $0.0005.

On September 22, 2015, we entered into an Investment Agreement and Registration Rights Agreement (collectively the “Agreement”) with GHS in order to establish a source of funding. Pursuant to this Agreement, GHS will provide us with an equity line of financing of up to $7,750,000, and upon effectiveness of a Form S-1 Registration Statement. The minimum amount that we must request from GHS is $5,000 at any one time. GHS will purchase common stock from us based on the amount specified in each request for funding from GHS. Pursuant to the Equity Purchase Agreement, GHS and its affiliates will not be required to purchase shares of our common stock that would result in GHS’s beneficial ownership equaling more than 9.99% of our outstanding common stock.

(d) JMJ

On December 15, 2014, we issued a convertible promissory note in the principal amount of $55,556 to JMJ Financial (“JMJ”) due December 15, 2016 (the “JMJ Note”). The JMJ Note was subject to an original issue discount resulting in net proceeds of $50,000. The JMJ Note, including accrued interest due thereon, is convertible by JMJ, at its option, any time after 180 days from the date of issuance at a conversion price equal to the lesser of $0.16 or 60% of the average of the two lowest trading prices during the twenty trading days prior to conversion. The JMJ Note may be prepaid by us any time within 120 days from the date of issuance without payment of interest. If we do not prepay the JMJ Note within such 120 day period, a one-time interest charge of 12% will be applied to the principal amount. The JMJ Note becomes immediately due and payable upon certain events of default and subjects us to significant default penalties. JMJ may provide us with additional loans on the same terms pursuant to which JMJ would receive notes which, together with the JMJ Note, aggregate to $250,000. The JMJ Note was amended on January 16, 2015 to, among other things, remove a provision which had provided that if, at any time while the JMJ Note is outstanding, we issued securities on more favorable terms than those contained in the JMJ Note, JMJ had the option to include the more favorable terms in the JMJ Note.

On April 28, 2015, the Company issued JMJ a $27,778 convertible promissory note, of which $2,778 was an original issue discount. The note is identical, in all material respects, to the existing JMJ Note. The note has a two-year term and provides for payment of interest on the principal amount at maturity at the rate of 12% per annum. The note, including accrued interest due thereon, is convertible by JMJ, at its option, any time after 180 days from the date of issuance at a conversion price equal to the lesser of $0.16 or 60% of the average of the two lowest trading prices during the twenty trading days prior to conversion.

During the nine months ended September 30, 2015 JMJ converted $34,464 of principal into an aggregate of 9,400,000 shares of common stock.

5. CONVERTIBLE NOTES PAYABLE (continued)

(e) JSJ Investments

On May 19, 2015, the Company issued JSJ Investments, Inc. (“JSJ”) a $50,000 convertible promissory note in the principal amount of $50,000 due February 2016. The JSJ note is convertible by JSJ, at its option, any time after 180 days from issuance at a conversion price equal to 45% of the lowest trading prices for our common stock during the twenty-day trading period prior to the date on which JSJ provides us with a conversion notice.

(f) KBM

On January 29, 2015 and December 19, 2014, the Company issued 8% convertible promissory notes to KBM Worldwide, Inc. (“KBM”) in the principal amounts of $48,000 and $64,000, respectively due November 2, 2015 and September 19, 2015, respectively, (the “KBM Notes”). The Company received cash proceeds of $44,100 and $60,000 for these notes. The KBM Notes are convertible by KBM at its option any time after 180 days from issuance at a conversion price equal to 58% of the average of the lowest three trading prices for our common stock during the ten trading day period prior to the date on which KBM provides us with a conversion notice. The KBM Notes may be prepaid by us any time within 180 days from the date of issuance at a premium ranging from 115% for a prepayment within the initial 30 days to 140% for prepayment after 150 days from the date of issuance but on or prior to 180 days from the date of issuance. The prepayment premium for the 31-60 day period is 120%, for the 61-90 day period is 125%, for the 91-120 day period is 130% and for the 121-150 day period is 135%. The KBM Notes become immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties.

On June 25, 2015, the KBM notes were assigned by the Company to SBI Investments. The assignment was treated as a debt extinguishment by the Company.

(g) LG

On December 15, 2014, the Company issued to LG Capital Funding, LLC (“LG”) an 8% convertible promissory note in the principal amount of $110,000 due December 15, 2015 (the “LG #1 Note”). The LG Note was subject to an original issue discount of $15,000 resulting in net proceeds of $95,000. The LG #1 Note is convertible by LG, at its option, any time after 180 days from the date of issuance at a conversion price equal to 62% of the lowest closing bid price for our common stock for the twenty trading days prior to the date upon which LG provides us with a notice of conversion. The LG #1 Note may be prepaid by us any time within 180 days from the date of issuance at a premium ranging from 115% for a prepayment within the initial 30 days to 145% for a prepayment after 150 days from the date of issuance but on or prior to 180 days from the date of issuance. The prepayment premium for the 31-60 day period is 121%, for the 61-90 day period is 127%, for the 91-120 day period is 133%, and for the 121-150 day period is 139%. The LG #1 Note becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties.

During the nine months ended September 30, 2015, LG converted $110,000 of principal and $5,670 of interest into an aggregate of 87,115,082 shares of common stock.

On July 20, 2015 and September 3, 2015, the Company issued to LG 8% convertible promissory notes in the principal amount of $86,225 due on July 20, 2016 (“LG #2 Note), in the principal amount of $127,050 due on September 3, 2016 (“LG #3 Note) and in the principal amount of $70,000 due September 3, 2016, respectively.

5. CONVERTIBLE NOTES PAYABLE (continued)

(g) LG (continued)

These above notes are convertible by LG, at its option, any time after 180 days from the date of issuance at a conversion price equal to 62% of the lowest closing bid price for our common stock for the twenty trading days prior to the date upon which LG provides us with a notice of conversion. The LG #12 and #3 Notes may be prepaid by us any time within 180 days from the date of issuance at a premium ranging from 115% for a prepayment within the initial 30 days to 145% for a prepayment after 150 days from the date of issuance but on or prior to 180 days from the date of issuance. The prepayment premium for the 31-60 day period is 121%, for the 61-90 day period is 127%, for the 91-120 day period is 133%, and for the 121-150 day period is 139%. The LG #2 and #3 Notes becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties.

(h) RDW Capital

On July 10, 2015, the Company issued RDW Capital LLC (“RDW”) two10% convertible promissory notes in the principal amount of $100,000 due January 10, 2016 (the “RDW Notes”). The RDW Notes are convertible at RDW’s option into common stock of the Company at a conversion price equal to 50% of the lowest bid price in the 20 days immediately preceding the date of conversion.

During the nine months ended September 30, 2015, RDW converted $100,000 of principal into an aggregate of 45,332,000 shares of common stock.

(i) SBI Investments

During the nine months ended September 30, 2015, the Company issued several convertible promissory notes to SBI Investments LLC (“SBI”) with convertible at SBI’s option into common stock of the Company at a conversion price equal to 50% of the lowest bid price 20 days immediately preceding the date of conversion.

During the nine month period ended September 30, 2015 SBI converted $85,498 of principal into an aggregate of 50,066,552 shares of common stock.

Notes	# of Shares issued	Amount converted	September 30, 2015
$164,631 -8% due on June 25, 2015	50,066,552	$85,498	$79,133
$60,369 -8% due on June 25, 2016	-	-	60,369
$125,000 -8% due on June 26, 2016	-	-	125,000
$50,000 - 8% due on August 6, 2016	-	-	50,000
$104,385-10% convertible note due on September 21, 2016	-	-	104,385
$50,000 -10% convertible note due on September 20, 2016	-	-	50,000
	50,066,552	85,498	468,887

5. CONVERTIBLE NOTES PAYABLE (continued)

(j) VGI

On April 8, 2015, we issued to Vires Group, Inc. (“VGI”), a 12% convertible promissory note in the principal amount of $38,000 due January 2016 (the “VGI Note”). The VGI Note is convertible by VGI, at its option, any time after 180 days from issuance at a conversion price equal to 50% of the average of the three lowest trading prices for our common stock during the twenty-day trading period prior to the date on which VGI provides us with a conversion notice. The VGI Note becomes immediately due and payable upon the occurrence of certain events of default and subjects the Company to significant default penalties.

On May 11, 2015, the Company issued to VGI a 12% convertible promissory note in the principal amount of $10,000 due February 13, 2016 (the “Second VGI Note”). The Second VGI Note is convertible by VGI, at its option, any time after 180 days from the date of issuance at a conversion price equal to 50% of the average of the three lowest trading prices for our common stock during the twenty-day trading period prior to the date on which VGI provides us with a conversion notice.

On June 25, 2015, the VGI notes were assigned by the Company to SBI Investments. The assignment was treated as a debt extinguishment by the Company.

On July 13, 2015, the Company issued to VGI an 8% convertible promissory note in the principal amount of $79,000 due April 14, 2016 (the “Third VGI Note”). The Third VGI Note is convertible by VGI, at its option, any time after 180 days from the date of issuance at a conversion price equal to 50% of the average of the three lowest trading prices for our common stock during the twenty-day trading period prior to the date on which VGI provides us with a conversion notice.

(k) Adar Bays

On January 23, 2015, we issued to Adar Bays, LLC (“Adar”) an 8% convertible promissory note in the principal amount of $44,000 due January 23, 2016 (the “Adar Note”). The Adar Note was subject to an original issue discount of $6,500 resulting in net proceeds of $37,500. The Adar Note, including accrued interest due thereon, is convertible by Adar, at its option, any time after 180 days from the date of issuance at a conversion price equal to 62% of the lowest closing bid price for our common stock during the twenty trading days prior to conversion. In the event that our common stock becomes subject to a DTC “chill”, the conversion price formula will be reduced from 62% to 52% while the “chill” remains in effect. The Adar Note may be prepaid by us within 180 days from the date of issuance at a premium ranging from 115% for a prepayment within the initial 30 days to 145% for a prepayment after 150 days from the date of issuance but on or prior to 180 days from the date of issuance. The prepayment premium for the 31-60 day period is 121%, for the 61-90 day period is 127%, for the 91-120 day period is 133% and for the 121-150 day period is 139%. The Adar Note becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties.

On July 27, 2015, the Adar Note was assigned by the Company to Carebourn Capital LLC. The assignment was treated as a debt extinguishment by the Company.

(l) Crown Bridge Partners

On April 14, 2015, the Company issued to Crown Bridge Partners, LLC (“CBP”) a 5% convertible promissory note in the principal amount of $60,000 due April 2016 (the “CBP Note”). The CBP Note is convertible by CBP, at its option, any time after 180 days from issuance at a conversion price equal to 52% of the lowest trading prices for our common stock during the twenty-day trading period prior to the date on which CBP provides us with a conversion notice. The CBP Note becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties.

On May 22, 2015, the Company issued to CBP a 5% convertible promissory note in the principal amount of $48,500 due May 2016 (the “CBP Note 2”). The CBP Note 2 is convertible by CBP, at its option, any time after 180 days from issuance at a conversion price equal to 52% of the lowest trading prices for our common stock during the twenty-day trading period prior to the date on which CBP provides us with a conversion notice. The CBP Note becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties

5. CONVERTIBLE NOTES PAYABLE (continued)

(l) Crown Bridge Partners (continued)

On May 26, 2015, the Company issued to CBP a convertible promissory note in the principal amount of $10,000 due May 2016 (the “CBP Note 3”). The CBP Note 3 is convertible at CBP’s option into common stock of the Company at a conversion price equal to 52% of the lowest trading prices for our common stock during the twenty-day trading period prior to the date on which CBP provides us with a conversion notice. The CBP Note becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties.

On June 4, 2015, the Company issued to CBP a convertible promissory note in the principal amount of $40,000 due June 2016 (the “CBP Note 4”). The CBP Note 4 is convertible at CBP’s option into common stock of the Company at a conversion price equal to 52% of the lowest trading prices for our common stock during the twenty-day trading period prior to the date on which CBP provides us with a conversion notice. The CBP Note becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties.

During the nine month period ended September 30, 2015, CBP converted $50,000 of principal into an aggregate of 5,033,506 shares of common stock.

On September 18, 2015 the CBP Note 1 and CBP Note 2 were assigned by the Company to Carebourn Capital LLC. The assignment was treated as a debt extinguishment by the Company.

(m) EMA Financial

On June 1, 2015, the Company issued EMA Financials, LLC (“EMA”) a $75,000 10% convertible promissory note in the principal amount of $75,000 due June 2016. The EMA note is convertible by JSJ, at its option, any time after 180 days from issuance at a conversion price equal to the lower of the closing sale price of common stock on the principal market on the trading day immediately preceding the closing date and 50% of the lowest trading prices for our common stock during the twenty-day trading period prior to the date on which EMA provides us with a conversion notice.

On September 22, 2015 the EMA Note was assigned by the Company to SBI Investments LLC. The assignment was treated as a debt extinguishment by the Company.

(n) FireRock

On January 6, 2015, we entered into a Securities Purchase Agreement (“SPA”) with FireRock Global Opportunities Fund L.P., a Delaware limited partnership (“FireRock”), pursuant to which we issued a convertible promissory note in the principal amount of $137,500 to FireRock (the “FireRock Note”). The FireRock Note was subject to an original issue discount of $15,000 resulting in our receipt of $122,500 in net proceeds. In connection with the SPA, we also issued 250,000 shares of our restricted common stock and a five-year warrant to purchase 500,000 shares of our common stock at an exercise price of $0.50 per share to FireRock. The SPA and a related Registration Rights Agreement between us and FireRock, dated January 6, 2015, provide for us to register the shares issuable upon conversion of the FireRock Note and the exercise of the warrant. We were required to file a registration statement with respect to the shares underlying the note and warrant within 60 days of the January 6, 2015 issuance date and have such registration statement declared effective not more than 150 days following the issuance date. We filed the registration statement on March 6, 2015. The note has a six-month term and provides for payment of interest on the principal amount at maturity at the rate of 1% per annum.

5. CONVERTIBLE NOTES PAYABLE (continued)

(n) FireRock

The note, including accrued interest thereon, can be prepaid by us, in whole or in part, at any time prior to maturity, upon three trading days’ prior written notice, at a premium of 135%. The premium rate also applies to any default interest which may be due at the time of prepayment. Default interest, at the rate of 15% per annum, will become due in the event that we fail to pay principal or interest when due on the Notes. The note is convertible at any time after issuance at the lower of (i) $0.20 per share or (ii) 60% (50% upon an Event of Default) of the volume weighted average price for our common stock during the three consecutive trading days immediately preceding the trading day on which we receive a notice of conversion. The SPA further provides that if we complete a registered primary public offering of our securities at any time during which the notes remains outstanding, that the note can be converted at the closing of such offering at a conversion price equal to a 10% discount to the offering price to investors in the offering. We are required to reserve 20,000,000 shares of our common stock to cover note conversions and register all such shares in the registration statement. We are also required to cause our transfer agent to issue and transfer shares to the holders of the Notes within one trading day of our receipt of a conversion notice. The failure to do so constitutes an Event of Default under the Notes. Other Events of Default including, but are not limited to, our failure to pay principal and interest when due, a material breach by us of any of the terms of the FireRock transaction documents, a breach of any representation or warranty made by us in the FireRock transaction documents having a material adverse effect on the holder of the Notes, our appointment of a receiver or trustee, our becoming bankrupt, our stock becoming delisted, our failure to comply with our reporting requirements under the Securities Exchange Act of 1934, our cessation of operations, our dissolution or liquidation, our failure to maintain any of our material assets, certain restatements of our financial statements, our effectuation of a reverse stock split, and certain unvacated judgments against us involving more than $50,000. Subject to applicable cure periods, the Notes become immediately due and payable upon the occurrence and during the continuation of Events of Default.

On July 7, 2015, the FireRock Note was in default due to failure to pay the principal amount and interest on the maturity date. As a result of certain default provisions contained in the note, upon default, the sum of $312,500 is required to be paid at  the discretion of FireRock, in the form of conversion into common stock.

During nine month period ended September 30, 2015, FireRock converted $205,500 of principal plus $1,297 accrued interest into an aggregate of 73,043,328 shares of common stock.

On August 6, 2015, the balance of principal in the amount of $107,000 of the FireRock Note was assigned by the Company to Carebourn Capital LLC. The assignment was treated as a debt extinguishment by the Company.

(o) Peak One

On May 12, 2015, the Company issued Peak One Opportunity Fund (“Peak One”) a $70,000 convertible promissory note in the principal amount of $70,000 due May 2018. The Peak One note is convertible at Peak One’s option into common stock of the Company at a conversion price equal to 60% of the lowest bid price 20 days immediately preceding the date of conversion. Pursuant to this agreement, the Company also issued 75,000 shares of common stock to Peak One with a fair value of $8,625 (a relative fair value of $7,000). The relative fair value of the shares issued was recorded as debt discount and will be amortized to interest expense over the term of the note.

On September 18, 2015 the Peak One note was assigned by the Company to LG Capital Funding, LLC. The assignment was treated as a debt extinguishment by the Company.

(p) Rider Capital

On June 15, 2015, the Company issued Rider Capital Corporation (“Rider”) a $50,000 convertible promissory note in the principal amount of $50,000 due June 2016. The Rider note is convertible by Rider, at its option, any time after 180 days from issuance at a conversion price equal to 30% of the lowest trading prices for our common stock during the sixty-day trading period prior to the date on which Rider provides us with a conversion notice.

During June 2015, Rider converted $50,000 of principal into an aggregate of 2,634,882 shares of common stock.

5. CONVERTIBLE NOTES PAYABLE (continued)

(q) River North Equity

On March 18, 2015, we issued to River North Equity, LLC (“River North”) a 9% convertible promissory note in the principal amount of $52,500 (the “River North Note”). The River North Note was subject to a 10% original issue discount resulting in our receipt of $47,250 in net proceeds. The River North Note is convertible by River North, at its option, any time after 180 days from issuance at a conversion price equal to 60% of the lowest trading price for our common stock during the twenty trading days prior to the date on which River North provides us with a conversion notice. The conversion price formula will be reduced from 60% to 50% if we are not DWAC eligible. The River North Note contains a right of first refusal in favor of River North with regard to certain future borrowings by us for the term of the River North Note. The River North Note may be prepaid by us any time prior to our receipt of a conversion notice from River North in an amount equal to 105% multiplied by the sum of the then outstanding principal amount of the River North Note plus (i) accrued and unpaid interest due on the principal amount; and (ii) default interest and penalty payments, if any, due on the River North Note at the time of prepayment. The River North Note becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties.

On September 14, 2015 the River North Note was assigned to Bluestem Advisors LLC. The assignment was treated as a debt extinguishment by the Company.

(r) Tangiers

On January 23, 2015, we issued a one-year 10% convertible promissory note to Tangiers Investment Group, LLC (“Tangiers”) in the principal amount of $55,000 (the “Tangiers Note”). The Tangiers Note was subject to an original issue discount of $5,000 resulting in net proceeds of $50,000. The Tangiers Note, including accrued interest due thereon, is convertible by Tangiers, at its option, any time after 180 days from the date of issuance at a conversion price equal to 52% of the lowest trading price for our common stock during the twenty trading days prior to conversion. The conversion price will be further reduced by 10% if we are placed on “chill” status with the Depository Trust Company until such “chill” is remedied and will be reduced by 5% if we are not Deposits and Withdrawal at Custodian eligible. The Tangiers Note may be prepaid by us within 180 days from the date of issuance at a premium ranging from 115% for a prepayment within the initial 30 days to 145% for a prepayment after 150 days from the date of issuance but on or prior to 180 days from the date of issuance. The prepayment premium for the 31-60 day period is 121%, for the 61-90 day period is 127%, for the 91-120 day period is 133%, and for the 121-150 day period is 139%. The Tangiers Note becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties. By mutual agreement, Tangiers may provide us with additional funding on the same terms up to an aggregate principal amount of $330,000 during the 9-month period which commenced on January 23, 2015.

During July 2015, Tangiers converted $55,000 of principal into an aggregate of 32,610,499 shares of common stock.

(s) Union Capital

On March 3, 2015, we issued an 8% convertible promissory note to Union Capital, LLC (“Union”) in the principal amount of $44,000 due March 3, 2016 (“Union Note”). The Note was subject to an original issue discount resulting in net proceeds of $38,000. The Note is convertible by Union, at its option, any time after 180 days from the date of issuance at a conversion price equal to 62% of the lowest closing bid price for our common stock for the twenty trading days prior to the date upon which Union provides us with a notice of conversion. The Note may be prepaid by us any time within 180 days from the date of issuance at a premium ranging from 115% for a prepayment within the initial 30 days to 145% for a prepayment after 150 days from the date of issuance but on or prior to 180 days from the date of issuance. The prepayment premium for the 31-60 day period is 121%, for the 61-90 day period is 127%, for the 91-120 day period is 133%, and for the 121-150 day period is 139%. The Note becomes immediately due and payable upon the occurrence of certain events of default and subjects us to significant default penalties.

During September 2015, Union Capital converted $2,420 of principal into an aggregate of 3,132,122 shares of common stock.

5. CONVERTIBLE NOTES PAYABLE (continued)

On September 22, 2015 the balance of $41,580 in principal plus accrued interest in the Union Note was assigned to GHS Investments, LLC. The assignment was treated as a debt extinguishment by the Company.

Debt discount

The conversion price of the aforementioned convertible notes are based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 - 40. The fair value of the conversion features was recognized as derivative instruments at the issuance dates and are measured at fair value at each reporting period. Debt discount was recorded up to the purchase price of the notes and is amortized to interest expense over the term of the notes. The fair value of the beneficial conversion feature in excess of the principal amount allocated to the notes was expensed immediately as unrealized loss on derivative obligation.

Following is a summary of the debt discount for each of the convertible notes:

Noteholder	December 31, 2014	Discount	Debt Extinguish- ment		Expense	September 30, 2015
Bluestem Advisors	$-	$80,278	$		$(33,974)	$46,304
Carebourn Capital	-	528,841			(191,419)	337,422
GHS Investments	-	63,412			(21,232)	42,180
JMJ Financial	55,556	27,778		(7,100)	(41,563)	34,671
JSJ Investments	-	50,000			(24,275)	25,725
KBM	62,800	48,000		(42,705)	(68,095)	-
LG	105,200	283,275		(7,500)	(129,285)	251,690
RDW Capital	-	200,000			(144,565)	55,435
SBI Investments	-	554,385			(166,517)	387,868
VGI	-	127,000		(32,552)	(37,979)	56,469
Adar Bays	-	44,000		(22,060)	(21,940)	-
Crown Bridge Partners	-	158,500		(112,188)	(46,312)	-
EMA Financial	-	75,000		(52,664)	(22,336)	-
FireRock	-	301,385		-	(301,385)	-
Peak One	-	70,000		(62,719)	(7,281)	-
Rider Capital	-	50,000		(50,000)	-	-
River North	-	52,500		(26,680)	(25,820)	-
Tangiers	-	55,000		-	(55,000)	-
Union Capital		44,000		(18,459)	(25,541)	-
Total	$223,556	$2,813,354		$(502,127)	$(1,364,519)	$1,237,764

6. DERIVATIVE LIABILITIES

Warrants

Boeckmann Warrants

The Company has determined that certain warrants the Company has issued contain provisions that protect holders from future issuances of the Company’s common stock at prices below such warrants’ respective exercise prices and these provisions could result in modification of the warrants exercise price based on a variable that is not an input to the fair value of a “fixed-for-fixed” option.

The Company issued 1,800,000 warrants in connection with the issuance of 600,000 shares of common stock sold for cash during June 2014. All of the warrants vested immediately. These warrants contain anti-dilution provisions that provide for a reduction in the exercise price of such warrants in the event that future common stock (or securities convertible into or exercisable for common stock) is issued (or becomes contractually issuable) at a price per share (a “Lower Price”) that is less than the exercise price of such warrant at the relevant time. The amount of any such adjustment is determined in accordance with the provisions of the relevant warrant agreement and depends upon the number of shares of common stock issued (or deemed issued) at the Lower Price and the extent to which the Lower Price is less than the exercise price of the warrant at the relevant time. In addition, the number of shares issuable upon exercise of these warrants will be increased inversely proportional to any decrease in the exercise price, thus preserving the aggregate exercise price of the warrants both before and after any such adjustment.

VC Advisors

On May 19, 2015, we entered into an Advisory Agreement (the “VC Agreement”) with VC Advisory, LLC, a Nevada limited liability corporation (“VC”) pursuant to which VC is providing us with financial consulting services (the “Services”). (See Note 8 Commitments).  The Agreement also requires us to issue 250,000 3-year warrants to VC, each exercisable for the purchase of one share of common stock at an exercise price equal to 102% of the average of the 10 trading day value weighted average closing price for our common stock during the period immediately prior to the date of the VC Agreement. We are required to issue 1,500,000 additional warrants to VC, each exercisable for the purchase of one share of our common stock at an exercise price equal to 102% of the average of the 10 trading day value weighted average closing price for our stock during the period immediately prior to the date of the VC Agreement in the event that VC introduces us to a party during the term who provides us with financing of not less than $5,000,000 during the term or within twelve months thereafter.

 The fair values of the aforementioned Boeckmann and VC warrants issued were recognized as derivative warrant instruments at issuance and are measured at fair value at each reporting period. The Company determined the fair values of these warrants using a Black-Scholes and  lattice pricing model, as applicable.

Activity for derivative warrant liabilities during the nine months ended September 30, 2015 was as follows:

Balance at December 31, 2014	$269,929
Initial valuation of derivative liabilities upon issuance of new warrants (VC Advisors) – 250,000 warrants	19,509
Decrease in fair value of derivative liability	(39,864)
Balance at September 30, 2015	$249,574

The fair value of the aforementioned warrants was valued on September 30, 2015 using a multi-nomial lattice model as to the Boeckmann Warrants with the following weighted average assumptions: (1) risk free interest rate 1.37%, (2) term of 6.71 years, (3) expected stock volatility of 180%, (4) expected dividend rate of 0%, and (5) common stock price of $0.002.

The fair value of the VC Advisors warrants was valued on September 30, 2015 using a Black-Scholes model with the following weighted average assumptions: (1) risk free interest rate 1.01%, (2) term of 3 years, (3) expected stock volatility of 118.04%, (4) expected dividend rate of 0%, and (5) common stock price of $0.11.

6. DERIVATIVE LIABILITIES (continued)

Derivative conversion feature on convertible debt

Activity for derivative liabilities related to the variable conversion features on convertible debt during the nine months ended September 30, 2015 was as follows:

Lender	Balance at December 31, 2014	Initial valuation of derivative liabilities upon issuance of variable feature convertible notes	Debt extinguish-ment /conversions	Change in fair value of derivative liability	Balance at September 30, 2015

Bluestem Advisors	$-	$229,228	$(162,125)	$23,712	$90,815
Carebourn Capital	-	1,285,894	(203,269)	(317,671)	764,954
GHS Investments	-	295,488	(93,934)	(115,550)	86,004
JMJ Financial	58,115	25,000	(55,478)	85,867	113,504
JSJ Investments	-	44,000	-	62,799	106,799
KBM	66,282	45,000	(78,912)	(32,370)	-
LG	110,867	406,707	(176,374)	347,805	689,005
RDW Capital	-	224,594	(168,673)	114,801	170,722
SBI Investments	-	758,819	(188,602)	567,442	1,137,659
VGI	-	128,716	(49,533)	7,328	86,511
Adar Bays	-	37,500	(59,520)	22,020	-
Crown Bridge Partners	-	140,000	(541,419)	401,419	-
EMA Financial	-	71,500	(327,585)	256,085	-
FireRock	-	275,271	(314,297)	39,026	-
Peak One	-	48,500	(161,984)	113,484	-
Rider Capital	-	50,000	(89,496)	39,496	-
River North	-	44,750	(182,283)	137,533	-
Tangiers	-	50,000	(123,455)	73,455	-
Union Capital	-	38,000	(198,032)	160,032	-
Total	$235,264	$4,198,967	$(3,174,971)	$1,986,713	$3,245,973

The fair value of these derivatives was valued on the date of the issuances of the 2015 convertible notes using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 0.09% - 0.36%, (2) term of 0.50- 3.0 years, (3) expected stock volatility of 120% - 269%, (4) expected dividend rate of 0%, and (5) common stock price of $0.002 - $0.11.

The fair value of these derivatives was valued on September 30, 2015 using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 0.31%, (2) term of 0.28 – 1.58 years, (3) expected stock volatility of 240% - 287%, (4) expected dividend rate of 0%, and (5) common stock price of $0.002.

7. STOCKHOLDERS’ EQUITY

Authorized shares

On September 25, 2015, the Company filed a Certificate of Amendment to its Articles of Incorporation with the State of Nevada to increase the number of authorized shares of common stock from 1,000,000,000 shares to 5,000,000,000 shares.

Sales of Common Stock for Cash

7. STOCKHOLDERS’ EQUITY (continued)

During the nine months ended September 30, 2015, the Company issued 1,000,000 shares of common stock to individuals at a price of $0.05 per share for total cash proceeds of $50,000.

Aladdin

On November 25, 2014, we entered into an Equity Purchase Agreement and a Registration Rights Agreement with Aladdin Trading, LLC (“Aladdin”) in order to establish an additional source of funding. Under the Investment Agreement, Aladdin agreed to provide us with up to $5,000,000 of funding upon effectiveness of a registration statement. Following effectiveness of the registration statement, we can deliver puts to Aladdin under the Equity Purchase Agreement under which Aladdin will be obligated to purchase shares of our common stock based on the investment amount specified in each put notice, which investment amount may be any amount up to $5,000,000 less the investment amount received by us from all prior puts, if any. Puts may be delivered by us to Aladdin until the earlier of December 31, 2015 or the date on which Aladdin has purchased an aggregate of $5,000,000 of put shares. The number of shares of our common stock that Aladdin will purchase pursuant to each put notice (“Put Shares”) will be determined by dividing the investment amount specified in the put by the purchase price. The purchase price per share of common stock will be set at 50% of the Market Price for our common stock with Market Price being defined as the volume weighted average trading price for our common stock during the three consecutive trading days immediately following the date of our put notice to Aladdin (the “Pricing Period”). There is no minimum amount that we can put to Aladdin at any one time although the amount may be limited to the amount of securities that can be registered at any given time. On the put notice date, we are required to deliver put shares (“Estimated Put Shares”) to Aladdin in an amount determined by dividing the closing price on the trading day immediately preceding the put notice date multiplied by 50% and Aladdin is required to simultaneously deliver to us the investment amount indicated on the put notice. At the end of the Pricing Period, when the purchase price is established and the number of Put Shares for a particular put is determined, Aladdin must return to us any excess Put Shares provided as Estimated Put Shares or alternatively we must deliver to Aladdin any additional Put Shares required to cover the shortfall between the amount of Estimated Put Shares and the amount of Put Shares. At the end of the pricing period we must also return to Aladdin any excess related to the investment amount previously delivered to us. Pursuant to the Equity Purchase Agreement, Aladdin and its affiliates will not be issued shares of our common stock that would result in Aladdin’s beneficial ownership equaling more than 9.99% of our outstanding common stock. Pursuant to the Registration Rights Agreement, we will be registering 20,000,000 shares of our common stock for issuance to and sale by Aladdin pursuant to the Equity Purchase Agreement. Unless the price of our common stock increases substantially, we will not have access to the full commitment amount under the Equity Purchase Agreement.

On February 2, 2015, we delivered a put notice to Aladdin for $75,000. This resulted in our issuance of 1,153,847 shares to Aladdin. On February 20, 2015, we delivered a second put notice to Aladdin for $100,000. This resulted in our issuance of 1,538,462 shares to Aladdin, of which 198,877 shares were required to be returned to us for cancellation resulting in a net issuance of 1,339,585 shares to Aladdin as the 1,538,462 share issuance represented an estimate as to the number of shares covered by the put. As of March 31, 2015, Aladdin owed us $25,000 from the second put, of which $20,000 was received in May 2015. On March 10, 2015, we delivered a third put notice to Aladdin for $100,000. This resulted in our issuance of 2,352,942 shares to Aladdin. Based upon the price of our common stock for the third put valuation period we were required to issue an additional 58,322 shares to Aladdin resulting in a total issuance of 2,411,265 shares pursuant to the third put. We have deducted 58,322 shares from the share amount required to be returned to us from the second put and are now entitled to the return of 140,554 shares from the second put share issuance. Aladdin owes us $100,000 from the third put.

7. STOCKHOLDERS’ EQUITY (continued)

Sales of Common Stock for Cash (cont’d)

Aladdin (cont’d)

During the six months ended June 30, 2015, the Company received $258,000 from Aladdin for the issuance of common stock (as described above).

On August 25, 2015, we terminated our November 25, 2014 Equity Purchase Agreement (“EP Agreement”) with Aladdin Trading, LLC (“Aladdin”).

As of September 30, 2015, the Company was owed $17,000 for subscriptions receivable (as described above).

Common Stock issued for debt conversion during the period ended September 30, 2015

Note Holder	Conversion Price/FMV ($)	Number of shares issued	Amount ($)
Carebourn Capital #1	0.001615	7,250,725	11,710
Carebourn Capital #2	0.000950	12,686,153	12,052
Carebourn Capital #3	0.000630	16,947,062	10,677
Carebourn Capital #4	0.000630	15,677,468	9,877
Carebourn Capital #5	0.000615	2,349,268	1,445
Carebourn Partners #1	0.000760	14,441,883	10,976
Carebourn Partners #2	0.000715	15,330,835	10,962
Carebourn Partners #3	0.000715	4,283,398	3,063
Carebourn Partners #4*	0.000615	19,895,732	12,236
Carebourn Partners #5	0.000615	19,895,739	12,236
Carebourn Partners #6	0.000615	21,241,737	13,064
Carebourn Partners #7*	0.000615	24,172,277	14,838
Carebourn Partners #8*	0.000650	25,356,718	16,482
Carebourn Partners #9*	0.000660	19,915,848	13,144
Crown Bridge Partners #1	0.041600	240,384	10,000
Crown Bridge Partners #2	0.031200	400,641	12500
Crown Bridge Partners #3	0.026000	528,846	13750
Crown Bridge Partners #4	0.008800	795,454	7,000
Crown Bridge Partners #5	0.002200	3,068,181	6,750
FireRock Global #1	0.009417	3,185,897	30,000
FireRock Global #2	0.006933	3,605,786	25,000
FireRock Global #3	0.005217	3,833,914	20,000
FireRock Global #4	0.003685	4,070,556	15,000
FireRock Global #5	0.002850	4,561,403	13,000
FireRock Global #6	0.002550	4,430,196	11,297
FireRock Global #7	0.002583	5,032,322	13,000
FireRock Global #8	0.002300	7,173,913	16,500
FireRock Global #9	0.002000	7,500,000	15,000
FireRock Global #10	0.001883	9,292,199	17,500
FireRock Global #11	0.001600	10,000,000	16,000
FireRock Global #12	0.001400	10,357,142	14,500
JMJ Financial #1	0.036000	200,000	7,200
JMJ Financial #2	0.009630	1,000,000	9,630
JMJ Financial #3	0.002340	4,500,000	10,530
JMJ Financial #4	0.001920	3,700,000	7,104

7. STOCKHOLDERS’ EQUITY (continued)

Common Stock issued for debt conversion during the period ended September 30, 2015 (cont"d)

LG Capital #1	0.037200	419,310	15,598
LG Capital #2	0.010540	1,486,470	15667.4
LG Capital #3	0.002852	5,510,767	15,717
LG Capital #4	0.001178	9,814,728	11,562
LG Capital #5	0.000868	13,369,988	11,605
LG Capital #6	0.000806	14,419,392	11,622
LG Capital #7	0.000806	13,133,014	10,585
LG Capital #8	0.000806	14,467,245	11,661
LG Capital #9	0.000806	14,494,168	11,682
RDW Capital (Redwood) #1	0.007500	3,545,000	26,588
RDW Capital (Redwood) #2	0.002520	4,000,000	10,080
RDW Capital (Redwood) #3	0.002280	5,300,000	12,084
RDW Capital (Redwood) #4	0.002280	5,600,000	12,768
RDW Capital (Redwood) #5	0.001980	5,960,000	11,801
RDW Capital (Redwood) #6	0.001380	9,500,000	13,110
RDW Capital (Redwood) #7	0.001200	10,000,000	12,000
RDW Capital (Redwood) #8	0.001100	1,427,000	1,570
Rider Capital #1	0.021001	1,111,111	23,334
Rider Capital #2	0.017500	1,523,771	26,666
SBI (Sea Otter) #1	0.009950	3,381,271	33,644
SBI (Sea Otter) #2	0.001700	7,383,902	12,553
SBI (Sea Otter) #3	0.001000	11,903,343	11,903
SBI (Sea Otter) #4	0.001000	6,294,583	6,295
SBI (Sea Otter) #5	0.001000	21,103,453	21,103
Tangiers Investment Group #1	0.001976	11,133,603	22,000
Tangiers Investment Group #2	0.001716	11,655,012	20,000
Tangiers Investment Group #3	0.001612	9,821,884	15,833
Union Capital #1	0.000806	3,132,122	2,524
Bluestem #1	0.000660	15,151,515	10,000
Bluestem #2	0.000660	33,681,818	22,230
GHS Investments #1	0.000780	25,844,000	20,158

7. STOCKHOLDERS’ EQUITY (continued)

Common Stock issued for Services

Gannon Giguiere

On February 2, 2015, we entered into Amendment No. 2 to the November 21, 2012 Employment Services Agreement, as amended on March 10, 2014, between us and Gannon Giguiere, our Director and former CEO. The amendment reduced the CEO’s base annual salary from $180,000 to $1, clarified the provision under which we can issue bonuses to the CEO, and provided for the issuance of 5,000,000 shares of our common stock (which were granted piggyback registration rights) and 2,000,000 stock options which have a ten-year term and are exercisable for the purchase of 2,000,000 shares of our common stock at a price of $0.10 per share. The stock options vest monthly and ratably over the 36-month period commencing upon issuance. The fair value of the 5,000,000 shares of common stock issued was $0.12 per share ($599,500). During the nine months ended September 30, 2015, the Company recorded stock-based compensation of $599,500 in connection with the issuance of these shares.

On February 2, 2015, $351,000 in accrued salary due to Gannon Giguiere, was converted into shares of our restricted common stock at a conversion price of $0.07 per share resulting in the issuance of 5,014,286 shares of common stock which were granted piggyback registration rights. The fair value of the common stock issued was $0.12 per share ($601,213). The Company recorded the difference between the accrued salary and the fair value of the shares issued of $250,213 as stock-based compensation during the nine months ended September 30, 2015.

On February 2, 2015, an aggregate of $160,550 of related party notes payable and $431 of interest was converted into shares of our restricted common stock at a conversion price of $0.07 per share resulting in the issuance of 2,299,729 shares of common stock to Mr. Giguiere. Piggyback registration rights apply to these shares. The fair value of the common stock issued was $0.12 per share ($275,738). The Company recorded the difference between the related notes payable and accrued interest and the fair value of the shares issued of $114,757 as stock-based compensation during the nine months ended September 30, 2015.

Alan Johnson

On February 2, 2015, we entered into Amendment No. 2 to the November 21, 2012 Employment Services Agreement, as amended on March 10, 2014, between us and Alan Johnson, our Chief Corporate Development Officer. The amendment reduced Mr. Johnson’s base annual salary from $180,000 to $1, clarified the provision under which we can issue bonuses to Mr. Johnson, and provided for the issuance of 2,000,000 shares of our common stock (which were granted piggyback registration rights) and 1,000,000 stock options to Mr. Johnson upon execution of the amendment. The stock options were issued under our 2015 Equity Incentive Plan as non-statutory stock options. The stock options have a ten-year term and are exercisable for the purchase of 1,000,000 shares of our common stock at a price of $0.10 per share. The stock options vest monthly and ratably over the 36-month period commencing upon issuance. The fair value of the 2,000,000 shares of common stock issued was $0.12 per share ($239,800). During the nine months ended September 30, 2015, the Company recorded stock-based compensation of $239,800 in connection with the issuance of these shares.

On February 2, 2015, $339,750 in accrued salary due to Alan Johnson was converted into shares of our restricted common stock at a conversion price of $0.07 per share resulting in the issuance of 4,853,571 shares of common stock to Mr. Johnson. Piggyback registration rights apply to these shares. The fair value of the common stock issued was $0.12 per share ($581,943). The Company recorded the difference between the accrued salary and the fair value of the shares issued of $242,193 as stock-based compensation during the nine months ended September 30, 2015.

On February 2, 2015, an aggregate of $159,842 of related party notes payable and $1,139 of interest was converted into shares of our restricted common stock at a conversion price of $0.07 per share resulting in the issuance of 2,299,729 shares of common stock to Mr. Johnson. Piggyback registration rights apply to these shares. The fair value of the common stock issued was $0.12 per share ($275,738). The Company recorded the difference between the related notes payable and accrued interest and the fair value of the shares issued of $114,757 as stock-based compensation during the nine months ended September 30, 2015.

Mike Rountree

On February 2, 2015, we entered into Amendment No. 1 to the March 10, 2014 Employment Services agreement between us and Michael Rountree, our Chief Financial Officer and Treasurer. The Amendment reduced Mr. Rountree’s base annual salary from $180,000 to $1, clarified the provision under which we can issue bonuses to Mr. Rountree and provided for the issuance of 2,000,000 shares of our common stock (which were granted piggyback registration rights) and 1,000,000 stock options to Mr. Rountree upon execution of the amendment. The stock options were issued under our 2015 Equity Incentive Plan as non-statutory stock options. The stock options have a ten-year term and are exercisable for the purchase of 1,000,000 shares of our common stock at a price of $0.10 per share. The stock options vest monthly and ratably over the 36 month period commencing upon issuance. The fair value of the 2,000,000 shares of common stock issued was $0.12 per share ($239,800). During the nine months ended September 30, 2015, the Company recorded stock-based compensation of $239,800 in connection with the issuance of these shares.

On February 2, 2015, $227,435 in accrued salary due to Michael Rountree, our Treasurer and Chief Financial Officer, was converted into shares of our restricted common stock at a conversion price of $0.07 per share resulting in the issuance of 3,249,071 shares of common stock to Mr. Rountree. Piggyback registration rights apply to these shares. The fair value of the common stock issued was $0.12 per share ($389,564). The Company recorded the difference between the accrued salary and the fair value of the shares issued of $162,129 as stock-based compensation during the nine months ended September 30, 2015.

 7. STOCKHOLDERS’ EQUITY (continued)

On February 2, 2015, an aggregate of $40,000 of related party notes payable and $143 of interest was converted into shares of our restricted common stock at a conversion price of $0.07 per share resulting in the issuance of 573,471 shares of common stock to Mr. Rountree. Piggyback registration rights apply to these shares. The fair value of the common stock issued was $0.12 per share ($68,759). The Company recorded the difference between the related notes payable and accrued interest and the fair value of the shares issued of $28,616 as stock-based compensation during the nine months ended September 30, 2015.

Other issuances of common stock for services

The Company issued 3,400,000 shares of common stock in aggregate for consulting services during the nine months ended September 30, 2015 and recorded stock-based compensation of $399,300 based on the grant date fair value of the common shares issued.

The Company issued 8,000,000 shares for services provided to the Company from two entities and recorded consulting fees of $128,000 based on the grant date fair value of the common shares issued.

Series A Preferred Stock issued for services

On June 3, 2015, the Company issued 1,000,000 shares of the Company’s Series A preferred stock to a Director of the Company for services. Each share of Series A preferred stock shall have 1,000 votes on the election of their directors and for all other purposes. The Series A preferred stock is not convertible to common stock and has no dividend rights or liquidation preference. The Company obtained a third party valuation of the preferred stock and recorded stock-based compensation of $920,800 during the nine months ended September 30, 2015.

On September 26, 2015, the Company issued 4,000,000 shares of the Company’s Series A Preferred Stock to the President of the Company for services. Each share of Series A preferred stock shall have 1,000 votes on the election of their directors and for all other purposes. The Series A preferred stock is not convertible to common stock and has no dividend rights or liquidation preference. The Company obtained a third party valuation of the preferred stock and recorded stock-based compensation of $317,100 during the nine months ended September 30, 2015.

2015 Equity Incentive Plan

On February 2, 2015, our board of directors approved our 2015 Equity Incentive Plan. Our shareholders have yet to approve the 2015 Equity Incentive Plan and unless they do so prior to February 2, 2016, we will not be able to issue incentive stock options under the 2015 Equity Incentive Plan. A total of 11,000,000 shares of our common stock are reserved for issuance under the 2015 Plan. If an incentive award granted under the 2015 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2015 Plan. Shares issued under the 2015 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity are not expected to reduce the maximum number of shares available under the 2015 Plan. In addition, the number of shares of common stock subject to the 2015 Plan and the number of shares and terms of any incentive award are subject to adjustment in the event of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

The compensation committee of the Board, or the Board in the absence of such a committee, will administer the 2015 Plan and grants made thereunder. Subject to the terms of the 2015 Plan, the compensation committee has complete authority and discretion to determine the terms of awards under the 2015 Plan. Any officer or other employee of the Company or its affiliates, or an individual that the Company or an affiliate has engaged to become an officer or employee, or a consultant or advisor who provides services to the Company or its affiliates, including a non-employee director of the Board, is eligible to receive awards under the 2015 Plan.

Our Board of Directors or if then in place, the compensation committee of our Board of Directors, may amend, suspend or terminate the 2015 Plan without stockholder approval or ratification at any time or from time to time. No

7. STOCKHOLDERS’ EQUITY (continued)

2015 Equity Incentive Plan (cont’d)

change may be made that increases the total number of shares of our common stock reserved for issuance under the 2015 Plan or reduces the minimum exercise price for options or exchange of options for other incentive awards. Unless sooner terminated, the 2015 Plan terminates ten years after the date on which it was adopted.

Stock Option Awards

On February 2, 2015, ten-year non-statutory stock options to purchase an aggregate of 6,950,000 shares of our common stock, vesting monthly and ratably over the 36 month period commencing upon issuance on the first day of each month during the vesting period with an initial vesting date of March 1, 2015 and a final vesting date of February 1, 2018 and an exercise price of $0.10 per share were issued under the 2015 Equity Incentive Plan to our employees. The options have a 10-year term. The stock price on the grant date was $0.03 per share. As a result, the intrinsic value for these options on the grant date was $0. The fair value of these options was $816,037 and was valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 1.68%, (2) term of 10 years, (3) expected stock volatility of 176%, and (4) expected dividend rate of 0%.

A summary of stock option activity is presented below:

	Number of Shares	Weighted-average Exercise Price	Weighted-average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at December 31, 2014	2,583,744	$0.81		$-
Granted	6,950,000	$0.10
Forfeited/Cancelled/Expired	(551,947)	$0.41
Outstanding at September 30, 2015	8,981,797	$0.28	8.98	$-
Exercisable at September 30, 2015	3,159,218	$0.44	8.55	$-

During the nine months ended September 30, 2015 and 2014, the Company recognized stock-based compensation expense of $1,177,752 and $2,626,715, respectively, related to stock options. As of September 30, 2015, there was $863,633 of total unrecognized compensation cost related to non-vested stock options.

Warrant Awards

On May 19, 2015, the Company issued warrants to a third party to purchase 250,000 shares of its common stock granted with an exercise price of $0.1083 per share. The stock price on the grant date was $0.11 per share. As a result, the intrinsic value for these warrants on the grant date was $0. The fair value of these warrants was approximately $23,284 and was valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 1.01%, (2) term of 3 years, (3) expected stock volatility of 163.47%, and (4) expected dividend rate of 0%. All of the warrants vested immediately.

In March 2015, the Company issued 500,000 shares of common stock and 500,000 warrants to an investor for cash proceeds of $25,000. The warrants have a 10-year term and have an exercise price of $0.10 per share. The stock price on the grant date was $0.06 per share. As a result, the intrinsic value for these warrants on the grant date was $0. The fair value of these warrants was $29,000 and was valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 1.98%, (2) term of 10 years, (3) expected stock volatility of 147%, and (4) expected dividend rate of 0%. All of the warrants vested immediately.

7. STOCKHOLDERS’ EQUITY (continued)

Warrant Awards (cont’d)

In February 2015, the 7 members of our Advisory Board were each issued a ten-year warrant to purchase 100,000 shares of our common stock at an exercise price of $0.10 per share resulting in the issuance of an aggregate of 700,000 warrants. The stock price on the grant date was $0.12 per share. As a result, the aggregate intrinsic value for these warrants on the grant date was $1,400. The fair value of these warrants was $82,650 and was valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 1.68%, (2) term of 10 years, (3) expected stock volatility of 148%, and (4) expected dividend rate of 0%. All of the warrants vested immediately.

In February 2015, 11 advisors/consultants were each issued a ten-year warrant to purchase 100,000 shares of our common stock at an exercise price of $0.10 per share resulting in the issuance of an aggregate of 1,100,000 warrants. The stock price on the grant date was $0.12 per share. As a result, the aggregate intrinsic value for these warrants on the grant date was $2,200. The fair value of these warrants was $129,880 and was valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 1.68%, (2) term of 10 years, (3) expected stock volatility of 148%, and (4) expected dividend rate of 0%. All of the warrants vested immediately.

In January 2015, a lender (FireRock) was issued 500,000 warrants in connection with the issuance of a convertible note agreement. The warrants have a 5-year term and have an exercise price of $0.10 per share. The stock price on the grant date was $0.10 per share. As a result, the intrinsic value for these warrants on the grant date was $0. The fair value of these warrants was $38,774 and was valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 1.29%, (2) term of 5 years, (3) expected stock volatility of 107%, and (4) expected dividend rate of 0%. All of the warrants vested immediately.

On September 1, 2015,  the Company issued 1,000,000 warrants to Mike Hogue. The warrants have a 10-year term and have an exercise price of $0.001 per share.  The stock price on the grant date was $0.002 per share.

As a result, the intrinsic value for these warrants on the grant date was $1,000. The fair value of these warrants was $1,960 and was valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.17%, (2) term of 5 years, (3) expected stock volatility of 135.63%, and (4) expected dividend rate of 0%. All of the warrants vested immediately.

A summary of warrant activity is presented below:

	Number of Shares	Weighted-average Exercise Price	Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at December 31, 2014	3,760,831	$0.75	-	-
Granted	4,050,000	$0.10	-	-
Warrants issued pursuant to anti-dilution adjustments	53,448,344	$0.48	-	-
Exercised	-	$-	-	-
Expired/Forfeited	(250,000)	$1.00	-	-
Outstanding and exercisable at September 30, 2015	61,009,175	$0.45	7.30	$26,500

8. COMMITMENTS

Consulting Agreements

During August 2014, the Company entered into a 2-year consulting services agreement with an individual. Pursuant to the agreement, the individual will be paid $50,000 per year. In connection with the consulting services agreement, the individual assigned to the Company all of the assets owned by the individual related to the individual’s business operations being conducted through the name Gift Ya Now including, but not limited to, software code base, original design / creative elements, domain name and all strategic business relationships. The assets assigned to the Company had a fair value of $0.

8. COMMITMENTS (continued)

Consulting Agreements (cont'd)
On October 28, 2014, the Company entered into a consulting agreement with OTC Media, LLC (“OTC Media”) pursuant to which OTC Media provides us with investor and public relations services. The services may include public relations and direct mail campaigns. In connection therewith, we pay OTC Media a service fee equal to 20% of the cost of the campaigns together with reimbursement for the cost of the campaigns. The consulting agreement is in effect until December 31, 2015 and is subject to renewal.

On May 19, 2015, the Company entered into a twelve (12) month consulting agreement with VC Advisors (“VC”) pursuant to which VC provides us with financial consulting services on a non-exclusive basis. The services may be related to corporate finance matters, joint ventures and financial strategies. In connection therewith, we pay VC a service fee equal to $15,000 per month, payable in cash or common stock.

On September 15, 2015, the Company entered into a Consulting Agreement with SD Mitchell & Associates, PLC (“SD Mitchell”) pursuant to which SD Mitchell will advise us with certain legal, corporate and business operations and more specifically regarding public filings and compliance with regard to the Company. In connection therewith, we pay SD Mitchell a service fee equal to $1,500 per month for the review of Form 10-K, Form 10-Q, Form 8-K’s and review of contractual agreements; additionally, we pay consultant $200 per hour for assistance in preparation of other legal services.

Employment Agreements

The Company signed an employment agreement with its Chief Financial Officer. Pursuant to the agreement, in the event the Chief Financial Officer is terminated without cause, the CFO will be entitled to receive all compensation, including any bonus payments, accrued through the date of termination together with all compensation, including bonus payments, earned through the severance period which is defined as a period of 18 months from termination if more than 18 months remain on the term of the employment agreement at the time of termination or as a period of 12 months from termination, if less than 18 months remain on the term of the employment agreement at the time of termination.

9. FAIR VALUE MEASUREMENTS

The following table sets forth, by level within the fair value hierarchy, the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of September 30, 2015:

	Quoted Prices
	In Active	Significant		Total
	Markets for	Other	Significant	Carrying
	Identical	Observable	Unobservable	Value as of
	Assets	Inputs	Inputs	September 30,
Description	(Level 1)	(Level 2)	(Level 3)	2015
Warrant derivatives	$-	$-	$249,574	$249,574
Variable conversion features – convertible debt derivatives	$-	$-	$3,245,974	$3,245,974
	$-	$-	$3,495,548	$3,495,548

9. FAIR VALUE MEASUREMENTS (continued)

The following table sets forth, by level within the fair value hierarchy, the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of September 30, 2014:

	Quoted Prices
	In Active	Significant		Total
	Markets for	Other	Significant	Carrying
	Identical	Observable	Unobservable	Value as of
	Assets	Inputs	Inputs	September 30,
Description	(Level 1)	(Level 2)	(Level 3)	2014
Derivative liabilities - warrant instruments	$-	$-	$2,651,155	$2,651,155

The following table sets forth a reconciliation of changes in the fair value of financial liabilities classified as level 3 in the fair value hierarchy:

	Significant Unobservable Inputs (Level 3)
	Nine Months Ended September 30,
	2015	2014
Beginning balance	$505,193	$-
Additions	4,198,967	449,624
Debt conversion/extinguishment	(3,174,971)	-
Change in fair value	1,966,358	2,201,531
Ending balance	$3,495,547	$2,651,155

Change in unrealized gain included in earnings	$1,966,358	$2,201,531

10. SUBSEQUENT EVENTS

Debt issuances

On October 5, 2015 JMJ converted a total of $9,375 in outstanding debt to 12,500,000 shares of common stock at a fair market value of $0.00075 per share.

On October 9, 2015 JMJ converted a total of $18,838 in outstanding debt to 24,510,960 shares of common stock at a fair market value of $0.00075 per share

On October 12, 2015 Bluestem converted a total of $15,000 in outstanding debt to 20,833,334 shares of common stock at a fair market value of $0.00072 per share.

On October 16, 2015 GHS Investments converted a total of $22,421 in outstanding debt to 28,744,834 shares of common stock at a fair market value of $0.0078 per share.

On October 20, 2015 SBI (Sea Otter) converted a total of $34,263 in outstanding debt to 34,263,428 shares of common stock at a fair market value of $0.001 per share.

10. SUBSEQUENT EVENTS (continued)

Change in Registered Public Accounting Firm

On October 16, 2015 the Company notified its independent registered public accounting firm, GBH CPAs, PC (“GBH”), that the Company had decided to change auditors and was therefore dismissing GBH, effective immediately.  The Company’s decision was approved by the Company’s board of directors, acting as the audit committee, on that same day, and concurrent with GBH’s dismissal, the board of directors appointed BF Borgers CPA PC (“Borgers”) as the Company’s new independent registered public accounting firm.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On October 16, 2015, the Company notified its independent registered public accounting firm, GBH CPAs, PC (“GBH”), that the Company had decided to change auditors and was therefore dismissing GBH, effective immediately.  The Company’s decision was approved by the Company’s board of directors, acting as the audit committee, on that same day, and concurrent with GBH’s dismissal, the board of directors appointed BF Borgers CPA PC (“Borgers”) as the Company’s new independent registered public accounting firm.

During the fiscal years ended December 31, 2014 and 2013, and through October 16, 2015, neither the Company nor anyone acting on its behalf consulted Borgers regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Borgers concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The reports of GBH regarding the Company’s financial statements for the fiscal years ended December 31, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2014 and 2013, and through October 16, 2015, the Company did not (i) have any disagreements (as defined in Item 304(a)(1(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with GBH on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of GBH, would have caused it to make reference thereto in connection with its reports; or (ii) experience any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the years ended December 31, 2014 and 2013 and the subsequent interim period through October 16, 2015, there were no: (i) disagreements with GBH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which, if not resolved to the satisfaction of GBH, would have caused GBH to make reference to the matter in their report, or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers, Directors and Key Employees

The following table sets forth certain information as of the date of this Prospectus, with respect to our directors and executive officers.

Name	Position Held	Age	Date of Election orAppointment as Director

Jason Harvey	Chief Executive Officer	45	N/A

Alan Johnson	Director	40	November 21, 2012

Michael D. Rountree	Chief Financial Officer and Treasurer	44	January 28, 2015

Gannon Giguiere	President, Secretary and Chairman of the Board of Directors	42	November 21, 2012

Directors serve until the next annual meeting of the stockholders; until their successors are elected or appointed and qualified, or until their prior resignation or removal. Officers serve for such terms as determined by our board of directors. Each officer holds office until such officer’s successor is elected or appointed and qualified or until such officer’s earlier resignation or removal. No family relationships exist between any of our present directors and officers.

Certain biographical information of our directors and officers is set forth below.

Jason Harvey, age 45, has served as our Chief Executive Officer since April 8, 2015. From October 15, 2014 to April 8, 2015, Mr. Harvey served as our Executive Vice President, Product Development. He has also currently serves as Entrepreneur in Residence for Separation Degrees – One, Inc., a Delaware corporation formed to provide interactive marketing and eCommerce solutions for small to medium sized companies (“Separation Degrees”). From October 2013 to August 2014, Jason was the VP of Marketing, leading branding, lead generation and marketing optimization for Prolifics, an end-to-end IT solutions company. From July 2008 to March 2014, he was a strategic advisor to Mobile-XL, a California-based mobile technology company that provided smartphone-like access to feature phones in Asia and Africa. From October 2009 to October 2013, Jason lead corporate and product marketing for AT&T Interactive, focusing on the development, awareness and lead generation of a local advertising network. From 2007 to 2009, Jason co-founded a digital music discovery company called eightbox, which launched as one of the first Facebook music discovery applications. From August 2008 to March 2009, Jason was the VP of Programming Strategy for ActiveVideo Networks where he lead business strategy for their connected devices business unit. From May 2006 to July 2008, Jason worked at Google where he directed business planning, marketing strategy and sales management for Google’s digital advertising business in Latin America. From June 2005 to May 2006, he worked for The Vidal Partnership as the Group Account Director and General Manager of the Los Angeles office of this leading Hispanic advertising agency. From August 1998 to June 2005, Jason worked for Ford Motor Company where he held and was promoted through various positions of executive leadership. Jason holds a B.S. in Business from the University of Southern California, and earned his MBA from the Anderson School of Management at UCLA.

Alan Johnson, age 40, has served as a Director since November 21, 2012. He served as our President from November 21, 2012 until July 1, 2014 and has served as our Chief Corporate Development Officer since July 1, 2014. He has more than 15 years of entrepreneurial business experience. From January 2008 through the present he has worked as the director for marketing and branding initiatives at Global Augmentative Communication Innovators, a socially focused company formed to create global awareness for special needs children. From 1998 through September 2007 he worked for Casa Palmera as a federally licensed hospital administrator. Casa Palmera is an addiction treatment center specializing in eating disorders and pain management. He oversaw all operations which included their technology, search engine optimization, and development of online advertising campaigns. Since November 2005, Mr. Johnson has served as a Board Member for the Andrei Foundation, a foundation devoted to degenerative eye diseases. He is also a founding member of Generation Conservation, a subsidiary of Conservation International, an organization dedicated to the preservation of a stable climate, fresh water, healthy oceans, and reliable food sources throughout the world. Mr. Johnson graduated from the University of Southern California in 1995 with a degree in Business Administration.

Michael D. Rountree, age 44, has served as our Chief Financial Officer since April 1, 2013 and as our Treasurer since December 31, 2013. Mr. Rountree is a certified public accountant as well as a business and financial manager and advisor. He is the President of Rountree Consulting, a company which he founded in August 1997. Rountree Consulting provides financial, strategy, and business consulting services to clients with the goal of increasing sales and growing revenues, while also actively managing and lowering excess expenses and operational inefficiencies. Prior to forming Rountree Consulting, Mr. Rountree spent 3 years with Deloitte and Touche and Price Waterhouse working on multi-state tax and financial accounting engagements for large Fortune 500 and Global 2000 clients. Mr. Rountree also spent 3 years at the State of California Franchise Tax Board. His initial work was with the traditional corporate and individual audit group, but he was quickly promoted to the forensics audit practice where he handled complex financial, tax and audit engagements. Mr. Rountree holds a BS degree with an emphasis in Accountancy from C.S.U Long Beach and a Masters in Business Taxation from the Leventhal School of Accounting at the University Southern of California.

Gannon Giguiere, age 42, has served as our Chairman and Secretary since November 21, 2012 and as our President since July 1, 2014. He served as our Chief Executive Officer from November 21, 2012 until April 8, 2015. He has more than 19 years of technical, managerial and business experience. From December 8, 2014 through the present, he has served as Executive Chairman, Founder for Shop To Brands, Inc. a vertically focused e-commerce company of which sells product directly to consumers. From December 17, 2014, through the present, he has served as the Executive Chairman, Chief Executive Officer, President and Secretary for Separation Degrees - One, Inc., a company that develops multi-pronged marketing and e-commerce solutions for small to medium sized companies. From October 2007 to the present he has been a Member of Apex Wellness Group, LLC dba pHion Balance, a nutraceutical company. Mr. Giguiere served as President and Chief Executive Officer for Get Lower, Inc., an online lead generation company focused on consumer mortgage / real estate services, which he founded in January 2004 and operated through September 2007. From August 2001 through November 2003 he served as Senior Vice President for Move, Inc., a public company providing home mortgage and real estate services. From September 1997 through July 2001 he served as Senior Director, Search for Alta Vista, and General Manager, e-Commerce, for Alta Vista Shopping.com. In 1997, he formed Separation Degrees Media, Inc. to provide technical and new media consulting services. From June 1995 through June 1997 he worked for IAR, Inc., in a business development and marketing management capacity. From September 1993 through August 1994 he worked for Morgan Stanley Dean Witter in an analyst capacity. In 2008 Mr. Giguiere was forced to incur significant personal financial liability from a family tragedy, which was non-business related and as a result filed for federal bankruptcy protection. This matter was discharged in 2011. Mr. Giguiere holds a degree in Business Administration from the University of Southern California.

Family Relationships

There are no family relationships between any director or executive officer.

Board Committees

We do not have a standing audit committee, an audit committee financial expert, or any committee or person performing a similar function. We do not have any board committees including a nominating, compensation, or executive committee. We currently have minimal operating revenues which are not presently sufficient to meet associated costs. Presently, we have no independent directors. Management does not believe that it would be in our best interests at this time to retain independent directors to sit on an audit committee or any other committee. If we are able to grow our business and increase our operations in the future, then we will likely seek out and retain independent directors and form audit, compensation, and other applicable committees. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. Our two directors perform all functions that would otherwise be performed by committees.

Board of Directors and Board Compensation

All of our directors also serve as employees. We do not presently pay our directors for their services as such. Our directors receive compensation in their executive officer capacities.

Corporate Governance

Leadership Structure

Our Board has 3 members as follows: Mr. Gannon Giguiere, Mr. Alan Johnson, and Mr. Michael Rountree. We have designated Gannon Giguiere as our Chairman.

Mr. Giguiere has served as our Secretary and Chairman since November 21, 2012 and served as our Chief Financial Officer, on an interim basis, from March 1, 2013 until April 1, 2013. He has also served as our President since July 1, 2014. He served as our Chief Executive Officer from November 21, 2012 until April 8, 2015. Mr. Giguiere devotes the amount of time to us as is required to perform his duties as an executive officer and director.

Mr. Johnson has served as a Director since November 21, 2012 and served as our President from November 21, 2012 until July 1, 2014. Since July 1, 2014 he has served as our Chief Corporate Development Officer. Mr. Johnson devotes the amount of time to us as is required to perform his duties as an executive officer and director.

Mr. Rountree has served as a Director since January 28, 2015. He has served as our Chief Financial Officer since April 1, 2013 and as our Treasurer since December 3, 2013. Mr. Rountree devotes the amount of time to us as is required to perform his duties as an executive officer and director.

We are a small, start-up company. One of our directors also serves as an executive officer. Our other director serves as our Chief Corporate Development Officer. Our board members have complementary skills, enabling us to operate in a cost and time effective manner, closely managing our assets. Our Board regularly reviews this structure for optimum fit as our plans progress. We believe that our present management structure is appropriate for a company of our size and state of development.

Our board is actively involved in our risk oversight function and collectively undertakes risk oversight as part of our monthly management meetings. This review of our risk tolerances includes, but is not limited to, financial, legal and operational risks and other risks concerning our reputation and ethical standards.

Given our size, we do not have a nominating committee or a diversity policy. Our entire board monitors and assesses the need for and qualifications of additional directors. We may adopt a diversity policy in the future in connection with our anticipated growth.

Advisory Board

On December 3, 2012, we established an advisory board to provide us with financial, technical and general business advice and appointed Bruce Hallet, Robert Holmer, Patrick Whelan and Alan Knepper as members thereof.

Bruce Hallett is a co-founder of Miramar Venture Partners and brings his enthusiasm for innovation, product strategy and team building to Miramar’s portfolio of tech start-up companies. With over two decades of collaborations with technology entrepreneurs, Bruce leads Miramar investments in mobile Internet solutions and software.

Bob Holmen is a co-founder of Miramar Venture Partners. Bob has spent his career building technology companies in diverse roles, from hardware and software engineering, to senior management, to venture investor. Bob leads Miramar investments in advanced technology projects focused on his Southern California roots.

Patrick Whelan is President of Declan, LTD. an investment and consulting company. Pat has over two decades of large-scale operational, financial and executive leadership experience both in publicly traded and privately held companies, bringing a very global perspective to Sr. Management teams.

Allan Knepper is currently COO of Emerging Market Access Group where his responsibilities include operational and strategy analysis. He spent 30+ years at Dunavant Enterprises, Inc. where he was an operations, finance and technology officer.

On March 10, 2014, we appointed Harrison Group, Inc., Vinay Jatwani and Darren Reinig to the Advisory Board.

Harrison Group, Inc. is a business strategy and corporate advisory firm with more than 20 years of business and financial experience representing both domestic and international clientele. It provides active operational assistance and corporate finance advisory services to clients with emphases on developing and executing a company’s go-to-market vision and strategy, leading corporate restructurings and recapitalizations, and structuring mergers, acquisitions, and divestitures. Harrison Group’s broad operational and consulting experience includes the following sectors: retail, consumer products, manufacturing, technology, and oil and gas. Past engagement activities include capital placement, business/product strategy, revenue enhancement, cost management, marketing, operational improvement, and mergers and acquisitions. Harrison Group is focused on delivering measurable results to its clients via hands-on participation coupled with strategic thinking.

Vinay Jatwani currently serves as CEO and Founder of Jigsaw Partners Inc. (“Jigsaw”), a business development organization offering a full range of tailored marketing, technology and financial solutions. Jigsaw currently services clients in a variety of verticals including finance, fitness and consumer products. Mr. Jatwani has a keen understanding of advertising and marketing strategies and brings knowledge and direction to new media technologies. Prior to Jigsaw, Mr. Jatwani served as CEO/Co Founder of Broadspring Inc. a successful digital marketing corporation with an emphasis in Native advertising. Mr. Jatwani is also an active entrepreneur and investor in mobile/internet related ventures.

Darren Reinig is a co-founder of Delphi Private Advisors (“Delphi”) a financial investment advisory and wealth management firm founded in 2009, which serves the needs of high net worth individuals, other individuals, pension and profit sharing plans and charitable organizations. He serves as Delphi’s Chief Investment Officer and heads Delphi’s Investment Committee. Prior to founding Delphi, Mr. Reinig worked for a global institutional investment management firm which provided services to family offices, high net worth individuals and institutions. Mr. Reinig resigned as a member of our advisory board on January 14, 2015. In connection with such resignation, warrants issued by us to Mr. Reinig on March 10, 2014, for the purchase of 250,000 shares of our common stock at an exercise price of $1.00 per share were cancelled.

On April 30, 2014, we appointed Aloysius M. Mocek to the Advisory Board. Mr. Mocek is a successful business entrepreneur. He co-founded Connectronics Corporation in 1988, to design and manufacture specialized connectors and interconnection systems for a variety of industries. In 2004, Connectronics Corporation was acquired by Heico Electronic Technologies Corp.

Potential Conflicts of Interest

We are not aware of any conflicts of interest with our directors and officers.

Director Independence

Our board of directors consists of Gannon Giguiere and Alan Johnson, neither of who can be deemed to be independent. Our securities are quoted on the OTC Markets which does not have any director independence requirements.

Involvement in Certain Legal Proceedings

Except as otherwise disclosed in this prospectus, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.
any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.
being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.
being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.
being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid or accrued by us during the two years ended December 31, 2014 and 2013 to (i) all individuals that served as our principal executive officer (“PEO”) or acted in a similar capacity for us at any time during the year ended December 31, 2014; (ii) our two most highly compensated executive officers other than our PEO, that were serving as executive officers of ours at December 31, 2014 and that received annual compensation during the year ended December 31, 2014 in excess of $100,000; and (iii) our two most high compensated executive officers that received annual compensation during the year ended December 31, 2014 in excess of $100,000 that did not serve as our PEO during the year ended December 31, 2014 and that were not serving as executive officers of ours at December 31,2014.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option / Warrant Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Gannon Giguiere	2014	$180,000	137,250	1,300,000	$887,863	0	0	0	$2,505,113
Chief Executive Officer,	2013	$146,250	0	0	$706,038	0	0	0	$852,288
Secretary and Chairman of the Board (1)

Alan Johnson	2014	$180,000	114,750	1,300,000	$887,863	0	0	0	$2,482,613
President and Director (2)	2013	$146,250	0	0	$176,509	0	0	0	$322,759

Michael Rountree	2014	$127,935	105,000	750,000	$739,885	0	0	0	$1,722,820
Chief Financial Officer and Treasurer	2013	$20,750	0	0	$148,745	0	0		$169,495

(1)	Gannon Giguiere served as our Chief Executive Officer from November 21, 2012 until April 8, 2015.

(2)	Alan Johnson served as our President from November 21, 2012 through July 1, 2014 and has served as our Chief Corporate Development Officer since July 1, 2014.

(3)	Michael Rountree has served as our Chief Financial Officer since April 1, 2013 and as our Treasurer since December 31, 2013.

Grants of Plan-Based Awards

As of December 31, 2014, we have not issued any stock options or maintained any stock option or other incentive plans other than our 2012 Equity Incentive Plan. (See “Part II, Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities – Equity Compensation Plan Information). Subsequent to December 31, 2014, we created our 2015 Equity Incentive Plan and in February 2015 issued stock options thereunder.

The following tables set forth information regarding stock option and other awards granted to our Named Executive Officers during the year ended December 31, 2014.

			Option Awards		Stock Awards
Name	Grant Date	Approval Date	Number of Securities Underlying Options	Exercise or Basic Price of Option Awards ($/Sh)	Number of Shares or Units of Stock	Grant Date Fair Value of Stock and Options Awards ($)

Gannon Giguiere	3/1/2014	3/1/2014	300,000	$1.00	N/A	$887,863
Alan Johnson	3/1/2014	3/1/2014	300,000	$1.00	N/A	$887,863
Michael Rountree	3/1/2014	3/1/2014	250,000	$1.00	N/A	$739,885

Outstanding Equity Awards at Year End

The following tables set forth information regarding stock options held by our Named Executive Officers at December 31, 2014.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date
Gannon Giguiere	11/27/12	77,088		22,912	0.50	11/27/22
Alan Johnson	11/27/12	77,088		22,912	0.50	11/27/22
Gannon Giguiere	1/2/13	400,000	(1)	0	0.50	1/2/23
Alan Johnson	1/2/13	100,000		0	0.50	1/2/23
Michael Rountree	4/1/13	43,764		6,236	1.00	3/31/23

Employment Agreements

Effective upon the November 21, 2012 closing of the Asset Purchase Agreement, we entered into 3-year employment agreements with each of Gannon Giguiere and Alan Johnson under which Mr. Giguiere is serving as our Chief Executive Officer, President and Secretary and Mr. Johnson is serving as our Chief Corporate Development Officer. From November 21, 2012 through July 1, 2014, Mr. Johnson served as our President under his employment agreement with us. Except for job titles and related responsibilities, the employment agreements are identical in all material respects. The employment agreements will be automatically renewed at the end of each term unless we or the employee give the other written notice at least 30 days prior to the end of the term or the applicable renewal term, as the case may be. Messrs. Giguiere and Johnson each receive a base annual salary of $180,000 and are each entitled to receive an annual bonus equal to up to 100% of the base annual salary upon our achieving milestones to be determined by our Board of Directors. Each of Messrs. Giguiere and Johnson were also awarded 100,000 stock options under our 2012 Equity Incentive Plan at closing, with a term of 10 years and an exercise price of $.50 per share. In January 2013, we issued 400,000 stock options under our 2012 Equity Incentive Plan to Mr. Giguiere and issued 100,000 stock options under our 2012 Equity Incentive Plan to Mr. Johnson, each of which options have a term of 10 years and an exercise price of $0.50 per share. The employment agreements also provide for paid vacation time, payment of customary health insurance and other benefits and expense reimbursement. The employment agreements also contain non-compete and non-solicitation provisions effective during the employment period and for 18 months thereafter in the case of the non-compete provision and for 6 months thereafter in the case of the non-solicitation provision unless the employee is terminated without cause or the employee terminates the agreement for good reason, in which case the non-compete and severance provisions are of no further force or effect.

In the event the employee is terminated for cause, or resigns without good reason, employee is entitled to receive all compensation, including bonus payments, accrued through the date of termination. In the event the employee is terminated without cause or resigns for good reason, employee is entitled or will be entitled to receive all compensation, including bonus payments, accrued through the date of termination together with all compensation, including bonus payments, earned through the severance period which is defined as a period of 18 months from termination if more than 18 months remain on the term of the employment agreement at the time of termination or as a period of 12 months from termination, if less than 18 months remain on the term of the employment agreement at the time of termination.

On March 10, 2014, we entered into Amendment No. 1 (the “Amendment”) to the November 21, 2012 Employment Services Agreement between us and Gannon Giguiere. The Amendment revised the renewal periods under the Employment Services Agreement from one to three years, clarified the provision under which we can issue bonuses to Mr. Giguiere and provided for the issuance of 1,300,000 shares of our common stock to Mr. Giguiere upon execution of the Amendment. It also provided for the cancellation of the 300,000, ten-year, non-statutory stock options with an exercise price of $0.50 per share which had been issued to Mr. Giguiere in January 2013.

On March 10, 2014, we entered into Amendment No. 1 (the “Amendment”) to the November 21, 2012 Employment Services Agreement between us and Alan Johnson, our President. The Amendment revised the renewal periods under the Employment Services Agreement from one to three years, clarified the provision under which we can issue bonuses to Mr. Johnson and provided for the issuance of 1,000,000 shares of our common stock to Mr. Johnson upon execution of the Amendment.

On March 10, 2014, we entered into a 3-year employment agreement with Michael D. Rountree, our Chief Financial Officer and Treasurer. The employment agreement will be automatically renewed for successive periods of three years at the end of each term unless we or the employee give the other written notice at least 30 days prior to the end of the term or the applicable renewal term, as the case may be. The employment agreement provided for the issuance of 500,000 shares of our common stock to Mr. Rountree upon execution of the agreement. Mr. Rountree is also to receive a base annual salary of $150,000 and is entitled to receive an annual bonus equal to up to 100% of the base annual salary upon our achieving milestones to be determined by our Board of Directors. The employment agreement also provides for paid vacation time, payment of customary health insurance and other benefits and expense reimbursement. The employment agreement also contains a non-compete and non-solicitation provision effective during the employment period and for 18 months thereafter in the case of the non-compete provision and for 6 months thereafter in the case of the non-solicitation provision unless Mr. Rountree is terminated without cause or Mr. Rountree terminates the agreement for good reason, in which case the non-compete provision is of no further force or effect.

In the event Mr. Rountree is terminated for cause, or resigns without good reason, Mr. Rountree is entitled to receive all compensation, including bonus payments, accrued through the date of termination. In the event Mr. Rountree is terminated without cause or resigns for good reason, Mr. Rountree will be entitled to receive all compensation, including bonus payments, accrued through the date of termination together with all compensation, including bonus payments, earned through the severance period which is defined as a period of 18 months from termination if more than 18 months remain on the term of the employment agreement at the time of termination or as a period of 12 months from termination, if less than 18 months remain on the term of the employment agreement at the time of termination.

On March 1, 2014, we issued an aggregate of 850,000 ten-year non-qualified stock options with an exercise price of $1.00 per share under our 2012 Equity Incentive Plan which vest ratably on a monthly basis over a period of three years to our three executive officers, Gannon Giguiere (300,000 options), Alan Johnson (300,000 options) and Michael Rountree (250,000 options).

On January 28, 2014, we issued an aggregate of 850,000 shares of our restricted common stock to our three executive officers, Gannon Giguiere (300,000 shares), Alan Johnson (300,000 shares) and Michael D. Rountree (250,000 shares).

Director Compensation

Both of our directors are also officers of ours and receive compensation in their officer capacities rather than their director capacities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock known by us as of December 31, 2015 by:

•	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each of our executive officers; and

•	all of our directors and executive officers as a group.

The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on such date and all shares of our common stock issuable to such holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by such person at said date which are exercisable within 60 days of December 31, 2015. Unless otherwise indicated below each person’s address is c/o Eventure Interactive, Inc., 3420 Bristol Street, 6th Floor, Costa Mesa, CA 92626. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.

Title of Class	Name Of Beneficial Owner	Amount and Nature of Shares Beneficially Owned (1)	Percent of Class Owned(2)	Percent of Total Voting Shares (3)

Series A Preferred	Gannon Giguiere	5,000,000, Direct(4a)	100%	77.7%
Common	Gannon Giguiere	21,624,071, Direct(4b)	1.51%	0.3361%
Common	Alan Johnson	17,857,798, Direct(5)	1.25%	0.2775%
Common	Michael D. Rountree	7,080,857, Direct(6)	0.494%	0.1100%
Common	Jason Harvey	229,163, Direct(7)	0.016%	0.0036%
Total Officers and Directors as a group (4 persons)
Series A Preferred		5,000,000, Direct	100%	77.7%
Common		46,791,889, Direct	3.26%	0.7272%

(1)
As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) within 60 days of December 31, 2015. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights.

(2)	There were 1,434,226,648 shares of common stock issued and outstanding on December 31, 2015 and 5,000,000 shares of Series A Preferred Stock.
(3)
Calculation of percentage of Voting Shares is based on the following voting rights: (a) each share of Common Stock has the right to cast one (1) vote; and (b) each share of Series A Preferred Stock has the right to cast one thousand (1,000) votes and has no conversion privileges.

(4)
(a) Includes 5,000,000 shares of Series A Preferred stock with voting rights equal to 5,000,000,000 common shares. (b) Includes 994,431 shares issuable upon the exercise of presently exercisable stock options and stock options exercisable within 60 days of December 31, 2015. Excludes 1,505,569 shares issuable upon exercise of stock options not exercisable within 60 days of December 31, 2015.

(5)
Includes 688,873 shares issuable upon the exercise of presently exercisable stock options and stock options exercisable within 60 days of December 31, 2015. Excludes 811,127 shares issuable upon exercise of stock options not exercisable within 60 days of December 31, 2015.

(6)
Includes 508,315 shares issuable upon the exercise of presently exercisable stock options and stock options exercisable within 60 days of December 31, 2015. Excludes 791,685 shares issuable upon exercise of stock options not exercisable within 60 days of December 31, 2015.

(7)
Includes 229,163 shares issuable upon the exercise of presently exercisable stock options and stock options exercisable within 60 days of December 31, 2015. Excludes 520,837 shares issuable upon exercise of stock options not exercisable within 60 days of December 31, 2015.

Changes in Control

As of the date of this prospectus, we are not aware of any arrangement that may result in a change in control of our company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS AND CORPORATE GOVERNANCE

Other than as disclosed below, there has been no transaction, since December 31, 2014, or currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year-end for the last completed fiscal year, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;

(ii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iii)	Any of our promoters and control persons; and

(iv)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

Related party advances payable

During the nine months ended September 30, 2015, the Company’s CFO advanced the Company $156,695 to fund the operations of the Company, the Company paid $34,500 in cash, leaving $122,195 payable as of September 30, 2015.

During the nine months ended September 30, 2015, the Company’s Chairman advanced the Company $47,829 to fund the operations of the Company, all of which was repaid in full as at September 30, 2015.

Related party accounts payable

At September 30, 2015, the Company owes a related party entity $39,185 for marketing services provided to the Company during the nine months ended September 30, 2015.  The service fee was $188,147, of which the Company paid $148,962 in cash. The entity is 71% owed by a Director of the Company and 8% owned by the CFO of the Company.

Related party notes payable

At September 30, 2015 and December 31, 2014, the Company owed its Chairman and former CEO $6,300 and $190,250, respectively, for loans provided to the Company by the Chairman. The loans bear interest at 1% per annum. During the nine month period ended September 30, 2015, the Company received $85,300 from its Chairman. During the nine months ended September 30, 2015, the Company repaid a total of $269,250 of the outstanding loans.

At September 30, 2015 and December 31, 2014, the Company owed its CFO $2,000 and $40,000, respectively, for loans provided to the Company by the CFO. The loans bear interest at 1% per annum. On February 2, 2015, an aggregate of $40,000 of related party notes payable and $143 of interest was converted into shares of our restricted common stock at a conversion price of $0.07 per share resulting in the issuance of 573,471 shares of common stock to Mr. Rountree. During the nine month period ended September 30, 2015, the Company received a further $12,000 in loans from its CFO of which $10,000 has been repaid.

At September 30, 2015 and December 31, 2014, the Company owed a Director of the Company $115,158 and $275,000, respectively, for loans provided to the Company by the Director. The amounts owed to the Director are past due and in default as at September 30, 2015. The loans bear interest at 1% per annum.

At September 30, 2015 and December 31, 2014, the Company owed $0 and $50,000 to a relative of an executive of the Company. The loans bear interest at 1% per annum. The amounts was assigned to a third party and exchanged for convertible notes. No gain or loss was recorded on the debt extinguishment.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are not required to deliver an annual report to our stockholders unless our directors are elected at a meeting of our stockholders or by written consents of our stockholders. If our directors are not elected in such manner, we are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No such expenses will be borne by the selling stockholders. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

EXPENSE	AMOUNT

SEC Registration fee	$48.66
Accounting fees and expenses	$5,000
Legal fees and expenses	$15,000
Miscellaneous	$10,000
Total	$30,048.66

Indemnification of Directors and Officers

Nevada Revised Statutes provide that:

•
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•
to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our stockholders;

•	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•	by court order.

Nevada Revised Statutes provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Our bylaws allow us to indemnify our directors, officers and employees. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Recent Sales of Unregistered Securities

Shares issued subsequent to disclosure provided in the Company’s most recent filing on Form 10-Q for the nine month period ended September 30, 2015 are included below:

Subsequent to September 30, 2015 the Company issued a total of 761,335,624 shares in respect of conversion notices received for a total of $907,964 in principal and interest related to various Convertible Notes as discussed in the financial statements included herein and detailed below.

All of the foregoing issuances of securities were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended for transactions by an issuer not involving a public offering, pursuant to Rule 506 of Regulation D, or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701.

On October 5, 2015, JMJ converted a total of $9,375 in outstanding debt to 12,500,000 shares of common stock at a fair market value of $0.00075 per share.

On October 5, 2015, GHS Investments converted a total of $21,000 in outstanding debt to 25,000,000 shares of common stock at a fair market value of $0.00084 per share.

On October 9, 2015, JMJ converted a total of $18,838 in outstanding debt to 24,510,960 shares of common stock at a fair market value of $0.00075 per share

On October 12, 2015, Bluestem converted a total of $15,000 in outstanding debt to 20,833,334 shares of common stock at a fair market value of $0.00072 per share.

On October 16, 2015, GHS Investments converted a total of $22,421 in outstanding debt to 28,744,834 shares of common stock at a fair market value of $0.0078 per share.

On October 23, 2015, SBI (Sea Otter) converted a total of $34,263 in outstanding debt to 34,263,428 shares of common stock at a fair market value of $0.001 per share.

On October 28, 2015, JMJ converted a total of $$8,550 in outstanding debt to 19,000,000 shares of common stock at a fair market value of $0.00045 per share.

On October 29, 2015, More Capital  converted a total of $9,712 in outstanding debt to 25,356,718 shares of common stock at a fair market value of $0.000383 per share.

On November 2, 2015, SBI (Sea Otter) converted a total of $14,371 in outstanding debt to 35,928,474 shares of common stock at a fair market value of $0.0004 per share.

On November 4, 2015, Bluestem converted a total of $15,000 in outstanding debt to 31,250,000 shares of common stock at a fair market value of $0.00048 per share.

On November 5, 2015, Carebourn Capital  converted a total of $17,134 in outstanding debt to 44,700,692 shares of common stock at a fair market value of $0.0003833 per share.

On November 9, 2015, Bluestem converted a total of $15,000 in outstanding debt to 31,250,000 shares of common stock at a fair market value of $0.00048 per share.

On November 9, 2015, JMJ converted a total of $11,250 in outstanding debt to 25,000,000 shares of common stock at a fair market value of $0.00045 per share.

On November 12, 2015, Bluestem converted a total of $15,000 in outstanding debt to 31,250,000 shares of common stock at a fair market value of $0.00048 per share.

On November 16, 2015, JMJ converted a total of $11,311 in outstanding debt to 25,135,800 shares of common stock at a fair market value of $0.00045 per share.

On November 17, 2015, SBI (Sea Otter) converted a total of $15,868 in outstanding debt to 39,668,826 shares of common stock at a fair market value of $0.0004 per share.

On November 19, 2015, JSJ converted a total of $20,772 in outstanding debt to 53,952,255 shares of common stock at a fair market value of $0.0003850 per share.

On November 23, 2015, Carebourn Capital converted a total of $20,037 in outstanding debt to 50,092,255 shares of common stock at a fair market value of $0.0004 per share.

On November 27, 2015, JSJ converted a total of $20,564 in outstanding debt to 53,952,255 shares of common stock at a fair market value of $0.0003850 per share.

On December 2, 2015, LG Capital converted a total of $13,242 in outstanding debt to 53,395,927 shares of common stock at a fair market value of $0.0002480 per share.

On December 3, 2015, JSJ converted a total of $12,563 in outstanding debt to 57,103,452 shares of common stock at a fair market value of $0.0002200 per share.

Exhibits

In reviewing the agreements included (or incorporated by reference) as exhibits to this registration statement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement.

Exhibit No.	Description

3.1	Articles of Incorporation of Registrant filed November 29, 2010	Incorporated by reference to the Registration Statement on Form S-1 Filed with the Securities and Exchange Commission on March 9, 2011 (file no. 333-172685).

3.2	Amended and Restated Articles of Incorporation of Registrant filed November 20, 2012	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2012

3.3	Amended and Restated Articles of Incorporation as filed with the Nevada Secretary of State on February 20, 2013	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2013.

3.3	By-Laws of the Registrant	Incorporated by reference to the Registration Statement on Form S-1 Filed with the Securities and Exchange Commission on March 9, 2011 (file no. 333-172685).

3.4	Certificate of Designation creating Series A Super-Voting Preferred Stock as filed with the Nevada Secretary of State on April 8, 2015	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2015

3.5	Certificate of Amendment to increase the authorized share capital dated June 18, 2015	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2015

4.1	Form of March 2014 Advisory Board Warrant	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2014.

4.2	Form of Warrant underlying units sold in June 2014	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the Securities and Exchange Commission on August 19, 2014.

4.3	Form of Non-Statutory Option Agreement uner 2015 Equity Incentive Plan for February 2, 2015 Option Issuances	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2015.

4.4	Form of Advisory Board and Advisory/Consultant Warrant for February 2, 2015 Warrant Issuances	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2015.

5.1	Legal Opinion of SD Mitchell & Associates, PLC	Filed herewith

10.1	Registrant’s 2012 Equity Incentive Plan	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2012

10.2	Asset Purchase Agreement dated as of November 21, 2012 among Registrant, Local Event Media, Inc., Gannon Giguiere and Alan Johnson	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2012.

10.3	Employment Agreement dated as of November 21, 2012 between Registrant and Gannon Giguiere	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2012.

10.4	Employment Agreement dated as of November 21, 2012 between Registrant and Alan Johnson	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2012.

10.5	Form of Lock-Up Agreement dated as of November 21, 2012	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2012.

10.6	Form of Indemnification Agreement dated as of November 21, 2012	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2012.

10.7	Split-Off Agreement dated November 21, 2012 among Registrant, Charlie GPS Split Corp. and James Khorozian	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2012.

10.8	General Release Agreement dated November 21, 2012 among Registrant, Charlie GPS Split Corp. and James Khorozian	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2012.

10.9	Amendment No. 1 dated as of March 10, 2014 to the November 21, 2012 Employment Services Agreement between the Registrant and Gannon Giguiere	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2014.

10.10	Amendment No. 1 dated as of March 10, 2014 to the November 21, 2012 Employment Services Agreement between the Registrant and Alan Johnson	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2014.

10.11	Employment Services Agreement dated as of March 10, 2014 between the Registrant and Michael D. Rountree	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2014.

10.12	Consulting Agreement dated as of March 10, 2014 between the Registrant and Harrison Group, Inc.	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2014.

10.13	U.S. Patent (No. 8,769,610 B1) titled “Distance Modified Security and Content Sharing” issued to Registrant on July 1, 2014	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the Securities and Exchange Commission on August 19, 2014

10.14	Consulting Agreement with Vinay Jatwani dated August 12, 2014	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 18, 2014.

10.15	Form of Subscription Agreement for June 2014 unit sales	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the Securities and Exchange Commission on August 19, 2014

10.16	Equity Purchase Agreement between Registrant and Aladdin Trading, LLC dated November 25, 2014	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2014.

10.17	Registration Rights Agreement between Registrant and Aladdin Trading, LLC dated November 25, 2014	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2014.

10.18	Securities Purchase Agreement between Registrant and FireRock Global Opportunities L.P. dated January 6, 2015	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 12, 2015.

10.19	Convertible Promissory Note dated January 6, 2015 between Registrant and FireRock Global Opportunities L.P.	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 12, 2015.

10.20	Warrant dated January 6, 2015 issued to FireRock Global Opportunities L.P.	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 12, 2015.

10.21	Registration Rights Agreement between Registrant and FireRock Global Opportunities L.P. dated January 6, 2015	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 12, 2015.

10.22	Amendment No. 2 dated as of February 2, 2015 to the November 21, 2012, as amended March 10, 2014, Employment Services Agreement between the Registrant and Gannon Giguiere	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2015.

10.23	Amendment No. 2 dated as of February 2, 2015 to the November 21, 2012, as amended March 10, 2014, Employment Services Agreement between the Registrant and Alan Johnson	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2015.

10.24	Amendment No. 1 dated as of February 2, 2015 to the March 10, 2014 Employment Services Agreement between the Registrant and Michael D. Rountree	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2015.

10.25	Registrant’s 2015 Equity Incentive Plan	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2015.

10.26	Consulting Agreement dated as of February 2, 2015, between Registrant and Market Pulse Media, Inc.	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2015.

10.27	Consulting Agreement dated as of February 2, 2015, between Registrant and JV Holdings, LLC	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2015.

10.28	Amendment No. 1 to Consulting Agreement dated as of February 2, 2015, between Registrant and Harrison Group, Inc.	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2015.

10.29	Consulting and Development Agreement dated as of February 2, 2015, between Registrant and Meridian Computing, Inc.	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2015.

10.30	Consulting Services Agreement dated as of February 2, 2015, between Registrant and M1 Capital Advisors, LLC	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2015.

10.31	Amendment No. 3 dated as of February 27, 2015 to the November 21, 2012, as amended February 2, 2015 and March 10, 2014, Employment Services Agreement between the Registrant and Gannon Giguiere	Incorporated by reference to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2015 (File No. 333-202595).

10.32	Amendment No. 3 dated as of February 27, 2015 to the November 21, 2012, as amended February 2, 2015 and March 10, 2014, Employment Services Agreement between the Registrant and Alan Johnson	Incorporated by reference to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2015 (File No. 333-202595).

10.33	Amendment No. 2 dated as of February 27, 2015 to the March 10, 2014, as amended February 2, 2015, Employment Services Agreement between the Registrant and Michael D. Rountree	Incorporated by reference to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2015 (File No. 333-202595).

10.34	Convertible, Redeemable $110,000 Note dated December 15, 2014, issued by Registrant to LG Capital Funding LLC	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2015

10.35	Convertible, Redeemable $55,555 Note dated December 15, 2014, issued by Registrant to JMJ Financial	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2015

10.36	Convertible, Redeemable $64,000 Note dated December 19, 2014, issued by Registrant to KBM Worldwide, Inc.	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2015

10.37	Convertible, Redeemable $55,000 Note dated January 23, 2015, issued by Registrant to Tangiers Investment Group, LLC	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2015

10.38	Convertible, Redeemable $48,000 Note dated January 29, 2015, issued by Registrant to KBM Worldwide, Inc.	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2015

10.39	Convertible, Redeemable $44,000 Note dated January 23, 2015, issued by Registrant to Adar Bays, LLC	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2015

10.40	Convertible, Redeemable $44,000 Promissory Note dated March 3, 2015, issued by Registrant to Union Capital, LLC	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2015

10.41	Amendment dated January 16, 2015 to the December 15, 2014 Convertible, Redeemable Note issued by Registrant to JMJ Financial	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2015

10.42	Convertible, Redeemable $52,500 Note dated March 18, 2015, issued by Registrant to River North Equity, LLC	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2015

10.43	Convertible, Redeemable $38,000 Note issued by Registrant to Vires Group, Inc.	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2015

10.44	Employment Agreement, dated May 14, 2015, between Registrant and Jason Harvey.	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 18, 2015

10.45	Convertible Promissory Note of Registrant, dated April 14, 2015, in the principal amount of $60,000 issued to Crown Bridge Partners, LLC	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 18, 2015

10.46	Convertible Promissory Note of Registrant, dated May 11, 2015, in the principal amount of $10,000 issued to Vis Vires Group, Inc.	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 18, 2015

10.47	Convertible Debenture of Registrant, dated May 12, 2015, in the principal amount of $70,000 issued to Peak One Opportunity Fund, L.P.	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 18, 2015

10.48	Advisory Agreement between Registrant and VC Advisors, LLC, dated May 19, 2015	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 26, 2015.

10.49	Form of June 25th 8% Convertible Promissory Notes between the Company and SBI Investments LLC	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2015

10.50	Form of 8% Convertible Promissory Note dated June 26, 2015 between the Company and SBI Investments LLC	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2015

10.51	Exchange Agreement dated June 25, 2015 between the Company and SBI Investments LLC	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2015

10.52	Securities Purchase Agreement dated June 26, 2015 between the Company and SBI Investments LLC	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2015

10.53	Convertible Promissory Note of Registrant, dated April 28, 2015, in the principal amount of $27,778 issued to JMJ Financial.	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 19, 2015

10.54	Convertible Promissory Note of Registrant, dated May 19, 2015, in the principal amount of $50,000 issued to JSJ Investments, Inc.	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 19, 2015

10.55	Convertible Promissory Note of Registrant, dated May 22, 2015, in the principal amount of $48,500 issued to Crown Bridge Partners, LLC	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 19, 2015

10.56	Convertible Promissory Note of Registrant, dated May 26, 2015, in the principal amount of $10,000 issued to Crown Bridge Partners, LLC	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 19, 2015

10.57	Convertible Promissory Note of Registrant, dated June 1, 2015, in the principal amount of $75,000 issued to EMA Financials, LLC	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 19, 2015

10.58	Convertible Promissory Note of Registrant, dated June 4, 2015, in the principal amount of $40,000 issued to Crown Bridge Partners, LLC	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 19, 2015

10.59	Convertible Promissory Note of Registrant, dated June 15, 2015, in the principal amount of $50,000 issued to Rider Capital Corporation.	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 19, 2015

10.60	Convertible Promissory Note of Registrant, dated June 25, 2015, in the principal amount of $164,631 issued to SBI Investments, LLC.	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 19, 2015

10.61	Convertible Promissory Note of Registrant, dated June 25, 2015, in the principal amount of $60,369 issued to SBI Investments, LLC.	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 19, 2015

10.62	Convertible Promissory Note of Registrant, dated June 26, 2015, in the principal amount of $125,000 issued to SBI Investments, LLC.	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 19, 2015

10.63	Convertible Promissory Note of Registrant, dated July 10, 2015, in the principal amount of $100,000 issued to RDW Capital, LLC.	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 19, 2015

10.64	Convertible Promissory Note of Registrant, dated July 13, 2015, in the principal amount of $79,000 issued to Vires Group, LLC.	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 19, 2015

10.65	Convertible Promissory Note of Registrant, dated July 20, 2015, in the principal amount of $86,225 issued to LG Capital, LLC.	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 19, 2015

10.66	Convertible Promissory Note of Registrant, dated July 30, 2015, in the principal amount of $101,800 issued to Carebourn Capital, LP.	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 19, 2015

10.67	Employment Agreement, dated May 19, 2015, between Registrant and VC Advisory, LLC.	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 19, 2015

10.68	Convertible promissory note of Registrant dated August 7, 2015 in the principal amount of $50,000 issued to SBI Investments LLC	Incorporated by reference to Amendment No. 1 the Registrant’s Quarterly Report on Form 10-Q/A filed with the Securities and Exchange Commission on November 30, 2015

10.69	Convertible promissory note of Registrant dated August 14, 2015 in the principal amount of $82,000 issued to Carebourn Capital LLC.	Incorporated by reference to Amendment No. 1 the Registrant’s Quarterly Report on Form 10-Q/A filed with the Securities and Exchange Commission on November 30, 2015

10.70	Convertible promissory note of Registrant dated September 3, 2015 in the principal amount of $127,050 issued to LG Capital Funding LLC	Incorporated by reference to Amendment No. 1 the Registrant’s Quarterly Report on Form 10-Q/A filed with the Securities and Exchange Commission on November 30, 2015

10.71	Convertible promissory note of Registrant dated September 21, 2015 in the principal amount of $50,000 issued to SBI Investments LLC	Incorporated by reference to Amendment No. 1 the Registrant’s Quarterly Report on Form 10-Q/A filed with the Securities and Exchange Commission on November 30, 2015

10.72	Convertible promissory note of Registrant dated September 22, 2015 in the principal amount of $60,000 issued to Carebourn Capital LLC.	Incorporated by reference to Amendment No. 1 the Registrant’s Quarterly Report on Form 10-Q/A filed with the Securities and Exchange Commission on November 30, 2015

10.73	Convertible promissory note of Registrant dated September 23, 2015 in the principal amount of $63,41.60 issued to GHS Investments, LLC	Incorporated by reference to Amendment No. 1 the Registrant’s Quarterly Report on Form 10-Q/A filed with the Securities and Exchange Commission on November 30, 2015

10.74	Convertible promissory note of Registrant dated September 30, 2015 in the principal amount of $27,778 issued to Bluestem Advisors LLC.	Incorporated by reference to Amendment No. 1 the Registrant’s Quarterly Report on Form 10-Q/A filed with the Securities and Exchange Commission on November 30, 2015

10.75	Convertible promissory note of Registrant dated October 5, 2015 in the principal amount of $85,000 issued to Carebourn Capital LLC.	Incorporated by reference to Amendment No. 1 the Registrant’s Quarterly Report on Form 10-Q/A filed with the Securities and Exchange Commission on November 30, 2015

10.76	Convertible promissory note of Registrant dated October 7, 2015 in the principal amount of $75,000 issued to SBI Investments LLC	Incorporated by reference to Amendment No. 1 the Registrant’s Quarterly Report on Form 10-Q/A filed with the Securities and Exchange Commission on November 30, 2015

10.77	Investment Agreement between Registrant and N600PG, LLC dated December 2, 2015	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2016

10.78	Registration Rights Agreement between Registrant and N600PG, LLC dated December 2, 2015	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2016

14.1	Registrant’s Code of Ethics	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2012.

21.1	List of Subsidiaries	None

23.1	Consent of BF Borgers CPA PC	Filed herewith

23.2	Consent of SD Mitchell & Associates, PLC (included in Exhibit 5.1)	Filed herewith

23.3	Consent of GBH CPAs, PC	Filed herewith

Interactive Data Files	For the nine months ended September 30, 2015 and 2014
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	Filed herewith
101.INS	XBRL Instance Document	Filed herewith
101.SCH	XBRL Taxonomy Extension Schema Document	Filed herewith
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	Filed herewith
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document	Filed herewith
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	Filed herewith

Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

For the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

2.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned company or its securities provided by or on behalf of the undersigned registrant; and

4.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in Costa Mesa, California on January 15, 2016.

EVENTURE INTERACTIVE, INC.

By:	/s/ Gannon Giguiere
Gannon Giguiere
President and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Harvey	/s/ Michael Rountree
Jason Harvey	Michael Rountree
Chief Executive Officer	Chief Financial Officer, Treasurer and Secretary
(Principal Financial Officer and Principal
Date: January 15, 2016	Accounting Officer)
Date: January 15, 2016